Exhibit 10.1

[●]:  THE IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

AGREEMENT TO ENTER INTO LEASE AND PURCHASE OPTION

This AGREEMENT TO ENTER INTO LEASE AND PURCHASE OPTION (this “Agreement”) is made as of June 5, 2020 (the “Effective Date”), by and between Pacific Gas and Electric Company, a California corporation (“PG&E”), and TMG BAY AREA INVESTMENTS II, LLC, a Delaware limited liability company (“TMG”; and together with PG&E, the “Parties” and each a “Party”).

RECITALS

A.          TMG intends to cause its subsidiary BA2 300 LAKESIDE LLC (“Landlord”) to purchase that certain real property commonly known as the Lakeside Project, located in Oakland, California, with Assessor’s Parcel Number 8-652-1-5 (the “Project”) pursuant to that certain Agreement of Sale and Purchase, dated as of February 28, 2020 by and between TMG and SIC – Lakeside Drive, LLC, a Delaware limited liability company, (as amended through the Effective Date, collectively, the “PSA”).

B.          Concurrently with the close of escrow and Landlord’s purchase of the Project under the PSA (the “Closing”), TMG intends to cause Landlord to lease office space within that certain building located on the Project commonly known as 300 Lakeside Drive (the “Building”) to PG&E, and grant PG&E an option to purchase the Building, along with rights, title, and interests to the land thereunder (the “Lease and Purchase Option”) pursuant to that certain Office Lease, by and between Landlord and PG&E, as tenant, as attached hereto as Exhibit A (the “Lease Agreement”).  The purchase of the Project by Landlord under the PSA together with the Lease and Purchase Option under the Lease Agreement are collectively referred to herein as the “Transaction”.

C.          PG&E is a debtor in the chapter 11 cases currently pending before the United States Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”) (Lead Case No. 19-30088 (DM)) (the “Chapter 11 Cases”), and intends to enter into the Lease Agreement subject to the conditions set forth herein.

D.          The Board of Directors of PG&E has approved this Agreement and the Lease Agreement.

E.          PG&E and TMG both desire for PG&E to obtain Bankruptcy Court approval of this Agreement and the Lease Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.           Agreement to Lease.

a.          TMG agrees to cause Landlord to enter into, and PG&E agrees to enter into, the Lease Agreement contingent solely upon the satisfaction of the following conditions: (i) the Closing (the parties obligations related to which are described in  Section 3 hereof); (ii) entry of an order by the Bankruptcy Court authorizing PG&E’s entry into this Agreement and the Lease

Agreement that is not stayed and either: (A) the expiration of all applicable appeal periods applicable to the Bankruptcy Approval with no appeal having been taken, or (B) any appeal of the Bankruptcy Approval is (i) dismissed, denied, vacated or (ii) otherwise resolved provided that any resolution pursuant to this clause (ii) is reasonably satisfactory to PG&E, TMG and TMG’s lender (the “Bankruptcy Approval”), (the parties obligations related to which are described in Section 2 hereof); (iii) the issuance to PG&E of an ALTA leasehold policy of title insurance insuring the leasehold estate and the option to purchase the fee simple estate in the Building created by the Lease Agreement as vested in PG&E (the “Title Insurance Policy”), including permitted exceptions shown on Exhibit B hereto or as may be approved by PG&E in its reasonable discretion, by a reputable title insurance company selected by PG&E and licensed to do business in the State of California (collectively, (i) through (iii), the “Conditions”).

b.    TMG shall provide PG&E with written notice ten (10) business days prior to the anticipated date for the Closing (the “Projected Closing Date”).  At least five (5) business days prior to the Projected Closing Date, PG&E shall and TMG shall cause Landlord to deliver into escrow: (i) duly executed signatures to the Lease Agreement; (ii) duly notarized signatures on the Memorandum of Lease and Option contemplated by Section 35.9 of the Lease Agreement (the “Memo”); and (iii) duly notarized signatures on the Closing SNDA (as defined below), if applicable, which signature pages shall not be considered delivered except as provided in Section 1.c. below.

c.    Upon the date of satisfaction of the Conditions, the Parties shall cause the escrow agent to: (i) insert the date on which the Conditions were all satisfied as the Lease Date in the Basic Information of the Lease Agreement and into the Memo and the Closing SNDA, if any; (ii) insert the Landlord’s payment address into the Lease Agreement in the Basic Information of the Lease Agreement; (iii) replace the Baseline Conditions in the attached form of Lease Agreement with the Commencement Baseline Conditions (as defined below); (iv) record the Memo and the SNDA; and (v) cause the issuance of the Title Insurance Policy, and PG&E shall deliver to Landlord the LOC required under Section 31.5 of the Lease Agreement.

d.    At least ten (10) business days before the Closing (i) TMG shall provide PG&E notice of any updates needed to the Baseline Conditions as a result of changed circumstances to make all terms of the Landlord Certificate correct as of such date (the “Commencement Baseline Conditions”).   In the event that any changes to the Baseline Conditions are Prohibited Changes (as defined in Exhibit C), PG&E shall have the option of terminating this Agreement by notice to TMG on or before the date that is three (3) business days later, and (ii) if Landlord intends to obtain debt financing in order to purchase the Property at Closing, Landlord shall deliver a proposed draft SNDA contemplated by Section 21.1 of the Lease Agreement and TMG and PG&E shall use commercially reasonable efforts to negotiate with the proposed lender to finalize an SNDA providing the protections to PG&E contemplated by Section 21.1 of the Lease Agreement (the “Closing SNDA”).  For avoidance of doubt PG&E’s obligations under this Section 1.d. shall not include any obligation to accept a Closing SNDA that does not satisfy the provisions of Section 21.1 of the Lease Agreement.

2.           Bankruptcy Court Approval.  PG&E shall file with the Bankruptcy Court a motion to seek authorization to enter into this Agreement and the Lease Agreement upon the conditions set forth herein, such filing to occur on or before June _, 2020 provided that TMG has provided

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approval of the redactions pursuant to the last sentence hereof on or before ______, 2020.  PG&E’s obligations under this Agreement will be subject to and conditioned upon receipt of Bankruptcy Approval.  PG&E shall provide TMG with copies of such motion at least 24 hours prior to filing them with the Bankruptcy Court and PG&E shall use commercially reasonable efforts to provide TMG with copies of any related pleading, including without limitation any reply that PG&E files with respect to the Motion at least 24 hours prior to filing them with the Bankruptcy Court.  In no event shall PG&E make public the terms or content of the PSA without the prior written consent of TMG.  In addition, PG&E shall redact the Lease Agreement to exclude confidential information about the PSA or the Project, which redaction shall be reasonably approved by TMG prior to submittal but no later than June 7, 2020.  Notwithstanding the forgoing the parties understand and agree that the restrictions in this Section 2 shall not limit either parties obligations to comply with any court orders or legal requirements.

3.          Obligations to Purchase the Project. TMG shall be obligated to perform all of its obligations under the PSA and cause the Closing to occur pursuant to the terms of the PSA subject to: (a) the occurrence of Bankruptcy Approval; (b) PG&E’s performance in all material respects of its obligations hereunder (including the provisions of Section 1.d. relating to the Closing SNDA; (c) there having been no prior termination of this Agreement under the terms hereof; (d) Seller’s performance in all material respects of its obligations under the PSA; (e) there being no material adverse change in the condition of the Project after the Effective Date; and (f) TMG obtaining a loan (the “Loan”) for the acquisition of the Property and the capital improvement required under the Lease on terms (“Minimum Financing Terms”) no less favorable than those described on the attached Exhibit D (this item (f) shall be referred to as the “Financing Contingency”); provided, however that TMG shall be obligated to use commercially reasonable efforts to cause all of the foregoing conditions to be satisfied, including using commercially reasonable efforts to: close on financing that is at least as favorable to TMG as the Minimum Financing Terms; and cause satisfaction of any conditions to Closing under the PSA that are within TMG’s control and are consistent with TMG’s obligations under the PSA. PG&E shall be obligated to reasonably cooperate with TMG, at no out of pocket cost or expense and at no liability to PG&E, in connection with efforts to cause the Financing Contingency to be satisfied.  For avoidance of doubt TMG’s obligations under this Section 3 shall not include any obligation to accept a Loan that contains any terms less favorable to TMG than any of the Minimum Financing Terms and TMG shall have absolutely no obligations or liability to PG&E if Closing fails to occur due to failure of any of the conditions set forth in this Section 3 unless such failure is cause by a breach of TMG’s failure to use commercially reasonable efforts as set forth above.

4.          Termination. Unless the Parties otherwise agree in writing, this Agreement shall automatically terminate and be of no further force and effect and neither Party shall have any obligation to enter into the Lease Agreement:

a.     if the Lease Agreement has not been entered into (other than as a result of either party wrongfully refusing to do so after all conditions specified above have been satisfied) by December 15, 2020;

b.     upon entry of an order by the Bankruptcy Court denying PG&E’s motion to authorize its entry into this Agreement and the Lease Agreement; or

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c.     if the PSA is terminated prior to Closing.

5.           Approval of Disclosure.  Subject to the terms of Section 2, it is understood and agreed by the Parties that in order to effectuate the intent of this Agreement, it may be necessary or appropriate for PG&E to make public disclosures of the terms of this Agreement and the Lease Agreement and notwithstanding any prior confidentiality agreements of the Parties to the contrary the Parties agree to such public disclosures.

6.           Time of Essence. It is understood and agreed by the Parties that time is of the essence in the performance of the obligations of this Agreement.

7.          Binding on Successors. Subject to Sections 8 and 10 below, the rights and obligations of the Parties under this Agreement shall inure to the benefit of and bind their respective heirs, successors and permitted assigns.

8.          Assignment. This Agreement may be assigned by PG&E without TMG’s consent in circumstances where PG&E would be permitted to assign the Lease Agreement pursuant to Section 17.9 thereof without TMG’s consent. TMG may not assign its rights under this Agreement.

9.          Counterparts; Digital Signatures.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.  Each Party (i) has agreed to permit the use, from time to time, of telecopied handwritten signatures in order to expedite the Transaction contemplated by this Agreement, (ii) intends to be bound by its telecopied handwritten signature, (iii) is aware that the other will rely on the telecopied handwritten signature, and (iv) acknowledges such reliance and waives any defenses (other than fraud) to the enforcement of any document based on the fact that a signature was sent by telecopy.  As used herein, the term “telecopied signature” shall mean any handwritten signature sent via facsimile or via email in portable document format (“.pdf”) but does not include any computer-generated signature or any other signature that is not handwritten.

10.         Effectiveness; Indemnity. This Agreement shall be effective and binding on TMG on the Effective Date. Upon the Effective Date, TMG and PG&E shall proceed in good faith to seek Bankruptcy Approval; however, no provision of this Agreement shall be binding on PG&E until such Bankruptcy Approval is obtained but will be binding on PG&E after Bankruptcy Approval. Each Party shall indemnify the other Party for any losses, costs or damages arising from its breach of any term of this Agreement; provided, however, that neither Party shall be liable for more than $5,000,000 in damages for breach of this Agreement.

11.        Status Updates.   At all times following the date of this Agreement TMG shall use reasonable efforts to keep PG&E informed of the status of the PSA and closing thereunder, any changes to the equity commitments of TMG and TMG’s pursuit of a Loan and satisfaction of the Financing Contingency.    Without limiting the foregoing, TMG shall: (a) report to PG&E at least every two weeks regarding the status of TMG’s discussions with lenders; (b) respond to request for status updates posed by PG&E; and (c) provide to counsel for PG&E copies of the following information: (i) all loan solicitation documentation; (ii) loan proposals and commitment letters; (iii) draft loan documents; and (iv) correspondence from counsel for TMG to counsel for Lenders.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the Effective Date.

PG&E: Pacific Gas and Electric Company, a California corporation

By:	/s/ William D. Johnson
	Name:	William D. Johnson
	Title:	CEO and President

TMG: TMG BAY AREA INVESTMENTS II, LLC, a Delaware limited liability company

By:	/s/ Matt Field
	Name:	Matt Field
	Title:	President

[Signature Page to Agreement to Enter into Lease and Purchase Option]

Exhibit A

OFFICE LEASE

LAKESIDE TOWER
OAKLAND, CALIFORNIA

LANDLORD:

BA2 300 LAKESIDE LLC,
a Delaware limited liability company

AND

TENANT:

PACIFIC GAS AND ELECTRIC COMPANY,
a California corporation

TABLE OF CONTENTS

Page

1.	Definitions		1
	1.1.	Terms Defined	1
	1.2.	Certain Defined Terms	11
2.	Lease of Premises		11
3.	Term; Delivery of Each Phase; Condition and Acceptance of Premises		11
	3.1.	Term	11
	3.2.	Delivery of the Premises	12
	3.3.	Intentionally deleted.	13
	3.4.	Condition and Acceptance of Each Phase of the Premises	13
	3.5.	Confirmation of Commencement Date and Delivery Dates	13
4.	Rent		14
	4.1.	Obligation to Pay Base Rent	14
	4.2.	Manner of Rent Payment	14
	4.3.	Additional Rent	14
	4.4.	Late Payment of Rent; Interest	14
5.	Calculation and Payments of Escalation Rent		14
	5.1.	Estimated Escalation Rent	14
	5.2.	Statements and Adjustment	15
	5.3.	Audit Rights	15
	5.4.	Cost Pools	16
	5.5.	Proration for Partial Year	17
	5.6.	Accounting Practices	17
	5.7.	Actual Expenses; Timing Limitations	17
	5.8.	Property Taxes; Project Assessed by SBE	17
	5.9.	Escalation Rent after Delivery of Phase A Tenant	18
6.	Impositions Payable by Tenant		19
7.	Use of Premises		19
	7.1.	Permitted Use	19
	7.2.	No Violation of Requirements	19

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	7.3.	Compliance with Requirements	19
	7.4.	No Nuisance	20
	7.5.	Environmental Laws; Use of Hazardous Materials	20
8.	Building Services and Utilities		21
	8.1.	Standard Tenant Services	21
	8.2.	Energy Efficiency	22
	8.3.	Over-standard Tenant Use	22
	8.4.	Interruption of Use	23
	8.5.	Abatement Events	23
	8.6.	Provision of Additional Services	23
	8.7.	Utilities and Janitorial Services	24
9.	Repairs and Maintenance		24
10.	Alterations to Premises		25
	10.1.	Landlord Consent; Procedure	25
	10.2.	General Requirements	25
	10.3.	Landlord’s Right to Inspect	26
	10.4.	Tenant’s Obligations Upon Completion	26
	10.5.	Repairs	26
	10.6.	Ownership and Removal of Alterations	26
	10.7.	Minor Alterations	27
	10.8.	Landlord’s Fee	27
11.	Liens		27
12.	Damage or Destruction		27
	12.1.	Obligation to Repair	27
	12.2.	Landlord’s Election	28
	12.3.	Tenant’s Election	28
	12.4.	Cost of Repairs	28
	12.5.	Damage at End of Term	29
	12.6.	Waiver of Statutes	29
13.	Eminent Domain		29
	13.1.	Effect of Taking	29
	13.2.	Condemnation Proceeds	30
	13.3.	Restoration of Premises	30

	13.4.	Taking at End of Term	30
	13.5.	Tenant Waiver	30
14.	Insurance		30
	14.1.	Liability Insurance	31
	14.2.	Form of Policies	32
	14.3.	[Intentionally Omitted.]	32
	14.4.	Tenant’s Self- Insurance	32
	14.5.	Landlord’s Insurance	33
15.	Waiver of Subrogation Rights		35
16.	Tenant’s Waiver of Liability and Indemnification		36
	16.1.	Waiver and Release	36
	16.2.	Indemnification of Landlord	36
	16.3.	Indemnification of Tenant	37
17.	Assignment and Subletting		37
	17.1.	Compliance Required	37
	17.2.	Request by Tenant; Landlord Response	38
	17.3.	Standards and Conditions for Landlord Approval	38
	17.4.	Costs and Expenses	38
	17.5.	Payment of Excess Rent and Other Consideration	39
	17.6.	Assumption of Obligations; Further Restrictions on Subletting	39
	17.7.	No Release	39
	17.8.	No Encumbrance; No Change in Permitted Use	40
	17.9.	Right to Assign or Sublease Without Landlord’s Consent	40
18.	Rules and Regulations		41
19.	Entry of Premises by Landlord; Modification to Common Areas		41
	19.1.	Entry of Premises	41
	19.2.	Renovations	41
	19.3.	Waiver of Claims	42
20.	Default and Remedies		42
	20.1.	Events of Default	42
	20.2.	Landlord’s Remedies Upon Occurrence of Event of Default	43
	20.3.	Damages Upon Termination	44
	20.4.	Computation of Certain Rent for Purposes of Default	44

	20.5.	Landlord’s Right to Cure Defaults	44
	20.6.	Waiver of Forfeiture	45
	20.7.	Remedies Cumulative	45
	20.8.	Landlord’s Default	45
	20.9.	Tenant’s Self-Help	45
21.	Encumbrances; Subordination, Attornment and Nondisturbance		46
	21.1.	Encumbrances	46
	21.2.	Notice to Encumbrancer	47
	21.3.	Rent Payment Direction	47
22.	Sale or Transfer by Landlord; Lease Non-Recourse		47
	22.1.	Transfer by Landlord	47
	22.2.	Release of Landlord on Transfer	47
	22.3.	Lease Nonrecourse to Landlord; Limitation of Liability	48
	22.4.	Limitation of Liability of Tenant	48
23.	Estoppel Certificate		48
	23.1.	Procedure and Content	49
	23.2.	Effect of Certificate	49
	23.3.	Landlord Certificate	49
24.	No Light, Air, or View Easement		49
25.	Holding Over		50
26.	Bicycle Spaces		50
27.	Waiver		50
28.	Notices; Tenant’s Agent for Service		50
29.	Parking		51
	29.1.	Exclusive Use Spaces	51
	29.2.	No Other Parking Spaces	52
	29.3.	Management of Parking Facility	52
	29.4.	Waiver of Liability	52
	29.5.	Third Party Owner of Parking Facility	52
30.	[Intentionally Omitted]		52
31.	Grant of Purchase Option		52
	31.1.	Purchase Option	53
	31.2.	Purchase Option Period	53

	31.3.	Exercise of Purchase Option	54
	31.4.	Purchase Price	55
	31.5.	Option Payment Letter of Credit	55
	31.6.	Landlord Covenants	56
	31.7.	Landlord Certificate	57
	31.8.	Subdivision	57
	31.9.	Remedies; Return of Option Payment Letter of Credit	58
32.	Roof Garden		60
33.	Tenant’s Signage		60
	33.1.	Tenant’s Building Sign	60
	33.2.	Conditions	60
	33.3.	Removal	61
	33.4.	No Representations	61
	33.5.	[●]	61
34.	Communications, Computer Lines, and Equipment		61
	34.1.	Lines; Identification Requirements	61
	34.2.	Interference	62
	34.3.	Roof-Top Equipment	62
35.	Miscellaneous		63
	35.1.	No Joint Venture	63
	35.2.	Successors and Assigns	63
	35.3.	Severability	63
	35.4.	Entire Agreement	63
	35.5.	Governing Law	64
	35.6.	Mandatory Negotiation and Mediation	64
	35.7.	Standards of Performance and Approvals	65
	35.8.	Brokers	65
	35.9.	Memorandum of Lease and Option	65
	35.10.	Quiet Enjoyment	65
	35.11.	Force Majeure	66
	35.12.	Surrender of Premises	66
	35.13.	Intentionally Omitted	66
	35.14.	Exhibits	66

v

	35.15.	Survival of Obligations	66
	35.16.	Time of the Essence	67
	35.17.	Waiver of Trial By Jury	67
	35.18.	Consent to Venue; Waiver of Counterclaim	67
	35.19.	Financial Statements	67
	35.20.	Modification of Lease	67
	35.21.	No Option	67
	35.22.	Independent Covenants	68
	35.23.	Compliance with Anti-Terrorism Law	68
	35.24.	Rent Not Based on Income	68
	35.25.	Tenant’s Authority	68
	35.26.	Hazardous Materials Disclosure	68
	35.27.	Accessibility Disclosure	68
	35.28.	24/7 Access	69
	35.29.	Counterparts	69
36.	Security Deposit Letter of Credit		63

OFFICE LEASE

LAKESIDE TOWER

OAKLAND, CALIFORNIA

This Basic Lease Information is incorporated into and made a part of this Lease.  Each reference in this Lease to the Basic Lease Information shall mean the applicable information set forth in the Basic Lease Information, except that in the event of any conflict between an item in the Basic Lease Information and any other provision of this Lease, this Lease shall control.

Lease Date:	______________, 2020 [to be dated as set forth in the Agreement to Lease]
Landlord:	BA2 300 LAKESIDE LLC, a Delaware limited liability company
Tenant:	PACIFIC GAS AND ELECTRIC COMPANY, a California corporation
Tenant’s Address for Notices:
Corporate Real Estate Transactions Dept.
Pacific Gas and Electric Company
P.O. Box 770000, Mail Code N131
San Francisco, CA 94177
OR
245 Market Street, Room 1377
San Francisco, CA 94105

With a copy to:
Law Department
Pacific Gas and Electric Company
P.O. Box 7442
San Francisco, CA 94120
Attn: Sr. Director & Counsel,
Contracts Section (Real Estate)
OR
77 Beale Street, Mail Code B30A
San Francisco, CA 94105
Attn: Sr. Director & Counsel,
Contracts Section (Real Estate)

With a copy to:
Pillsbury Winthrop Shaw Pittman LLP
Four Embarcadero Center, Suite 2200
San Francisco, California 94111
Attention:  Rachel B. Horsch, Esq.
Telephone: (415) 983-1193
Facsimile: (415) 983-1200

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Email: rachel.horsch@pillsburylaw.com
Landlord’s Address for Notices:
BA2 300 LAKESIDE LLC
c/o TMG Partners
100 Bush Street, 26th Floor
San Francisco, California  94104
Attn:  Lynn Tolin

With a copy to:

BA2 300 LAKESIDE LLC
c/o TMG Partners
100 Bush Street, 26th Floor
San Francisco, California  94104
Attn:  Scott Verges, General Counsel

Landlord’s Address for Payments:	_____________________ [to be added prior to execution] _____________________ _____________________
Project:
The office project located in the City of Oakland, County of Alameda, State of California, which is an approximately 7 acre site containing a full city block bounded by Webster Street to the west, 21st Street to the north, Harrison Street to the east, and 20th Street to the south, and including (i) the Building (as defined below), (ii) the buildings known as the 20th Street Mall and the Webster Street Mall, respectively (each, including the Building, being sometimes referred to herein as a “Project Building”), and (iii) a 5-story Parking Facility currently containing approximately 1,405 parking stalls (the “Parking Facility”) that is topped with a landscaped roof garden (the “Roof Garden”), and the land (improved with landscaping and other improvements) upon which the foregoing are located, all of which is depicted on the Site Plan attached hereto as Exhibit A; provided, however, Landlord reserves the right to make changes to the Project as described in Article 19 of this Lease, subject to the restrictions stated therein, and as otherwise permitted by this Lease or any other written agreement approved by Tenant.

Building:	The existing 28-story office building, containing approximately 910,000 rentable square feet of office space and commonly referred to as 300 Lakeside Tower, Oakland, CA.

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Premises:
Approximately 902,098 rentable square feet of space comprising the entire rentable square footage of the Building (excluding Suites 120, 130 and A21) as further described in Exhibit B attached hereto and incorporated herein by reference, which shall be delivered to Tenant as set forth in this Lease, generally in two phases ( “Phase A” and “Phase B”, respectively, and each a “Phase”), with each of Phase A and Phase B consisting of subdivided spaces, each as set forth in Schedule 1, as Schedule 1 may be modified from time to time by Landlord as described in Section 3.2 of the Lease (a “Sub-Phase”), as follows:

(a) Phase A shall consist of approximately 714,811 rentable square feet of space in the Building as further described in Exhibit B attached hereto and shall be delivered by Landlord to Tenant in the Sub-Phases as described in Schedule 1, as Schedule 1 may be adjusted by Landlord as described in Section 3.2 of this Lease; and

(b) Phase B shall consist of the approximately 187,287 rentable square feet of space in the Building as further described in Exhibit B attached hereto and shall be delivered by Landlord to Tenant in the Sub-Phases as described in Schedule 1, as Schedule 1 may be adjusted by Landlord as described in Section 3.2 of this Lease.

The term “Premises” shall initially mean the rentable square footage of the first Sub-Phase of Phase A delivered to Tenant in the condition required under this Lease. As of each subsequent Delivery Date, the term “Premises” shall be modified to mean (i) the Phases and Sub-Phases previously delivered to Tenant, and (ii) the additional Phases and Sub-Phases delivered to Tenant on such Delivery Date, so that, ultimately, as of the last Delivery Date, the term “Premises” shall include each Phase, and shall be comprised of all of the leasable area of the Building other than the following: (a) Suite 130, which contains approximately 1,900 rentable square feet of space in the Building to be used by Landlord as a property management office or for other Project-related uses, (b) Suite A21, which contains approximately 903 rentable square feet and used by Building ownership as the Building vault and archives, and (c) Suite 120, which contains approximately 5,155 rentable square feet of space in the Building for retail space.

The portions of each Sub-Phase of the Premises that are to be improved as office space are identified on Schedule 1 and are referred to herein as “Office Space”.

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Delivery Date:	The date determined pursuant to Section 3.2 for any Sub-Phase of Phase A or Phase B.
Commencement Date:	The first Delivery Date of any Sub-Phase of Phase A.
Term:	The period commencing on the Commencement Date and ending on the Expiration Date (or any earlier date on which this Lease is terminated as provided herein).
Expiration Date:	As of the Commencement Date, the Expiration Date shall be the last day of the four hundred nineteenth (419th) full calendar month after the Commencement Date.
Base Rent (Industrial Gross):
Starting on the Commencement Date and continuing through the last day of the 12th full calendar month of the Term, Base Rent (on an annual basis) shall be $57.00 per rentable square foot of the Premises, subject to adjustment as set forth in the Work Letters.

Effective as of the first day of the first calendar month following the first anniversary of the Commencement Date and on each subsequent anniversary thereafter until the Expiration Date, the Base Rent then in effect shall be increased by three percent (3%) of the Base Rent then in effect.

Tenant’s Proportionate Share:
A fraction, the numerator of which is initially the total rentable square footage of the portion of the Premises delivered to Tenant on the Commencement Date and the denominator of which is the rentable square footage of the Building.  As of each subsequent Delivery Date, the numerator of such fraction shall be increased to include the additional rentable square footage added to the Premises on such date, so that, ultimately, as of the date on which all of the Phases of the Premises have been delivered to Tenant, Tenant’s Proportionate Share shall be 99.1%.

Base Year:	Calendar year 2022
Security Deposit:	Seventy Five Million Dollars ($75,000,000.00) in the form of an irrevocable and unconditional negotiable standby letter of credit as further described in this Lease.
Permitted Use:	General office use and such associated ancillary legal uses to the extent permitted in the applicable zoning ordinance of the City of Oakland, and for no other uses or purposes.

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Parking:	425 parking spaces within the Parking Facility as set forth in Article 29.
Brokers:	None

Exhibits:

Exhibit A:	Site Plan of the Project
Exhibit B:	Description of Premises
Exhibit C:	Confirmation of Commencement Date and Delivery Dates (for Each Sub-Phase)
Exhibit D:	Work Letter(s)
Exhibit D-1:	Landlord Work/Tenant Improvements Work Letter
Exhibit D-2:	Base Building Work Letter
Exhibit D-3:	Seismic Work Letter
Exhibit E:	[Intentionally Omitted]
Exhibit F:	Rules and Regulations
Exhibit G:	SNDA
Exhibit H:	Subdivision – Boundary of Property Line
Exhibit I	Purchase Agreement
Exhibit J:	Reciprocal Easement Agreement Terms
Exhibit K:	Disclosure Notice Regarding Hazardous Materials and List of Environmental Documents
Exhibit L:	Memorandum of Lease and Option
Exhibit M:	Form of Estoppel Certificate
Exhibit N:	Landlord Certificate
Exhibit O:	Landlord Budget
Exhibit P:	Form of Option Payment Letter of Credit
Exhibit Q	Letter of Credit Terms
Exhibit R:	Form of Security Deposit Letter of Credit

Schedule 1:	Phases and Sub-Phases; Office Space

5

OFFICE LEASE

THIS LEASE is made and entered into by and between Landlord and Tenant as of the Lease Date.

Landlord and Tenant hereby agree as follows:

1.           Definitions.

1.1.        Terms Defined.  The following terms have the meanings set forth below.  Certain other terms have the meanings set forth elsewhere in this Lease.

Accessibility Laws: the Americans With Disabilities Act (42 U.S.C. § 12101 et seq.) and Title 24 of the California Code of Regulations and all regulations and guidelines promulgated thereunder.

Alterations:  Alterations, additions or other improvements to the Premises made by or on behalf of Tenant (other than the initial leasehold improvements, if any, made by or on behalf of Tenant pursuant to the Work Letter, if any).

Anti-Terrorism Law:  Any Requirements relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them.

Applicable Laws:  All applicable laws, statutes, ordinances, orders, judgments, decrees, regulations, permit conditions, and requirements of all courts and all federal, state, county, municipal or other governmental or quasi-governmental authorities, departments, commissions, agencies and boards now or hereafter in effect, including, but not limited to, Accessibility Laws.

Bankruptcy Code:  The United States Bankruptcy Code.

Base Operating Expenses:  The Operating Expenses allocable to the Base Year. In the event any portion of the Project is covered by a warranty or service agreement at any time during the Base Year and to the extent the Project is not covered by such warranty or service agreement during a subsequent calendar year, then Operating Expenses for the Base Year shall be deemed increased by such amount as Landlord would have included in Operating Expenses if such expenses were incurred during the Base Year with respect to the items or matters covered by the subject warranty, but such warranty or service agreement had not been in effect at the time. If Landlord does not maintain earthquake insurance during the Base Year but maintains earthquake insurance subsequent to the Base Year, the insurance component for the Base Year shall be grossed up to reflect the amount of the insurance premiums that would have been incurred if Landlord had carried the same earthquake insurance coverage during the Base Year.

Base Real Property Taxes:  The Real Property Taxes allocable to the Base Year.  If Landlord receives a reduction in Real Property Taxes allocable to the Base Year as a result of a commonly called Proposition 8 application for such year, then Base Real Property Taxes shall reflect such reduction; and if Landlord subsequently receives a reduction in Real Property Taxes allocable to any subsequent year as a result of a Proposition 8 application, then Real Property Taxes for such subsequent year shall reflect such reduction.

Base Year:  The term “Base Year” shall have the meaning set forth in the Basic Lease Information.

Building:  The term “Building” shall have the meaning set forth in the Basic Lease Information.

Bridge/Tunnel Agreements: The certain Ordinance No. 8005 C.M.S. granting a franchise [●], to construct, maintain and operate a tunnel and bridge for the transportation of people and material under and over certain designated areas in 21st Street, dated July 24, 1969 as the same may be amended from time to time and that certain Tunnel and Bridge Agreement dated as of December __ 1983 [sic] by and among Ordway Associates, [●] as the same may be amended from time to time.

Building Common Areas:  Those portions of the Building that are provided, from time to time, for use by Landlord, Tenant and any other tenants of the Building and are designated as such by Landlord from time to time.

Building Holidays:  New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving, Christmas Day and any other holidays generally recognized in the State of California.

Building Standard Hours:  7 a.m. to 7 p.m. on weekdays (except Building Holidays).

Building Systems:  The life-safety, electrical, lighting, mechanical, heating, ventilation, air-conditioning, plumbing, fire-protection, telecommunications, or other utility systems serving the Building, in general, but excluding the following which are not part of Building Systems and are referred to in this Lease as “Tenant Systems”: (i) any equipment that is separately installed by or on behalf of Tenant or for Tenant’s over-standard uses; and (ii) any distribution systems or equipment existing within the Premises and serving only the Premises, including, without limitation, electrical and lighting systems, pipes and plumbing, HVAC systems, chilled and heating water and fan coil units within the Premises.

Casualty:  Fire, earthquake, or any other event of a sudden, unexpected, or unusual nature.

Casualty Discovery Date:  The term “Casualty Discovery Date” shall have the meaning set forth in Section 12.1.

Claims:  Any and all obligations, losses, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, suits, orders or judgments), causes of action, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses).

Common Areas: Project Common Areas and Building Common Areas, as designated by Landlord from time to time.

Comparable Buildings:  Other Class A high-rise office buildings comparable to the Building in the Lake Merritt and Downtown Oakland submarkets of Oakland, California

Control:  Ownership of more than fifty percent (50%) of all of the voting stock of a corporation or more than fifty percent (50%) of all of the legal and equitable interest in any other business entity.

Delivery Date:  The term “Delivery Date” is defined in the Basic Lease Information.

Developer Lease:  A lease of Suite 120 to an affiliate of Landlord that satisfies the following requirements: (i) the sole purposes of the Lease shall be to sublease to [●]; (ii) the term of the Lease (after taking into account any extension rights) shall not go beyond the date that is ten (10) years after the Lease Date and (iii) the form of lease shall be subject to reasonable review and approval of Tenant and shall include significant holdover penalty provisions.

Encumbrance:  Any ground lease or underlying lease, or the lien of any mortgage, deed of trust, or any other security instrument now or hereafter affecting or encumbering the Building, or any part thereof or interest therein.

Encumbrancer:  The holder of the beneficial interest under an Encumbrance.

Environmental Laws:  All Requirements relating to the environment, health and safety, or the use, generation, handling, emission, release, discharge, storage or disposal of Hazardous Materials.

Escalation Rent:  Tenant’s Proportionate Share of the total dollar increase for the applicable calendar year, if any, in (a) Operating Expenses allocable to such calendar year, or part thereof, after the Base Year, over the amount of Base Operating Expenses, and (b) except as provided in Section 5.8 of this Lease, Real Property Taxes allocable to the tax year or years occurring in each such calendar year, or part thereof, after the Base Year, over the Base Real Property Taxes.  If the Building or Project is less than one hundred percent (100%) occupied during any part of any year (including the Base Year), Landlord shall make an appropriate adjustment of the variable components of Operating Expenses for that year, as reasonably determined by Landlord using sound commercial real estate accounting and management principles, to determine the amount of Operating Expenses that would have been incurred during such year if the Building or the Project had been one hundred percent (100%) occupied during the entire year.  This amount shall be considered to have been the amount of Operating Expenses for that year.  For purposes hereof, “variable components” include only those component expenses that are affected by variations in occupancy levels.

Event of Default:  Event of Default shall have the meaning set forth in Section 20.1.

Excess Rent:  Excess Rent shall have the meaning set forth in Section 17.5.1.

Executive Order No. 13224:  The term “Executive Order No. 13224” means Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism,” as may be amended from time to time.

Floor:  The entire rentable area of any floor in the Building.

Force Majeure:  Force Majeure shall have the meaning set forth in Section 35.12.

Hazardous Materials:  Petroleum, asbestos, polychlorinated biphenyls, radioactive materials, radon gas, or any chemical, material or substance now or hereafter defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “pollutants,” “contaminants,” “extremely hazardous waste,” “restricted hazardous waste” or “toxic substances,” or words of similar import, under any Environmental Laws.

Impositions:  Taxes, assessments, charges, excises and levies, business taxes, license, permit, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind at any time levied, assessed, charged or imposed by any Federal, State or local entity, (i) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures or other personal property located in the Premises, or the cost or value of any Alterations; (ii) any rent tax, gross receipts tax, sales or use tax, service tax, value added tax, or any other applicable tax based upon, or measured by, Tenant’s payment of, or Landlord’s receipt of, any Rent payable hereunder; (iii) upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; or (iv) upon this Lease transaction, or any document to which Tenant is a party creating or transferring any interest or estate in the Premises.  Impositions do not include franchise, transfer, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Imposition.

Indemnitees:  Indemnitees shall have the meaning set forth in Section 16.1.

Interest Rate:  The lesser of (i) ten percent (10%) per annum, or (ii) the Prime Rate plus five percent (5%); provided, however, that if such rate of interest shall exceed the maximum rate allowed by law, the Interest Rate shall be automatically reduced to the maximum rate of interest permitted by applicable law.

Investment Grade:  Investment Grade shall mean that at the time of such analysis the Tenant satisfies at least two of the following: (i) has received an Issuer Rating from Moody’s of at least Baa3; (ii) has received an Issuer Default Rating from Fitch of at least BBB-; and (iii) has received an Issuer Credit Rating from Standard and Poor’s of at least BBB-.

Land:  The land underlying the Project.

Minor Alterations:  Alterations (i) that do not require the issuance of a building or other governmental permit, authorization or approval, (ii) that do not require work to be performed outside the Premises in order to comply with Requirements, (iii) that do not affect the Building Systems or structure of the Building, and (iv) the cost of which does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in any one instance; provided, from and after the date on which Tenant occupies the entire Premises, Minor Alterations shall include all Alterations provided that they do not adversely affect the Building Systems or structure of the Building.

Net Worth:  The excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding, however, from the determination of total assets, goodwill and other intangibles.

Office Space:  The term “Office Space” shall have the meaning set forth in the Basic Lease Information.

Operating Expenses: All costs of management, operation, ownership, maintenance and repair of the Project, including, without limitation:  (i) salaries, wages, bonuses, other compensation and all payroll burden of employees, payroll, social security, worker’s compensation, unemployment and similar taxes and impositions with respect to such employees, and the cost of providing disability or other benefits imposed by law or otherwise with respect to such employees (prorated, in the case of employees performing services for one or more properties, on the basis of the estimated number of hours spent performing services for the Project); (ii) property management fees and expenses, including Landlord’s fees and expenses for any management performed by it; (iii) rental (or rental value) and other costs and expenses for the property management office in the Project, if any; (iv) insurance premiums and costs (including earthquake and/or flood if so elected by Landlord in its sole discretion), and the deductible portion of any insured loss under Landlord’s insurance or the amount that would be the deductible portion of such loss but for self-insurance thereof by Landlord; (v) maintenance, security, life safety and other services, such as alarm service, window cleaning, elevator maintenance, landscaping and uniforms (and the cleaning and/or replacement thereof) for personnel providing services; (vi) materials, supplies, tools and rental equipment; (vii) license, permit and inspection fees and costs; (viii) costs, fees and other expenses incurred by Landlord in connection with providing programs required by the City of Oakland or the County of Alameda with respect to the Project (for example, a transportation management program); (ix) sales, use and excise taxes, and gross receipts taxes (other than those payable by Tenant or other tenants as Impositions or otherwise pursuant to the applicable lease); (x) legal, accounting and other professional services for the Project, including costs, fees and expenses of contesting the validity or applicability of any law, ordinance, rule, regulation or order relating to the Project; (xi) the cost of supplies and services such as telephone, courier services, postage and stationery supplies; (xii) normal repair and replacement of worn-out equipment, facilities and installations; (xiii) Roof Garden Expenses; (xiv) all charges under any Recorded Documents from time to time; and (xv) expenditures for capital improvements made at any time to the Project (A) that are intended in Landlord’s judgment as labor saving devices, or to reduce or eliminate other Operating Expenses, or to effect other economies in the operation, maintenance, or management of the

Project, (B) that are necessary or appropriate in Landlord’s judgment for the health and safety of occupants of the Project, (C) that are necessary under any Requirements that were not applicable to the Project as of the Commencement Date, or (D) that are replacements of items which Landlord is obligated to maintain, with all such capital costs to be amortized over the useful life of the improvements determined in accordance with generally accepted accounting principles or  as otherwise reasonably determined by Landlord (or the applicable payback period, as reasonably determined by Landlord), provided that in the case of any capital improvement made to reduce other Operating Expenses, the amortization included in any year shall not exceed Landlord’s reasonable estimate of the actual savings achieved during the same period as a result of the making of such capital improvement, and except that Landlord may treat as costs chargeable in the calendar year incurred, and not as capital expenditures, any item that is less than Twenty-Five Thousand Dollars ($25,000) for the calendar year in question.

Notwithstanding anything to the contrary in the foregoing, Operating Expenses do not include: (1) Real Property Taxes; (2) legal fees, brokers’ commissions or other costs incurred in the negotiation, termination, or extension of leases or in proceedings involving a specific tenant; (3) depreciation or amortization on the building or the Project or components, systems or equipment therein except as set forth above; (4) interest or other payments (including payments of principal, points, and or other costs, fees or expenses) on account of any debt, including mortgages, deeds of trust or other security interests encumbering the building and/or the Project or incurred in connection with the acquisition, ownership or operation of the Building and/or the Project; (5) except as expressly permitted above, costs of items considered capital repairs, replacements, improvements and equipment; (6) costs for which Landlord is reimbursed, receives a credit or is otherwise compensated (other than tenant reimbursements for Operating Expenses); (7) reserves for anticipated future expenses beyond the current year, including reserves for capital items, bad debts, or rental losses; (8) advertising, marketing or promotional expenses; (9) interest or penalties incurred as a result of Landlord’s failure to pay any bill as it shall become due unless non-payment is due to Tenant’s default hereunder; (10) costs related to the operation of Landlord as an entity rather than the operation of the Project (including, without limitation, costs of formation of the entity, internal accounting unrelated to operation or management of the Project, legal matters related solely to the maintenance of Landlord as an entity and/or preparation of tax returns) or costs associated with marketing or selling the Project or any interest therein, or converting the Project to a different form of ownership; (11) costs and disbursements, and other expenses incurred in connection with leasing, renovating, or improving leasable space for tenants or other occupants or prospective tenants or occupants of the Project or costs (including, without limitation, permit, license, architectural, engineering, and inspection fees, and similar expenses); (12) costs of any services sold to tenants or other occupants for which Landlord reimbursed or is entitled to be reimbursed by such tenants or other occupants as an additional charge or rental over and above the base rent and escalation rent payable under the lease with such tenant or other occupant; (13) any costs of charitable or political contributions; (14) salaries, wages, bonuses, and other compensation paid to officers, directors, and executives of Landlord or its property manager above the rank of senior property manager; (15) any amount paid to any corporation or other entity related to Landlord or to the managing agent of Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (16) Utilities and Janitorial Costs; (17) Parking Facility Expenses; (18) accountants’ fees, attorneys’ fees and other professional fees and costs incurred in connection with proposals, negotiations or disputes with tenants or other occupants or prospective tenants or occupants of the Project, the enforcement of any leases (including unlawful detainer proceedings or the collection of rents), requests to assign or sublet, and the sale, transfer, financing or refinancing of the Project; (19) costs incurred in connection with services or other benefits which are provided to tenants or occupants other than Tenant, but not to Tenant, whether or not Landlord is entitled to reimbursement therefor; (20) ground lease rental payments; (21) costs for which Landlord has been compensated by a management fee, and any management fees in excess of those management fees which are normally and customarily charged by comparable landlords of comparable buildings for comparable services; (22) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building and/or the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis for comparable buildings; (23) costs incurred as the result of the negligence or willful misconduct of other tenants or of Landlord or Landlord’s employees, agents or contractors; (24) costs of repairs or improvements resulting from any faulty workmanship or defect in the design or construction of the Project, Building Systems, or any improvements installed by Landlord (as opposed to the cost of normal repair, maintenance and replacement expected in light of the specifications of the applicable construction materials and equipment); (25) costs incurred to cause the Building to comply with Applicable Laws that were in effect as of the Lease Date or otherwise necessitated as a result of the Subdivision (based on the current interpretation thereof by applicable governmental entity(ies)); (26) costs incurred in the event any portion of the Project is made untenantable by fire, earthquake, or other casualty or by exercise of rights of eminent domain or other cause, or to perform repairs or other work occasioned by loss or damage due to casualty or exercise of rights of eminent domain, whether or not paid for by insurance or condemnation proceeds; (27) Landlord’s general overhead and general and administrative expenses; (28) any rental and any associated costs for Landlord’s or Landlord’s agents’ management office, to the extent that such office is not utilized solely for the management operations of the Project, it being expressly agreed that marketing activity relative to space in the Building is not considered a management function, and any area of such office devoted to such marketing activity shall be excluded from the square footage of the management office which is allowed to be charged as an Operating Expense, (29) travel or entertainment expenses of Landlord for any purpose; (30) costs and expenses, including taxes and compensation paid to attendants or other persons, in connection with the operation of commercial concessions by Landlord, its subsidiaries or affiliates and/or all fees paid to any parking facility operator; (31) costs for sculpture, paintings or other objects of art installed as part of the future development of the Project; (32) costs of traffic studies, environmental impact reports, transportation system management plans, and traffic mitigation measures undertaken as part of the future development of the Project; (33) costs, taxes, and fees assessed by or payable to public authorities in connection with the future development of the Project (including, without limitation, costs, taxes and fees for infrastructure, transit, housing, schools, open space, child care and art work); (34) utility costs for which any tenant or occupant contracts directly with the utility provider, or resulting from excess or after-hours usage by other tenants or occupants of the Project, or for which Landlord is reimbursed directly by a tenant; (35) costs arising from the presence of any Hazardous Materials in or about the Building or the Land, including, without limitation, the presence of Hazardous Materials in the soil or ground water; provided, however, that Operating Expenses may include costs incurred in connection with the prudent operation and maintenance of the Project, such as monitoring air quality; (36) costs of any disputes between Landlord and any employee or agent of Landlord or any mortgagee or ground lessor of Landlord; (37) rentals for items which if purchased, rather than rented, would constitute a capital item that may not be included in Operating Expenses (other than office equipment for the property management office); (38) costs incurred due to violation by Landlord or its managing agent or any tenant of the terms and conditions of any lease; (39) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated on a reasonable basis to reflect time spent on the operation and management of the Project vis-à-vis time spent on matters unrelated to the operation and management of the Project; and (40) capital costs of Renovations.

In addition, Operating Expenses for the Base Year shall not include market-wide labor-rate increases due to extraordinary circumstances, such as boycotts and strikes, and shall not include utility rate increases due to extraordinary circumstances, including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages.

Original Tenant:  Pacific Gas and Electric Company; provided, should Tenant conduct a name change or should Tenant, which is now a California corporation, undertake a mere change in its entity form (such as conversion to an LLC), such resulting entity shall be deemed to be the Original Tenant hereunder.

Premises:  The Premises is identified in the Basic Lease Information.  Landlord and Tenant acknowledge and agree that the rentable area of the Premises stated in the Basic Lease Information shall be final and conclusive for all purposes of this Lease, and shall not be subject to remeasurement, except as provided in Section 1.2 of this Lease.

Prime Rate:  The prime rate (or base rate) reported in the Money Rates column or section of The Wall Street Journal as being the base rate on corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) on the first day on which The Wall Street Journal is published in the month in which the subject sums are payable or incurred.

Project:  The term “Project” shall have the meaning set forth in the Basic Lease Information.

Project Common Areas:  Those portions of the Project (excluding the Building) that are provided, from time to time, for use by Landlord, Tenant and any other tenants of the Project and are designated as such by Landlord from time to time.

Property: The term “Property” shall mean the legal parcel that contains the Building following the subdivision as described in Section 31.

Real Property Taxes:  All taxes, assessments and charges now or hereafter levied or assessed upon, or with respect to, the Project, or any personal property of Landlord used in the operation thereof or located therein, or Landlord’s interest in the Project or such personal property, by any Federal, State or local entity, including:  (i) all real property taxes and general, special, supplemental and escape assessments; (ii) charges, fees or assessments for transit, public improvements, employment, job training, housing, day care, open space, art, police, fire or other governmental services or benefits; (iii) service payments in lieu of taxes; (iv) any tax, fee or excise on the use or occupancy of any part of the Project; (v) any tax, assessment, charge, levy or fee for environmental matters, or as a result of the imposition of mitigation measures, such as parking taxes, employer parking regulations or fees, charges or assessments due to the treatment of the Project, or any portion thereof or interest therein, as a source of pollution or stormwater runoff; (vi) any other tax, fee or excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Property Taxes; and (vii) consultants’ and attorneys’ fees and expenses incurred in connection with proceedings to contest, determine or reduce Real Property Taxes.  Notwithstanding anything to the contrary in the foregoing, Real Property Taxes do not include:  (A) all excess profits, gift, franchise, transfer, inheritance and succession, estate, capital stock, and federal and state income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Real Property Taxes (excluding gross receipts taxes payable with respect to Rent and other amounts payable by tenants as Impositions or otherwise pursuant to individual leases at the Project, which gross receipts taxes and Impositions shall not be included in Real Property Taxes); and (B) penalties, fines, interest or charges due for late payment of Real Property Taxes by Landlord and/or failure to file any tax or informational returns when due.  If any Real Property Taxes are payable, or may at the option of the taxpayer be paid, in installments, such Real Property Taxes shall, together with any interest that would otherwise be payable with such installment, be deemed to have been paid in installments, amortized over the maximum time period allowed by applicable law.  In addition, Tenant shall have no obligation to pay Real Property Taxes for any buildings or parking structures that are newly constructed after the Lease Date.

Reciprocal Easement Agreement:  The term “Reciprocal Easement Agreement” shall mean one or more reciprocal easement agreement(s) granting to the owner of the Building the non-exclusive right to use the Roof Garden, the Parking Facility, and other common areas necessary for the operation of the Building in such form consistent with the material terms set forth on Exhibit J, and as executed by Landlord after the Lease Date, subject to Tenant’s reasonable approval thereof.

Recorded Documents:  All easement agreements, cost-sharing agreements, covenants, conditions, and restrictions and all similar agreements affecting the Project, whether now or hereafter recorded against the Building or the Project, provided that any such Recorded Documents executed by Landlord after the Lease Date do not violate the terms of this Lease.

Renovations:  The term “Renovations” shall have the meaning set forth in Section 19.2.

Rent:  Base Rent, Escalation Rent and all other additional rent, additional charges and amounts payable by Tenant in accordance with this Lease.

Requirements:  All Applicable Laws, including Environmental Laws; the provisions of any insurance policy carried by Landlord or Tenant on any portion of the Project, or any property therein; the requirements of any independent board of fire underwriters; any directive or certificate of occupancy issued pursuant to any law by any public officer or officers applicable to the Project; the provisions of all Recorded Documents affecting any portion of the Project; and all life safety programs, procedures and rules from time to time or at any time implemented or promulgated by Landlord.

Roof Garden Expenses:  All operating expenses and taxes allocable to the Roof Garden as Landlord reasonably determines using sound commercial practice, but excluding all costs and expenses incurred pursuant to the Franchise Agreement.  Roof Garden Expenses allocable to each calendar year shall be included in Operating Expenses, but the portion included in Operating Expenses shall be based on a fraction, the numerator of which is the rentable square footage of the Building and the denominator of which is the total rentable square footage of the Project from time to time.

Permitted Transferee:  Shall have the meaning set forth in Section 17.9.

Sustainable Practices:  Any and all sustainable building practices adopted by Landlord in connection with the use and occupancy of the Project and/or as may apply to the Project as a result of all or any part of the Project achieving a specified rating or certification under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system, or similar rating systems or accreditations, or as required to complete energy consumption data reporting for the Energy Star Portfolio Manager website, or as otherwise required by law.

Tenant Delay:  Tenant Delay shall have the meaning set forth in the applicable Work Letter.

Tenant Improvements:  The design and construction of the initial alterations, additions and improvements to the Building, as such are more particularly described in the Work Letter.

Tenant Parties:  Tenant, all persons or entities claiming by, through or under Tenant, and its and their respective employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members.

Tenant’s Proportionate Share:  The percentage stated in the Basic Lease Information as Tenant’s Proportionate Share.

Transaction Expenses:  Collectively, to the extent actually paid by Tenant, the following costs and expenses: (A) the reasonable out-of-pocket costs and expenses of Tenant in entering into the sublease or assignment, such as customary real estate brokerage commissions in the Lake Merritt/Downtown Oakland sub-market, legal and architectural fees, and advertising fees paid to unrelated third parties; (B) the out-of-pocket cost to Tenant of improvements, construction contributions or Alterations made by Tenant expressly and solely for the purpose of preparing the space for such tenancy; (C) any work allowance or other monetary concession actually paid to, or for the benefit of, the assignee or subtenant, as the case may be; and (D) the amount of all other concessions paid by Tenant in connection with such sublease or assignment (e.g., takeover expenses and/or payment of moving expenses).

USA Patriot Act:  The “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56), as may be amended from time to time.

Utilities and Janitorial Costs: All costs of electricity, natural gas, water, sewer, and trash disposal service to the Building (including the Premises) during the Term, including any sales, use, excise and other taxes and assessments assessed by governmental authorities on such utility services, and all other costs of providing utility services to the Building (including the Premises), together with janitorial services and supplies for the Building (including the Premises) during the Term.

Work Letter or Work Letters:  The term “Work Letter” or “Work Letters” means any or all of those certain Work Letters attached hereto as Exhibit D-1 (“Landlord Work/Tenant Improvements Work Letter”), Exhibit D-2 (“Base Building Work Letter”), and Exhibit D-3 (“Seismic Work Letter”) and incorporated herein by reference.

1.2.       Certain Defined Terms.  The parties acknowledge that the rentable square footage of the Premises and the Building have been measured by Landlord pursuant to “Standard Methods of Measurement ANSI/BOMA Z65.1-2017 For Office Buildings” and accompanying guidelines prior to execution of this Lease, and have been finally determined for all purposes of this Lease until the date that is the final Delivery Date for the last Sub-Phase of the Premises, at which time the parties acknowledge and agree that Tenant will occupy the entire Building, and that Landlord shall remeasure the rentable square footage of the Premises and the Building using then applicable ”Standard Methods of Measurement ANSI/BOMA Z65.3-2018 Gross Area” and accompanying guidelines, and such updated remeasurement shall be used for all purposes of this Lease after such date, subject to Tenant’s review of such updated remeasurement to confirm that such then applicable standard has been appropriately and consistently applied.

2.           Lease of Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, together with the non-exclusive right to use, in common with others, the Common Areas, for the Term and subject to the terms, covenants and conditions set forth in this Lease.  Landlord reserves from the leasehold estate granted hereunder (i) all exterior walls and windows bounding the Premises and the rooftop of the Building; (ii) all space located within the Premises for common shafts, stacks, pipes, conduits, ducts, utilities, telecommunications systems, and other installations for Building Systems, the use thereof and access thereto, and (iii) the right to install, remove or relocate any of the foregoing for service to any part of the Building, including the premises of other tenants of the Building so long as such installation, removal or relocation does not materially interfere with the use, occupancy or operations of Tenant in the Premises.  The parties acknowledge that the Premises does not include (a) Suite 130, which contains approximately 1,900 rentable square feet of space in the Building to be used by Landlord as a property management office or for other Project-related uses, (b) Suite A21, which contains approximately 903 rentable square feet and used by Building ownership as the Building vault and archives, and (c) Suite 120, which contains approximately 5,155 rentable square feet of space in the Building for retail space.

3.           Term; Delivery of Each Phase; Condition and Acceptance of Premises.

3.1.        Term.  This Lease shall be effective as of the Lease Date.  The Term of this Lease shall commence on the Commencement Date and end on the Expiration Date (as may be extended pursuant to the terms herein), unless sooner terminated pursuant to the provisions of this Lease.

3.2.        Delivery of the Premises.  Schedule 1 attached hereto indicates the Sub-Phases and the delivery dates by which Landlord currently estimates that such Sub-Phases will be delivered to Tenant; provided, however, notwithstanding anything to the contrary in this Lease (including any exhibits hereto), the parties acknowledge and agree that all delivery dates included in Schedule 1 attached hereto or any subsequent version of Schedule 1 provided for herein shall automatically be extended by (i) any existing tenant’s exercise of its existing renewal or extension rights, (ii) periods of Tenant Delay, and (iii) periods of Force Majeure, and all references in this Lease (including any exhibits hereto) to delivery dates or to any version of Schedule 1 shall be deemed to refer to such dates as they may be extended as described in this Section 3.2.

3.2.1           On or before the date that is one hundred sixty five (165) days after the Lease Date, Landlord shall update Schedule 1, to reflect revised projected Delivery Dates for each Sub-Phase included in Phase A (including any adjustments to the identity of each Sub-Phase) (the “Committed Schedule 1”).  For avoidance of doubt, the updated Schedule 1 shall continue to provide that Phase A excluding [●] is to be delivered to Tenant on or before the later of (a) March 31, 2023, and (b) the date that is one thousand (1,000) days after the Lease Date, subject to (i) any existing tenant’s exercise of its existing renewal or extension rights, (ii) periods of Tenant Delay, and (iii) periods of Force Majeure. The updated Schedule 1 shall be deemed to replace Schedule 1 attached to the Lease as it pertains to Phase A provided that it meets the following requirements, unless agreed otherwise by Tenant: (a) as to the approximately [●]: each Sub-Phase is required to have a minimum of three (3) floors, except that the latest delivered Sub-Phase of such space can consist of a minimum of two floors; and (b) as to [●]: each Sub-Phase is required to have a minimum of three (3) floors, except that the latest delivered Sub-Phase of this space can consist of a minimum of one (1) floor.  Landlord and Tenant may mutually agree to update Schedule 1 at any time and from time to time each in their sole discretion.

3.2.2          The “Delivery Date” for each Sub-Phase shall be the later of: (a) the date such Sub-Phase is actually delivered to Tenant in the condition specified in Section 3.4 below, provided, however; if any Tenant Delay(s) occurs in connection with the design and construction of any Sub-Phase of Phase A or Phase B, then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of the Substantial Completion of such Sub-Phase, the Delivery Date of such Sub-Phase shall be deemed to be the date that Substantial Completion of such Sub-Phase would have occurred if no Tenant Delay(s) had occurred; or (b) the date shown in the applicable Schedule 1 for such delivery.

3.2.3          On or before the date that is ninety (90) days prior to the estimated Delivery Date shown in the current version of Schedule 1, Landlord shall deliver an updated estimated Delivery Date (the “Landlord Confirmed Delivery Date”) for such Sub-Phase.

3.2.4          In the event that Landlord does not deliver any Sub-Phase of Phase A on or before the original Delivery Date as specified in the Committed Schedule 1, as such extended date may be further extended as described above (the “Original Scheduled Delivery Date”) in the condition required under this Lease, then the Base Rent payable by Tenant from and after the actual Delivery Date shall be reduced by fifty (50%) for each day that the actual Delivery Date is later than the Original Scheduled Delivery Date.

3.2.5          Notwithstanding the foregoing, in the event [●] or any other tenant elects to exercise its existing extension right under its lease, Landlord’s obligation to deliver the such space shall be extended for the period of such extension as described in Section 3.2 above.

3.2.6          If all of the Phase A excluding [●] is not delivered to Tenant on or before the later of (a) March 31, 2023, and (b) the date that is one thousand (1,000) days after the Lease Date, as such extended date may be further extended by (i) any existing tenant’s exercise of its existing renewal or extension rights, (ii) periods of Tenant Delay, and (iii) periods of Force Majeure, Tenant may exercise self-help rights in accordance with Section 20.9 of this Lease to complete the construction contemplated under the Work Letters, in order to promptly make the remaining portions of Phase A of the Premises meet the delivery condition described herein, provided that Tenant shall assume all of the Landlord obligations under the Work Letters with respect to such work, and provided further that in exercising its self-help rights in this circumstance, Tenant shall submit invoices for costs incurred and other information required by Section 20.9 to Landlord and deduct costs incurred by Tenant and allowed by Section 20.9 from Base Rent payable by Tenant under this Lease as described in Section 20.9, or, at Tenant’s option, obtain direct reimbursement from Landlord of such amounts, which if so elected by Tenant, shall be paid by Landlord within sixty (60) days of demand.

3.3.        [Intentionally Omitted].

3.4.        Condition and Acceptance of Each Phase of the Premises.  The design and construction of any alterations, additions or improvements that Tenant may deem necessary or appropriate to prepare the Premises for occupancy by Tenant shall be governed by the Work Letter.  Except as provided in this Lease (including, without limitation, the Work Letter), Tenant agrees to accept each Sub-Phase of the Premises in their “as-is” condition, without any representations or warranties by Landlord, and with no obligation of Landlord to make any alterations or improvements to the Premises or the Building or to provide any tenant improvement allowance.  If Landlord is responsible for constructing any alterations, additions or improvements pursuant to the Work Letter for any Sub-Phase, then subject to any contrary provisions in the Work Letter, Landlord shall cause the work to be performed by Landlord to be Substantially Complete prior to delivery of possession of the applicable Sub-Phase of the Premises to Tenant.

3.5.        Confirmation of Commencement Date and Delivery Dates. At any time during the Term, Landlord may deliver to Tenant (and shall deliver to Tenant upon Tenant’s request) a Confirmation of Commencement Date and Delivery Dates in the form set forth in Exhibit C, attached hereto, as a confirmation of the information set forth therein with respect to each Sub-Phase of the Premises, which Tenant shall execute and return to Landlord within five (5) business days after delivery to Tenant. This Lease shall be a binding contractual obligation effective upon execution and delivery hereof by Landlord and Tenant, notwithstanding the later commencement of the Term.

4.           Rent.

4.1.        Obligation to Pay Base Rent.  Tenant shall pay Base Rent to Landlord during the Term, in advance, in equal monthly installments, commencing on or before the Commencement

Date, and thereafter on or before the first day of each calendar month during the Term, in the applicable amounts set forth in the Basic Lease Information.  Commencing on the Delivery Date for each Sub-Phase of the Premises and continuing throughout the Term, the payment of Base Rent for such Sub-Phase for each month shall be due and payable at the same rate on a per rentable square foot basis as then applies to the first Sub-Phase of the Phase A Premises that was delivered to Tenant on the Commencement Date on a per rentable square foot basis for the same month.  If the Commencement Date or the Delivery Date for any Sub-Phase of the Premises and/or the Expiration Date is other than the first day of a calendar month, the applicable installment of Base Rent for such month shall be prorated on a daily basis.

4.2.        Manner of Rent Payment.  All Rent shall be paid by Tenant without notice, demand, abatement, deduction or offset, in lawful money of the United States of America, and if payable to Landlord, at Landlord’s Address for Payments, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

4.3.        Additional Rent.  All Rent not characterized as Base Rent or Escalation Rent shall constitute additional Rent (“Additional Rent”), and if payable to Landlord shall, unless otherwise specified in this Lease, be due and payable thirty (30) days after Tenant’s receipt of Landlord’s invoice therefor.

4.4.        Late Payment of Rent; Interest.  Tenant acknowledges that late payment by Tenant of any Rent will cause Landlord to incur administrative costs not contemplated by this Lease, the exact amount of which is extremely difficult and impracticable to ascertain based on the facts and circumstances pertaining as of the Lease Date.  Accordingly, if any Rent is not paid by Tenant when due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such Rent.  Any Rent, other than late charges, due Landlord under this Lease, if not paid when due, shall also bear interest at the Interest Rate from the date due until paid.  The parties acknowledge that such late charge and interest represent a fair and reasonable estimate of the administrative costs and loss of use of funds Landlord will incur by reason of a late Rent payment by Tenant, but Landlord’s acceptance of such late charge and/or interest shall not constitute a waiver of an Event of Default with respect to such Rent or prevent Landlord from exercising any other rights and remedies provided under this Lease.

5.           Calculation and Payments of Escalation Rent.  During each full or partial calendar year of the Term subsequent to the Base Year, Tenant shall pay Escalation Rent to Landlord in accordance with the following procedures:

5.1.        Estimated Escalation Rent.  Prior to December 1st of the Base Year and prior to December 1st of each subsequent calendar year, Landlord shall give Tenant notice of its reasonably detailed estimate of Escalation Rent due for the ensuing calendar year.  On or before the first day of each month during each ensuing calendar year, Tenant shall pay to Landlord in advance, in addition to Base Rent, one-twelfth (1/12th) of such estimated Escalation Rent, unless such notice is not given prior to December 1st, in which event Tenant shall continue to pay on the basis of the prior calendar year’s estimates until a full calendar month after such notice is given has passed, and subsequent payments by Tenant shall be based on Landlord’s notice.  With the first monthly payment based on Landlord’s notice, Tenant shall also pay the difference, if any, between the amounts previously paid for such calendar year and the amount which Tenant would have paid through the month in which such notice is given, based on Landlord’s noticed estimate.  If at any time Landlord reasonably determines that the Escalation Rent for the current calendar year will vary from Landlord’s estimate, Landlord may, by notice to Tenant, revise its estimate for such calendar year, and subsequent payments by Tenant for such calendar year shall be based upon such revised estimate; provided, however, any such subsequent revision shall set forth on a reasonably specific basis any particular expense increase.

5.2.        Statements and Adjustment.  Within one hundred twenty (120) days after the close of each calendar year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of the actual Escalation Rent for such calendar year, showing in reasonable detail, the Operating Expenses and the Real Property Taxes comprising the actual Escalation Rent, and (ii) payments made by Tenant on account of Operating Expenses and Real Property Taxes for such calendar year (any such statement being referred to herein as an “Annual Statement”).  If Landlord’s statement shows that Tenant owes an amount for Escalation Rent that is more than the payments previously made by Tenant for such calendar year, Tenant shall pay the difference to Landlord within thirty (30) days after delivery of the statement.  If Landlord’s statement shows that Tenant owes an amount for Escalation Rent that is less than the payments previously made by Tenant for Escalation Rent for such calendar year, Landlord shall credit the difference first against any sums then owed by Tenant to Landlord for Escalation Rent and then against the next payment or payments of Rent due Landlord, except that if a credit amount is due Tenant after the termination of this Lease for Escalation Rent, Landlord shall pay to Tenant within thirty (30) days any excess remaining after Landlord credits such amount against any sums owed by Tenant to Landlord.  Notwithstanding any provision in this Lease to the contrary, however, in no event shall any decrease in Operating Expenses below the Base Operating Expenses or Real Property Taxes below the Base Real Property Taxes, respectively, entitle Tenant to any refund, decrease in Base Rent, or any credit against sums due under this Lease.  Subject to Section 5.3 below, all Annual Statements for Escalation Rent shall be conclusive and binding upon Tenant; provided, however, that Landlord may revise the Annual Statement for any calendar year if Landlord first receives invoices from third parties or tax bills or other information relating to Operating Expenses, Real Property Taxes allocable to any such year after the initial issuance of such Annual Statement.

5.3.        Audit Rights.  If Tenant disputes the amount of the actual Escalation Rent set forth in any Annual Statement delivered by Landlord to Tenant pursuant to Section 5.2, Landlord shall provide to Tenant in reasonable detail for the year in dispute the calculations performed to determine the Escalation Rent in accordance with the applicable provisions of this Lease.  Landlord shall show by account the total of Operating Expenses and Real Property Taxes and all adjustments corresponding to the requirements as set forth herein.  Landlord shall also provide details of the Building occupancy throughout such year.  Landlord shall provide or otherwise make available to Tenant (via email or electronic sharing site and/or by providing access to such documentation at the office of Landlord or its property manager in San Francisco or Oakland), upon thirty (30) days written notice to Landlord, reasonable back-up detail, including calculations, invoice copies etc. to substantiate the amount of Escalation Rent.  If such procedure does not resolve any dispute, Tenant shall have the right, at Tenant’s sole cost, after thirty (30) days prior written notice to Landlord, to inspect at Landlord’s property management office or other location in San Francisco or Oakland as determined by Landlord, during normal business hours, Landlord’s books and records concerning the Escalation Rent (including, without limitation, reasonable back-up details provided including calculations and invoices) set forth in such Annual Statement, for the calendar year in question (and, with respect to the first year following the Base Year for Escalation Rent disputes, Landlord shall also provide such information for the Base Year); provided, however, Tenant shall have no right to conduct such inspection, have an inspection performed by the Accountant (as defined below) or otherwise dispute the amount of the Operating Expenses or Real Estate Taxes set forth in any Annual Statement unless Tenant does so within twelve (12) months following Landlord’s delivery of the Annual Statement in question (the “Review Period”); provided, further, that notwithstanding any such timely objection, dispute, and/or inspection, and as a condition precedent to Tenant’s exercise of its right of objection, dispute, and/or inspection as set forth in this Section 5.3, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 5 in accordance with such Annual Statement.  If, after such inspection, Tenant still disputes the amount of the Escalation Rent set forth in the Annual Statement, Tenant shall have the right, within ninety (90) days thereafter, to cause an independent certified public accountant with commercial real estate audit experience who is an employee of Tenant or who is a consultant not being retained on a contingency basis (the “Accountant”) to commence and complete an inspection of Landlord’s books and records to determine the proper amount of the Escalation Rent incurred and amounts payable by Tenant for the calendar year that is the subject of such Annual Statement, and to provide the results of such inspection to Landlord and Tenant.  Such Accountant shall be engaged by Tenant, at Tenant’s cost.  If such inspection reveals that Landlord has over-charged Tenant, then Landlord shall credit against Tenant’s rental obligations next falling due the amount of such over-charge.  If the inspection reveals that the Tenant was undercharged, then within forty-five (45) days after the results of such inspection are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge.  The payment by Tenant of any amounts pursuant to this Article 5 shall not preclude Tenant from questioning the correctness of any Annual Statement provided by Landlord at any time during the Review Period, but the failure of Tenant to object in writing thereto, conduct and complete its inspection and request that Landlord have the Accountant conduct the inspection as described above prior to the expiration of the Review Period shall be conclusively deemed Tenant’s approval of the Annual Statement in question and the amount of Escalation Rent shown thereon.  The results of any such inspection shall be kept strictly confidential by Tenant and the Accountant, and Tenant and the Accountant must agree in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Project.  If Tenant’s inspection reveals that Landlord’s Annual Statement overstated the amount of the Operating Expenses or Real Property Taxes by more than five percent (5%), Landlord shall reimburse Tenant for any and all reasonable costs incurred by Tenant in connection with Tenant’s review of Landlord’s books and records within thirty (30) days of Landlord’s receipt of request for payment from Tenant; provided, however, if Landlord reasonably disputes the outcome of Tenant’s review, Tenant and Landlord shall reasonably resolve any such dispute.

5.4.        Cost Pools.  Landlord shall have the right, from time to time, to equitably allocate, in Landlord’s reasonable discretion, some or all of the Operating Expenses for the Building or the Project among different portions or occupants of the Building or the Project.  Such equitable allocations are sometimes referred to herein as “Cost Pools”.  Operating Expenses included in any such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

5.5.        Proration for Partial Year.  If the Commencement Date is other than the first day of a calendar year or if this Lease terminates other than on the last day of a calendar year (other than due to an Event of Default), the amount of Escalation Rent for such fractional calendar year shall be prorated on the basis of twelve 30-day months in each calendar year.  Upon such termination, Landlord may, at its option, calculate the adjustment in Escalation Rent prior to the time specified in Section 5.2 above.

5.6.        Accounting Practices.  Landlord’s accounting practices shall conform to sound real estate management practices.  Each time Landlord provides Tenant with an actual and/or estimated statement of Escalation Rent, such statement shall be itemized on a line item by line item basis, in reasonable detail, showing the applicable expenses for the applicable year and, for each year after the Base Year, also showing the applicable expenses for the year prior to the applicable year.  At a minimum, the categories of expenses in such statements shall include electricity, water, trash, repairs and maintenance, janitorial, window cleaning, pest control, exterior landscaping, security, insurance, and management fees.  Landlord’s annual statement for each calendar year shall indicate the occupancy gross-up adjustment made by category to account for variations in occupancy in the Building and Project for the calendar year in question as well as the Base Year.

5.7.        Actual Expenses; Timing Limitations.  Landlord agrees that Landlord will not collect or be entitled to collect Operating Expenses from all of its tenants in an amount which is in excess of one hundred percent (100%) of the Operating Expenses actually paid by Landlord in connection with the operation of the Project.  Furthermore, Tenant shall not be obligated to pay, and Landlord shall be deemed to have irrevocably waived its right to reimbursement for any Operating Expenses first billed to Tenant more than twelve (12) months after the end of the calendar year in which such Operating Expenses were first billed to Landlord.

5.8.        Property Taxes; Project Assessed by SBE.  The parties acknowledge that because of Tenant’s status as a regulated public gas and electric utility company, pursuant to Section 19 of Article XIII of the California Constitution, if and so long as Tenant occupies the entire Building, the Project, or the Property, as applicable (the “SBE Assessed Property”), may be assessed by the State Board of Equalization (the “SBE”) rather than the County of Alameda, in which event the following provisions of this Section 5.8 shall apply.

5.8.1          Following reassessment by the SBE, it shall be Tenant’s responsibility, rather than Landlord’s, to pay all Real Property Taxes assessed with respect to the SBE Assessed Property. The parties acknowledge that the transfer of the responsibility for assessing the Building from the County of Alameda to the SBE shall occur on the first day of January following the date on which Tenant first occupies the entire Building (the “Tax Responsibility Date”). Tenant shall be responsible for submitting any and all necessary forms and documents to the SBE (and shall notify Landlord in writing promptly after so doing), provided that Landlord, at no out-of-pocket expense to Landlord, shall cooperate with Tenant and the SBE to transfer the assessment process into the jurisdiction of the SBE. Tenant’s obligation to pay Real Property Taxes for the SBE Assessed Property for the period between the Commencement Date and the date on which the Tax Responsibility Date actually occurs shall be determined as though this Section 5.8 did not exist, i.e., the Base Rent and the Escalation Rent shall be calculated as though Real Property Taxes are included therein.

5.8.2          The parties acknowledge that the Base Rent set forth in Section 4.1 includes a base tax component equal to the Real Property Taxes allocable to such year in which Base Rent is paid. Therefore, with respect to such periods as any portion of Real Property Taxes are paid by Tenant pursuant to this Section 5.8, (i) Tenant shall be entitled to a credit (the “Tax Component Credit”) against the monthly Base Rent in an amount equal to one-twelfth (1/12) of the Real Property Taxes for the Base Year; and (ii) the Escalation Rent calculation will no longer include Real Property Taxes. Tenant shall pay, without offset or credit against rent, any penalties or interest incurred as a result of the late payment or non-payment of any Real Property Taxes payable by Tenant.

5.8.3          So long as the SBE Assessed Property shall be assessed by the SBE, Tenant, in its sole discretion, shall have the right to appeal the amount of Real Property Taxes.

5.8.4          Because Tenant is obligated to pay some or all of the Real Property Taxes to the SBE in advance, Tenant may pay Real Property Taxes allocable to the period following the expiration or earlier termination of this Lease. Real Property Taxes allocable to the period following the expiration or earlier termination of this Lease are referred to herein as “Excess Tax Payments.” Landlord and Tenant agree to work together to pursue reimbursement from SBE of any Excess Tax Payments, and Landlord agrees to reimburse Tenant for all Excess Tax Payments received by Landlord from SBE promptly after Landlord’s receipt except to the extent that any amounts due from Tenant to Landlord under this Lease at such time are overdue in which case Landlord shall apply such reimbursements from SBE to such overdue amounts. The obligations of Landlord and Tenant under this Section 5.8 shall survive the expiration or earlier termination of this Lease.

5.8.5          With respect to (i) any period prior to the Tax Responsibility Date and (ii) during such time as the Project shall not be assessed by the SBE, then the provisions of this Section 5.8 shall not apply.

5.8.6          Anything in this Lease to the contrary notwithstanding, Tenant shall have no obligation to pay any Real Property Taxes with respect to any construction of any new building or parking structure. If Tenant is required by law to pay any such Real Property Taxes with respect to any such new construction, Landlord shall indemnify, defend and hold harmless Tenant with respect to any such obligation.

5.9.        Escalation Rent after Delivery of Phase A Tenant.  Notwithstanding anything in this Lease to the contrary, from and after the Delivery Date for the last Sub-Phase of Phase A, each year Landlord shall deliver to Tenant a budget for the following year containing projected expenses and resulting Escalation Rent as well as costs for after-hours charges and other items billed by Landlord directly to Tenant and Landlord shall reasonably consider comments from Tenant on such budgets and the changes thereto.

6.           Impositions Payable by Tenant.  Tenant shall pay all Impositions prior to delinquency.  If billed directly, Tenant shall pay such Impositions and concurrently present to Landlord satisfactory evidence of such payments.  If any Impositions are payable by Landlord or billed to Landlord or included in bills to Landlord for Real Property Taxes, then Tenant shall pay to Landlord all such amounts within thirty (30) days after receipt of Landlord’s invoice therefor.  If applicable law prohibits Tenant from reimbursing Landlord for an Imposition, but Landlord may lawfully increase the Base Rent to account for Landlord’s payment of such Imposition, the Base Rent payable to Landlord shall be increased to net to Landlord the same return without reimbursement of such Imposition as would have been received by Landlord with reimbursement of such Imposition.

7.           Use of Premises.

7.1.        Permitted Use.  The Premises shall be used solely for the Permitted Use and for no other use or purpose without Landlord’s prior written consent.

7.2.        No Violation of Requirements.  Tenant shall not knowingly do or permit to be done, or bring or keep or permit to be brought or kept, in or about the Premises, or any other portion of the Project, anything which (i) is prohibited by, will in any way conflict with, or would invalidate any Requirements; or (ii) would cause a cancellation of any insurance policy carried by Landlord or Tenant, or give rise to any defense by an insurer to any claim under any such policy of insurance, or increase the existing rate of or adversely affect any insurance policy carried by Landlord, or subject Landlord to any liability or responsibility for injury to any person or property; or (iii) will in any way unreasonably obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them.  If Tenant does or permits anything to be done which increases the cost of any policy of insurance carried by Landlord, or which results in the need, in Landlord’s sole but reasonable judgment, for additional insurance to be carried by Landlord or Tenant with respect to any portion of the Project, then Tenant shall reimburse Landlord, within thirty (30) days after Landlord’s demand, for any such additional premiums or costs, and/or procure such additional insurance, at Tenant’s sole cost and expense. Invocation by Landlord of such right shall not limit or preclude Landlord from prohibiting Tenant’s impermissible use that gives rise to the additional insurance premium or requirement or from invoking any other right or remedy available to Landlord under this Lease.  Tenant shall not bring into the Premises or any portion thereof, any furniture, fixtures and/or equipment, and/or make any Alterations to the Premises, the aggregate weight of which would exceed the specified live load capacity of the Floor or Floors on which the Premises are located.

7.3.        Compliance with Requirements.

7.3.1          Tenant’s Obligations.  Tenant, at its cost and expense, shall promptly comply with all Requirements applicable to Tenant’s particular use or occupancy (that is, other than general office use) of, or business conducted in, the Premises, and shall maintain the Premises and all portions thereof in compliance with all applicable Requirements; provided, however, Tenant shall not be responsible for making any structural changes to the Premises unless such changes are necessitated by (i) Tenant’s use or occupancy of the Premises other than for general office use, or business conducted by Tenant therein, (ii) any acts or omissions of Tenant or Tenant Parties (including any Alterations), or (iii) an Event of Default, or Landlord may elect to perform such modifications at Tenant’s expense.  The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding involving Tenant, whether or not Landlord is party thereto, that Tenant is in non-compliance with any Requirement shall be conclusive of that fact.  In addition, Tenant shall make all modifications to any portion of the Building outside the Premises (including whether structural or capital in nature), which are necessitated, in whole or in part, by (i) Tenant’s use or occupancy of the Premises other than for general office use, or business conducted in, the Premises, (ii) any acts or omissions of Tenant or any Tenant Parties, (iii) any Alterations, or (iv) an Event of Default, or Landlord may elect to perform such modifications at Tenant’s expense.

7.3.2          Landlord’s Obligations.  As between Landlord and Tenant, Landlord shall be responsible for compliance with all Requirements relating to the Building (other than the Premises), Building Common Area, and Building Systems, provided that compliance with such Requirements is not stated to be the responsibility of Tenant under this Lease.  Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation of any Requirements in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by applicable law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law.  Landlord, after pursuing any appeals or contests as Landlord may so elect, will make at Landlord’s cost and expense, all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment provided that such costs and expenses may be included in Operating Expenses to the extent otherwise permissible under the terms of this Lease.

7.4.        No Nuisance.  Tenant shall not (i) do or permit anything to be done in or about the Premises, or any other portion of the Building or the Project, which would injure or unreasonably annoy, or unreasonably obstruct or interfere with the rights of, Landlord or other occupants of the Building or the Project, or others lawfully in or about the Building or the Project; (ii) use or allow the Premises to be used in any manner inappropriate for an office building comparable to the Building; or (iii) cause, maintain or permit any nuisance or waste in, on or about the Premises, or any other portion of the Building or the Project.

7.5.        Environmental Laws; Use of Hazardous Materials.

7.5.1          Tenant’s Obligations.  Without limiting the generality of Section 7.3 above, Tenant and all other Tenant Parties shall at all times comply with all applicable Environmental Laws with respect to the use and occupancy of any portion of the Building or the Project pursuant to this Lease.  Tenant and all other Tenant Parties shall not generate, store, handle, or otherwise use, or allow, the generation, storage, handling, or use of, Hazardous Materials in the Premises or transport the same through the Building or the Project, except in accordance with Environmental Laws and the Rules and Regulations.  In the event of a release of any Hazardous Materials caused by, or due to the act or neglect of, Tenant or any other Tenant Parties, Tenant shall immediately notify Landlord and take such remedial actions as Landlord may direct in Landlord’s sole discretion as necessary or appropriate to abate, remediate and/or clean up the same.  If so elected by Landlord by notice to Tenant, Landlord shall take such remedial actions on behalf of Tenant at Tenant’s sole cost and expense.  In any event, Landlord shall have the right, without liability or obligation to Tenant, to direct and/or supervise Tenant’s remedial actions and to specify the scope thereof and specifications therefor.  Tenant and the other Tenant Parties shall use, handle, store and transport any Hazardous Materials in accordance with applicable Environmental Laws, and shall promptly notify Landlord of any notice of violation of Environmental Laws which it receives from any governmental agency having jurisdiction.  In no event shall Landlord be designated as the “generator” on, nor shall Landlord be responsible for preparing, any manifest relating to Hazardous Materials generated or used by Tenant or any other Tenant Parties.

7.5.2          Existing Hazardous Materials.  Notwithstanding anything to the contrary in this Lease, Tenant shall not be responsible for any Hazardous Materials that are found to be present in any portion of the Premises prior to the Delivery Date of such portion (“Existing Hazardous Materials”); provided, however, if and to the extent that Landlord adopts any Operations and Maintenance Plan (“O&M Plan”) regarding any Hazardous Materials (including, without limitation, any Existing Hazardous Materials), then, after written notice of such O&M Plan is delivered to Tenant, then, to the extent applicable, Tenant shall adhere to the O&M Plan (as it may be amended, modified or superseded) as it applies to the Premises and Tenant’s use and occupancy thereof throughout the Term; provided, however, any O&M Plan adopted by Landlord regarding Existing Hazardous Materials shall be consistent with the prior Operations and Maintenance Plan delivered to and reviewed by Tenant as the same may be revised by Landlord in Landlord’s reasonable discretion in accordance with prudent industry practices for comparable buildings with similar Existing Hazardous Materials.

8.           Building Services and Utilities.

8.1.        Standard Tenant Services.  Landlord shall provide services customarily furnished in Comparable Buildings during Building Standard Hours except on Building Holidays (unless otherwise stated below), including the following:

8.1.1          Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto and subject to the terms and conditions of Section 8.3 and Section 8.4 below, Landlord shall provide heating and air conditioning to the Premises (“HVAC”), during Building Standard Hours except on Building Holidays.  Landlord shall use commercially reasonable efforts in its operation and maintenance of HVAC Building Systems to allow Tenant’s distribution systems in the Premises following completion of Tenant Improvements to meet or exceed all requirements set forth in the Ventilation for Acceptable Indoor Air Quality, from the American Society of Heating, Refrigerating, and Air-condition Engineers, Inc. (“ASHRAE”) Standards, including, but not limited to, ASHRAE Standard 55-2017 (Thermal Environmental Conditions for Human Occupancy) and ASHRAE Standard 62.1-2019 (Ventilation for Acceptable Indoor Air Quality), and all associated addenda published from time to time by ASHRAE applicable to the aforementioned standards.  If at any time during the Term the American Society of Heating, Refrigerating and Air-Conditioning Engineers ceases to exist, the parties agree to substitute equivalent industry standards.

8.1.2          Landlord shall provide adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment that are, as reasonably determined by Landlord, customarily furnished in Comparable Buildings for the Permitted Use of the Premises.  Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises installed by Tenant following delivery of the applicable portion of the Premises.

8.1.3          Landlord shall provide hot and cold water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

8.1.4          Landlord shall provide janitorial services to the Premises, except for weekends and the date of observation of the Building Holidays, in and about the Premises in a manner consistent with Comparable Buildings.

8.1.5          Landlord shall provide nonexclusive, non-attended automatic passenger elevator service twenty-four (24) hours per day, seven (7) days per week, every day of the year.

8.1.6          Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord and subject to Building rules and regulations.

8.1.7          Window washing service customary in Comparable Buildings, but at a minimum, exterior window washing once a year and internal window washing once a year.

8.2.        Energy Efficiency.  Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Building and the Project or in reducing other environmental impacts.  Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to (A) maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems within the Building and the Project and/or (B) comply with the requirements and recommendations of utility suppliers and governmental agencies regarding such matters, and (ii) in order to continue and comply with any Sustainable Practices of the Building and the Project.  Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation.  In connection with the foregoing, at Landlord’s request, Tenant shall execute a written authorization and consent to disclosure of Tenant’s energy usage records in the form required by any applicable utility companies (or as otherwise reasonably requested by Landlord) to the extent that Landlord is required to disclose such information to third parties pursuant to California or other applicable law.

8.3.        Over-standard Tenant Use.  Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting that may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 8.1 of this Lease.  If Tenant uses water, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 8.1 of this Lease, or if Tenant uses electricity in excess of that customarily used by other tenants of the Building or Project, as reasonably determined by Landlord, then Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of installing, testing and maintaining of such additional metering devices.  Tenant’s use of electricity shall not exceed the capacity of the feeders to the Building or the risers or wiring installation.  If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 8.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such utilities, and

Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish.

8.4.        Interruption of Use.  Except as expressly provided below in Section 8.5, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall not be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease.  Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 8.

8.5.        Abatement Events  Notwithstanding the provisions of Section 8.4 above or any other provision of this Lease to the contrary, if Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of any failure by Landlord to provide elevator service or sanitary, electrical, HVAC or other essential systems serving the Premises or to provide ingress to and egress from the Building or Premises and if such failure is attributable to Landlord’s negligence or willful misconduct (or that of Landlord’s agents, employees or contractors), excepting Force Majeure (collectively referred to as an “Abatement Event”), then Tenant shall provide email notice to a designated Landlord representative of such Abatement Event (which email notice shall be followed on the same or the following day by written notice to Landlord of such Abatement Event), and if such Abatement Event continues for two (2) consecutive business days after such written notice (the “Eligibility Period”), then Base Rent and Escalation Rent payable hereunder shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or the applicable portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using and does not use bears to the total rentable area of the Premises.  Notwithstanding the foregoing, from and after the Delivery Date for the last Sub-Phase of Phase A, an “Abatement Event” shall include any event for which Landlord actually receives proceeds of rent loss insurance to cover loss of Base Rent or Escalation Rent under this Lease and the “Eligibility Period” shall cover the number of days after the Abatement Event covered by such proceeds.

8.6.        Provision of Additional Services.  If Tenant desires services in amounts additional to or at times different from those set forth in Section 8.2 above, or any other services that are not provided for in this Lease, Landlord shall provide such services, provided Landlord reserves the right to require that (a) Tenant make a request for such services to Landlord with such advance notice as Landlord may reasonably require, and (b) Tenant pay Landlord’s reasonable charges for such services.

8.7.        Utilities and Janitorial Services.  Tenant shall be separately charged for Tenant’s Proportionate Share of all Utilities and Janitorial Costs during the Term.  If the Building is less than one hundred percent (100%) occupied during any part of any year during the Term, Landlord shall make an appropriate adjustment of the variable components of Utilities and Janitorial Costs, as reasonably determined by Landlord using sound commercial real estate accounting and management principles, to determine the amount of Utilities and Janitorial Costs that would have been incurred during such year if the Building had been one hundred percent (100%) occupied during the entire year. Notwithstanding the foregoing, from and after the Delivery Date for the last Sub-Phase of Phase A, Tenant shall have the right but not the obligation to perform its own janitorial and/or security functions for the Premises at Tenant’s cost and expense and, during any periods that Tenant is performing such functions, Landlord shall not charge Tenant for any amounts incurred with respect to such functions for the Premises, but security and janitorial expenses for Common Areas and other portions of the Project shall continue to be included in Operating Expenses, and Landlord and Tenant shall reasonably cooperate in determining the scope of security functions performed by Tenant.

9.           Repairs and Maintenance.  Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, reasonable wear and tear, damage caused by casualty or Landlord or its employees, agents or contractors excepted.  Notwithstanding the foregoing, Landlord shall maintain in good condition and repair and be responsible for maintenance and repairs to the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, the Building Systems, and other systems and equipment of the Building (excluding Tenant Systems), except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense.  Subject to notice requirements in Section 19.1 of this Lease, Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree.  The provisions of this Article 9 shall in no way limit the right of Landlord to charge to Tenant, as part of Operating Expenses, the costs incurred by Landlord in performing maintenance and repairs at the Property.  In addition, and notwithstanding anything to the contrary contained herein, Landlord shall repair and maintain (and, as required, replace) the Tenant Systems and Tenant shall be separately charged for all costs incurred by Landlord in performing such obligations.  Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.  In addition, Landlord shall use commercially reasonable efforts to cause the Parking Facility and Roof Garden to be maintained in good condition and repair during the Term of this Lease.

10.          Alterations to Premises.  All Alterations shall be made in accordance with the standard procedures, specifications, and details (including the standard for construction and quality of materials in the Building) as then reasonably established by Landlord, including all applicable Requirements, and the provisions of this Article 10.

10.1.      Landlord Consent; Procedure.  Tenant shall not make or permit to be made any Alterations without Landlord’s prior written consent, which may be given or withheld in Landlord’s reasonable discretion; provided, however, as to any Minor Alterations, Landlord’s consent shall not be required but such Minor Alterations shall otherwise be made in compliance with the requirements of this Article 10, including, without limitation, the requirements of Section 10.7 below.

10.2.      General Requirements.

(a)         All Alterations shall be designed and performed by Tenant at Tenant’s cost and expense; provided, however, that if any Alterations require work to be performed outside the Premises, Landlord may elect to perform such work at Tenant’s expense.

(b)         Except for Minor Alterations, all Alterations shall be performed only by contractors, engineers or architects reasonably approved by Landlord, and shall be made in accordance with complete and detailed architectural, mechanical and engineering plans and specifications, to the extent applicable, reasonably approved in writing by Landlord.  Landlord shall not unreasonably withhold or delay its approval of any such contractors, engineers, architects, plans or specifications; provided, however, that Landlord may specify contractors, engineers or architects to perform work affecting the structural portions of the Building or the Building Systems.  Tenant shall engage only labor that is harmonious and compatible with other labor working in the Building and the Project.  In the event of any labor disturbance caused by persons employed by Tenant or Tenant’s contractor, Tenant shall immediately take all actions reasonably necessary to eliminate such disturbance.

(c)         Except for Minor Alterations, prior to commencement of the Alterations, Tenant shall deliver to Landlord (i) any building or other permit required by Requirements in connection with the Alterations; and (ii) a copy of executed construction contract(s).  In addition, Tenant shall require its general contractor to carry and maintain such insurance in connection with such Alterations as is reasonably required by Landlord in each instance and to provide evidence of such coverage to Landlord.

(d)          Tenant shall give Landlord at least fifteen (15) days’ prior written notice of the date of commencement of any construction on the Premises to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility.

(e)         Tenant shall promptly commence construction of Alterations, cause such Alterations to be constructed in a good and workmanlike manner and in such a manner and at such times so that any such work shall not disrupt or interfere with the use, occupancy or operations of other tenants or occupants of the Building and the Project, and complete the same with due diligence as soon as possible after commencement.  All trash which may accumulate in connection with Tenant’s construction activities shall be removed by Tenant at its own expense from the Premises, the Building and the Project.

10.3.      Landlord’s Right to Inspect.  Landlord or its agents shall have the right (but not the obligation) to inspect the construction of Alterations, and to require corrections of faulty construction or any material deviation from the plans for such Alterations as approved by

Landlord; provided, however, that no such inspection shall (i) be deemed to create any liability on the part of Landlord, or (ii) constitute a representation by Landlord that the work so inspected conforms with such plans or complies with any applicable Requirements, or (iii) give rise to a waiver of, or estoppel with respect to, Landlord’s continuing right at any time or from time to time to require the correction of any faulty work or any material deviation from such plans.  In addition, under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of Tenant’s plans and specifications, Tenant’s contractors, mechanics or engineers, design or construction of any Alteration, or delay in completion of any Alteration.

10.4.      Tenant’s Obligations Upon Completion.  Promptly following completion of any Alterations, to the extent commercially reasonable in the context of such Alterations, Tenant shall (i) furnish to Landlord “as-built” drawings and specifications in CAD format showing the Alterations as made and constructed in the Premises, (ii) cause a timely notice of completion to be recorded in the Office of the Recorder of the County of Alameda in accordance with Civil Code Section 3093 or any successor statute, and (iii) deliver to Landlord evidence of full payment and unconditional final waivers of all liens for labor, services, or materials in excess of Ten Thousand Dollars ($10,000.00) in the aggregate.

10.5.      Repairs.  If any part of the Building Systems shall be damaged during the performance of Alterations, Tenant shall promptly notify Landlord, and Landlord may elect to repair such damage at Tenant’s expense.  Alternatively, Landlord may require Tenant to repair such damage at Tenant’s sole expense using contractors reasonably approved by Landlord.

10.6.      Ownership and Removal of Alterations.

(a)          Ownership.  All Alterations shall become a part of the Building and immediately belong to Landlord without compensation to Tenant, unless Landlord consents otherwise in writing; provided, however, that equipment and movable furniture shall remain the property of Tenant.

(b)          Removal.  If required by Landlord, Tenant, prior to the expiration of the Term or termination of this Lease, shall, at Tenant’s sole cost and expense, except for Minor Alterations, (i) remove any or all Alterations, (ii) restore the Premises to the condition existing prior to the installation of such Alterations, and (iii) repair all damage to the Premises or the Building caused by the removal of such Alterations.  Notwithstanding anything to the contrary in the preceding sentence, Landlord shall advise Tenant at the time of Landlord’s approval of the Alterations, as to whether Tenant will be required to remove such Alterations upon the expiration of the Term or termination of this Lease. If Tenant fails to remove, restore and repair under this Section, then Landlord may remove such Alterations and perform such restoration and repair, and Tenant shall reimburse Landlord for the cost thereof.  Subject to the foregoing provisions regarding removal, all Alterations shall be Landlord’s property and at the expiration of the Term or termination of this Lease shall remain on the Premises without compensation to Tenant.

10.7.      Minor Alterations.  Notwithstanding any provision in the foregoing to the contrary, Tenant may construct Minor Alterations in the Premises without Landlord’s prior written consent, but with prior notification to Landlord.  Before commencing construction of Minor

Alterations, Tenant shall submit to Landlord such documentation as Landlord may reasonably require to determine whether Tenant’s proposed Alterations qualify as Minor Alterations.  Except to the extent inconsistent with this Section 10.7, Minor Alterations shall otherwise comply with the provisions of this Article 10.  All references in this Lease to “Alterations” shall mean and include Minor Alterations, unless specified to the contrary.

10.8.      Landlord’s Fee.  In connection with installing or removing Alterations, Landlord may retain third parties to review Tenant’s plans, specifications and working drawings and/or to supervise the construction, installation or removal of Alterations from the Premises, in which event Tenant shall reimburse Landlord for the actual and reasonable fees and costs charged by such third parties.

11.          Liens.  Tenant shall keep the Building and the Project free from any liens arising out of any work performed or obligations incurred by or for, or materials furnished to, Tenant pursuant to this Lease or otherwise.  Landlord shall have the right to post and keep posted on the Premises any notices permitted or required by law or which Landlord may deem to be proper for the protection of Landlord, the Building, and the Project from such liens.  If Tenant does not, within ten (10) days following the demand by Landlord, cause such lien to be released of record or bonded against, and such failure shall continue for more than ten (10) days after Tenant’s receipt of a second (2nd) written demand from Landlord, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by any means as Landlord shall deem proper, including by payment or settlement of the claim giving rise to such lien.  All reasonable sums paid by Landlord for such purpose, and all reasonable expenses incurred by it in connection therewith (including, without limitation, reasonably attorneys’ fees), shall be payable to Landlord by Tenant, as Additional Rent, within thirty (30) days of demand, together with interest at the Interest Rate from the date such expenses are incurred by Landlord to the date of the payment thereof by Tenant to Landlord.  The bond permitted under this Section shall be issued by a company reasonably acceptable to Landlord.

12.          Damage or Destruction.

12.1.      Obligation to Repair.  Except as otherwise provided in this Article 12, if the Premises, or any other portion of the Building necessary for Tenant’s ultimate use and occupancy of the ultimate Premises are damaged or destroyed by Casualty, Landlord shall, within ninety (90) days after Landlord obtains actual knowledge of such damage or destruction (“Casualty Discovery Date”) or as soon thereafter as possible, deliver to Tenant an estimate prepared by a reputable architect, contractor or engineer selected by Landlord setting forth such architect’s, contractor’s or engineer’s estimate as to the time reasonably required to repair such damage or destruction (the “Restoration Estimate Notice”).  If such Restoration Estimate Notice states that the necessary repairs can be completed within two (2) years after the date of delivery to Tenant of the Restoration Estimate Notice and if Landlord receives insurance proceeds sufficient for such purpose  so long as Landlord was carrying at a minimum required insurance hereunder this Lease (without considering any deductibles), then (a) Landlord shall promptly proceed to repair such damage to substantially the same condition existing immediately prior to such damage or destruction, subject to Section 12.5 below, to the extent commercially reasonable and as permitted by and subject to then applicable Requirements; (ii) this Lease shall remain in full force and effect; and (iii) to the extent such damage or destruction did not result from the negligence or willful act or omission of Tenant or any other Tenant Parties, Base Rent shall abate to the extent that the amount thereof is compensated for and recoverable from the proceeds of rental abatement or business interruption insurance maintained by Landlord, for such part of the Premises rendered unusable by Tenant in the conduct of its business during the time such part is so unusable, in the proportion that the rentable area contained in the unusable part of the Premises bears to the total rentable area of the Premises.

12.2.      Landlord’s Election.  If the Restoration Estimate Notice states that the necessary repairs cannot be completed within two (2) years after the date of delivery to Tenant of the Restoration Estimate Notice or if insurance proceeds are insufficient for such purpose so long as Landlord was carrying at a minimum required insurance hereunder this Lease (without considering any deductibles), or if Landlord does not otherwise have the obligation to repair or restore the damage or destruction pursuant to Section 12.1, then in any such event Landlord may elect, within thirty (30) days after delivery to Tenant of the Restoration Estimate Notice, to (i) terminate this Lease, or (ii) repair the Premises or the portion of the Project necessary for Tenant’s use and occupancy of the ultimate Premises pursuant to the applicable provisions of Section 12.1 above.  If Landlord terminates this Lease, then this Lease shall terminate as of the date specified in Landlord’s notice.  Notwithstanding the foregoing, if Landlord elects to terminate this Lease but prior to the effectiveness of such termination, Tenant elects to exercise its rights under the terms of Article 31, then, upon the consummation of Tenant’s purchase of the Property, Landlord shall assign all unpaid insurance proceeds as a result of such Casualty (excluding rental interruption insurance for periods prior to the Closing Date) to Tenant, and Tenant shall receive the Casualty Credit as described in Section 31.9(c).

12.3.      Tenant’s Election.  If Landlord has not terminated this Lease as provided above, or does not have the right to do so, and the Restoration Estimate Notice states that the necessary repairs can be completed within two (2) years after the date of delivery to Tenant of the Restoration Estimate Notice, then Tenant shall not have the right to terminate this Lease; provided, however that if Landlord has not terminated this Lease as provided above, and the Restoration Estimate Notice states that the necessary repairs cannot be completed within two (2) years after the date of delivery to Tenant of the Restoration Estimate Notice, or if the insurance required to be maintained by Landlord under this Lease is insufficient to restore the Building (including by virtue of any deductible that is not included in the Casualty Credit), Tenant, by written notice to Landlord delivered within thirty (30) days after the date of delivery to Tenant of the Restoration Estimate Notice, may elect to terminate this Lease, in which event this Lease shall terminate on the date set forth in Tenant’s termination notice as if such date were the Expiration Date set forth herein.

12.4.      Cost of Repairs.  Subject to the provisions of this Article 12, Landlord shall repair the Building and all improvements in the Premises, other than Alterations.  Tenant shall pay the cost to repair Alterations.  Tenant shall be responsible to replace or repair, at Tenant’s cost and expense, Tenant’s furniture, equipment, trade fixtures and other personal property in the Premises.  Tenant shall be responsible for insuring one hundred percent (100%) of the cost of repair and replacement under this Section 12.4 and shall provide evidence of such insurance to Landlord upon request from Landlord.

12.5.      Damage at End of Term.  Notwithstanding anything to the contrary contained in this Article 12, if the Premises, or any material portion thereof or of the Building, are damaged or destroyed by Casualty within the last twelve (12) months of the Term, then Landlord shall have the right, in its sole discretion, to terminate this Lease by notice to Tenant given within ninety (90) days after the Casualty Discovery Date.  Such termination shall be effective on the date specified in Landlord’s notice to Tenant, but in no event later than the end of such ninety (90) day period.

12.6.      Waiver of Statutes.  The respective rights and obligations of Landlord and Tenant in the event of any damage to or destruction of the Premises, or any other portion of the Building are governed exclusively by this Lease.  Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Civil Code Sections 1932(2) and 1933(4), providing for the termination of a lease upon destruction of the leased property.

13.          Eminent Domain.

13.1.      Effect of Taking.  Except as otherwise provided in this Article 13, if all or any part of the Premises is taken as a result of the exercise of the power of eminent domain or condemned for any public or quasi-public purpose, or if any transfer is made in avoidance of such exercise of the power of eminent domain (collectively, “taken” or a “taking”), this Lease shall terminate as to the part of the Premises so taken as of the effective date of such taking.  On a taking of a portion of the Premises, Tenant shall have the right to terminate this Lease by notice to Landlord given within sixty (60) days after the effective date of such taking, if the portion of the Premises taken is of such extent and nature so as to materially impair Tenant’s business use of the balance of the Premises.  Such termination shall be operative as of the effective date of the taking.  Upon a taking of the Premises which does not result in a termination of this Lease (other than as to the part of the Premises so taken), the Base Rent shall thereafter be reduced as of the effective date of such taking in the proportion that the rentable area of the Premises so taken bears to the total rentable area of the Premises.

13.1.1        Taking Before Closing.  Notwithstanding Section 13.1, if, prior to the Closing Date (as defined in Article 31), proceedings are commenced for the taking an amount of the Building which would leave the remaining Premises (i) constituting of less than Six Hundred Thousand (600,000) rentable square feet, (ii) with less than the required parking spaces as required by applicable Requirements, or (iii) otherwise materially adversely affect access to the Building or the Premises, then Tenant shall have the right, by giving notice to Landlord within thirty (30) days after Landlord gives notice of the commencement of such proceedings to Buyer, to terminate this Lease, in which event this Lease shall terminate. If, before the Closing Date, proceedings are commenced for the taking by exercise of the power of eminent domain of less than such a material part of the Property, or if Tenant has the right to terminate this Agreement pursuant to the preceding sentence but Tenant does not exercise such right, then this Lease shall remain in full force and effect and, on the Closing Date, the condemnation award (or, if not theretofore received, the right to receive such award) payable to Landlord on account of the taking shall be credited to Tenant.  Landlord shall give notice to Tenant reasonably promptly after Landlord’s receiving notice of the commencement of any proceedings for the taking by exercise of the power of eminent domain of all or any part of the Property. If necessary, the

Closing Date shall be postponed until Seller has given any notice to Tenant required by this Section 13.1 and the period of thirty (30) days described in this Section 13.1.1 has expired.

13.2.      Condemnation Proceeds.  Except as is provided in Section 13.1.1, all compensation awarded or received in connection with a taking shall be the property of Landlord, and Tenant hereby assigns to Landlord any and all elements of said compensation which Tenant would, in the absence of said assignment, have been entitled to receive.  Specifically, and without limiting the generality of the foregoing, said assignment is intended to include: (i) the “bonus value” represented by the difference, if any, between Rent under this Lease and market rent for the unexpired Term of this Lease, (ii) the value of improvements to the Premises, whether said improvements were paid for by Landlord or by Tenant, (iii) the value of any trade fixtures, and (iv) the value of any and all other items and categories of property for which payment of compensation may be made in any such taking.  Notwithstanding the foregoing, Tenant shall be entitled to receive any award of compensation for loss of or damage to the goodwill of Tenant’s business (but only to the extent the same does not constitute “bonus value”), interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property, and for any moving or relocation expenses which Tenant is entitled under the law to recover directly from the public agency which acquires the Premises provided that such claim does not impair Landlord’s claim.

13.3.      Restoration of Premises.  On a taking of the Premises which does not result in a termination of this Lease (other than as to the part of the Premises so taken), Landlord shall restore the Premises to substantially the condition existing immediately before such taking, to the extent commercially reasonable and as permitted by and subject to then applicable Requirements.  Landlord shall perform such restoration in accordance with the applicable provisions and allocation of responsibility for repair and restoration of the Premises on damage or destruction pursuant to Article 12 above, and both parties shall use any awards received by such party attributable to the Premises for such purpose.

13.4.      Taking at End of Term.  Notwithstanding anything to the contrary contained in this Article 13, if the Premises, or any portion thereof or of the Building, are taken within the last twelve (12) months of the Term, then Landlord shall have the right, in its sole discretion, to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking.  Such termination shall be effective on the date specified in Landlord’s notice to Tenant, but in no event later than the end of such 90-day period.

13.5.      Tenant Waiver.  The rights and obligations of Landlord and Tenant on any taking of the Premises or any other portion of the Building are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Code of Civil Procedure Sections 1265.120 and 1265.130, or any similar successor statute.

14.          Insurance.

14.1.      Liability Insurance.  Subject to Tenant’s right to self-insure set forth in Section 14.4 below, Tenant, at its cost and expense, shall procure and maintain, from the Lease Date and throughout the Term, the following insurance:

14.1.1           Commercial General Liability Insurance.  Tenant shall maintain a policy(ies) of commercial general liability insurance written on an “occurrence” basis, with limits of liability, per occurrence and in the aggregate, of not less than Five Million Dollars ($5,000,000.00).  Such policy(ies) shall cover bodily injury, property damage, personal injury, and advertising injury arising out of or relating (directly or indirectly) to Tenant’s business operations, conduct, assumed liabilities, or use or occupancy of the Premises, the Building, or the Project, and shall include all the coverages typically provided by the Broad Form Commercial General Liability Endorsement, including broad form property damage coverage (which shall include coverage for completed operations).  Tenant’s liability coverage shall further include premises-operations coverage, products liability coverage (if applicable), products-completed operations coverage, and blanket contractual coverage.  It is the parties’ intent that Tenant’s contractual liability coverage provides coverage to the maximum extent possible with respect to liability assumed by Tenant under the indemnification provision of this Lease.

14.1.2          Tenant’s Workers’ Compensation and Employer Liability Coverage.  Tenant shall maintain workers’ compensation insurance as required by law and employer’s liability insurance with limits of no less than One Million Dollars ($1,000,000.00) each accident, One Million Dollars ($1,000,000.00) each employee, and One Million Dollars ($1,000,000.00) policy limit

14.1.3           Tenant’s Property Insurance.  Tenant shall maintain property insurance coverage for all office furniture, trade fixtures, office equipment, merchandise, and all other items of Tenant’s property in, on, at, or about the Premises, the Building and the Project.  Such policy shall (i) be written on a “all risk” (special-causes-of-loss) policy form or an equivalent form, (iii) include earthquake sprinkler leakage coverage.

14.1.4          Business Interruption, Loss of Income, and Extra Expense Coverage.  Tenant shall maintain business interruption, loss of income, and extra expense insurance covering all loss of income and charges and costs incurred arising out of all perils, failures, or interruptions, including any failure or interruption of Tenant’s business equipment (including, without limitation, telecommunications equipment), and the prevention of, or denial of use of or access to, all or part of the Premises, the Building, or the Project, as a result of those perils, failures, or interruptions.  The business interruption, loss of income, and extra expense coverage shall provide coverage for no less than twelve (12) months and shall be carried in amounts necessary to avoid any coinsurance penalty that could apply.  The business interruption, loss of income and extra expense coverage shall be issued by the insurer that issues Tenant’s property insurance under Section 14.1.3 above.

14.1.5           Other Tenant Insurance Coverage.  Landlord reserves the right, but not more often than once every three (3) years and upon not less than thirty (30) days’ prior written notice (but not in any event prior to the expiration of the Purchase Option Period), to require Tenant, at Tenant’s sole cost and expense, to procure and maintain other types of insurance coverage and/or increase the insurance limits set forth above if (i) Landlord in its reasonable discretion determines that such other types of insurance and/or increased limits are consistent with the then-current insurance requirements applicable to major tenants leasing space in Comparable Buildings, and (ii) Landlord’s lender requires that Tenant procure and maintain such other types of insurance coverage and/or increase the insurance limits.

14.2.      Form of Policies. The minimum limits of policies and Tenant’s procurement and maintenance of such policies described in Section 14.1 shall in no event limit the liability of Tenant under this Lease.  All insurance required by this Article 14 (excluding any amounts self-insured pursuant to Section 14.4) shall be issued on an occurrence basis by solvent companies qualified to do business in the State of California, and with a Best & Company rating of A:VIII or better.  Any insurance policy under this Article 14 (excluding any amounts self-insured pursuant to Section 14.4) may be maintained under a “blanket policy,” insuring other parties and other locations, so long as the amount and coverage required to be provided hereunder is not thereby diminished.).  Tenant shall provide Landlord a certificate of each policy of insurance required hereunder or a letter of self-insurance.  Tenant shall deliver such certificates or letter to Landlord within thirty (30) days after the Lease Date, but in no event later than the date that Tenant or any other Tenant Parties first enter the Premises and, upon renewal, not fewer than ten (10) days prior to the expiration of such coverage.  All Tenant’s liability insurance (excluding any amounts self-insured pursuant to Section 14.4) shall provide (i) that Landlord, Landlord’s managing agent (TMG Partners R.E., LLC), any Encumbrancer, and any other person designated by Landlord which has an interest in the Building or the Project, is designated as an additional insured without limitation as to coverage afforded under such policy; (ii) for severability of interests or that acts or omissions of one of the insureds or additional insureds shall not reduce or affect coverage available to any other insured or additional insured (if available); (iii) that the aggregate liability applies solely to the Project; and (iv) that Tenant’s insurance is primary and noncontributory with any insurance carried by Landlord.  All Tenant’s insurance shall provide that the insurer agrees not to cancel the policy without at least thirty (30) days’ prior written notice to all additional insureds (except in the event of a cancellation as a result of nonpayment, in which event the insurer shall give all additional insureds at least ten (10) days’ prior notice).  Tenant shall notify Landlord within ten (10) days after any material modification of any policy of insurance required under this Article.

14.3.      [Intentionally Omitted.].

14.4.     Tenant’s Self- Insurance.  In lieu of third-party insurance, Tenant shall have the right to self-insure all of the insurance Tenant is required to carry pursuant to Section 14.1, subject to Applicable Laws.  For the avoidance of doubt, the term “self-insure” shall mean Tenant is itself acting as though it were the insurance company providing the insurance required under the provisions of this Lease and Tenant shall pay any amounts due in lieu of insurance proceeds because of self-insurance, which amounts shall be treated as insurance proceeds for all purposes under this Lease. If an event or claim occurs for which a defense and/or coverage would have been available from the insurance company issuing insurance for which Tenant is required to maintain pursuant to Section 14.1 hereof and Tenant has self-insured with respect to such required insurance, Tenant shall, to the extent required under this Lease, (i) undertake the defense of any such claim, including a defense of Landlord at Tenant’s sole cost and expense; and (ii) use its own funds to pay any claim or replace any property or otherwise provide the funding that would have been available from insurance proceeds but for such election by Tenant to self-insure. Notwithstanding the foregoing, the right to self-insure described in this Section shall only apply so long as Tenant is the Original Tenant and wholly owned by PG&E Corporation, a company that is publicly traded on the NYSE or, subject to obtaining Landlord’s reasonable approval, Tenant is a Permitted Transferee that maintains a self-insurance program similar to the self-insurance program of Original Tenant with similar regulatory recovery treatment.

14.5.       Landlord’s Insurance.  Landlord shall, at all times during the Term of this Lease, procure and continue in full force the following insurance:

14.5.1          All-Risk.  Special form causes of loss (“all-risk” and also  known as “special form perils”) insurance (including boiler and machinery/equipment breakdown insurance, and terrorism insurance) insuring against loss from physical damage to the Building and the Project, including all Base Building Work, Landlord’s Work and Tenant Improvements conducted pursuant to the Work Letter and all other subsequent Alterations to the Premises (as hereinafter defined), and Landlord’s equipment and machinery in the Building, as the same may exist from time to time), the Common Areas, and the Project in an amount equal to the full replacement cost thereof (including foundations, footings, and underground installations), and including inflation guard protection and coverage for debris removal and enforcement of Requirements regulating construction.

14.5.2          CGL Insurance.  Commercial General Liability Insurance against claims for bodily injury, personal injury, death and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Building, the Common Areas, the Project, and all areas appurtenant thereto. Such insurance shall be on an occurrence basis, providing One Million Dollars ($1,000,00.00) per occurrence and Two Million Dollars ($2,000,000.00) in aggregate. Such insurance shall cover at least the following hazards:  (1) premises and operations; (2) products and completed operations on an “if any” basis; and (3) Contractual Liability as defined in the CGL policy.

14.5.3          Umbrella/Excess Liability. Landlord shall maintain Excess/ Umbrella Liability insurance in the amount of, no less than Ten Million Dollars ($10,000,000.00) per occurrence and in aggregate covering claims arising out of the ownership use, occupancy or maintenance of the Building, Common Areas, the Project, and all areas appurtenant thereto.

14.5.4         Earthquake Insurance.  Earthquake insurance against loss from physical damage to the Building, including Landlord’s Work and Tenant Improvements conducted pursuant to the Work Letter and Alterations to the Premises other than specialty Alterations or Alterations that are for uses other than general office use, in an amount no less than the full replacement value of the Project times the probable maximum loss for the Building, subject to a deductible or self-insured retention that does not exceed ten percent (10%) Replacement Cost per Building/Unit.

14.5.5         Ordinance and Law Insurance.  Ordinance or law coverage to compensate for the cost of demolition (up to ten percent (10%) of building value) and rebuilding of the undamaged portion of the Property (full limit per building value) or Building along with any increased cost of construction (up to ten percent (10%) of Building value), in an amount no less than the full replacement value of the Project.

14.5.6          Builder’s Risk Insurance.  At all times while Base Building Work, Landlord’s Work and Tenant Improvements are ongoing, Builder’s risk completed value form insurance for the full value of the construction contracts for Base Building Work, Landlord’s Work, and Tenant Improvements, plus all increased construction costs and recurring soft costs value, plus loss of income or delay in completion coverage with no time limitation and no extended period of indemnity, and extended to cover all materials, equipment, temporary structures, machinery and supplies as included in the estimated construction values, whether onsite, in transit (with a minimum sublimit of $5,000,000.00) or stored off-site (with a minimum sublimit of $5,000,000.00) and including underground property (1) on a non-reporting basis, (2) including permission to occupy the Building, (3) with an agreed amount endorsement waiving co-insurance provision, or confirmation that co-insurance does not apply; and (4) naming Landlord, the general contractor and subcontractors as named insureds.

14.5.7          Umbrella Insurance.  At all times while Base Building Work, Landlord’s Work and Tenant Improvements are ongoing, General and excess/umbrella liability insurance in the amount no less than Seventy Five Million and No/100 Dollars ($75,000,000.00) per occurrence and in the aggregate covering claims related to construction operations at the Building. Such coverage can be provided by either the Landlord or applicable general contractor performing such construction activities or in any combination so long as policies do not contain any construction, or “XCU” exclusions, and includes a waiver of subrogation in favor of Tenant.  If the liability coverages are provided by the general contractor, then Landlord shall also be required to carry coverage on a named insured basis for a minimum of Five Million and No/100 Dollars ($5,000,000.00) per occurrence and in the aggregate. Such coverage may be fulfilled via liability insurance as required above or an Owner Controlled Insurance Program (OCIP) or Contractor Controlled Insurance Program (CCIP) and shall be endorsed to provide products and completed operations insurance coverage for a period extending through the statute of limitations and/or repose in the State of California and shall include Tenant, its successors and/or assigns as an additional insured for on-going and completed operations on a primary and non-contributory basis with respect to any insurance or self-insurance carried by Tenant. Required limits may be fulfilled via a combination of primary and excess liability policies.

14.5.8          Pollution and Remediation Insurance.  Contractor’s Pollution Liability (“CPL”) insurance covering pollution events caused by or arising from construction activities, whether occurring at or away from the Building (i.e., “non-owned disposal site” coverage).  The CPL policy shall cover cleanup, whether on-site or off-site, as well as bodily injury and property damage. The CPL shall be written with a per occurrence and aggregate limit of no less than Ten Million and No/100 Dollars ($10,000,000.00). Such policy shall be in place during construction of the Base Building Work, Landlord’s Work and Tenant Improvements and for a period of at least seven (7) years post Substantial Completion of all Sub-Phases and include Tenant its successors and/or assigns as an additional insured on a primary and non-contributory basis.

14.5.9         Worker’s Compensation Insurance.  At all times prior to completion and delivery of all Sub-Phases, workers’ compensation insurance for those performing construction activities on, in or about the Building (the general contractor and subcontractors of all tiers) subject to the statutory limits of the State of California, and employer’s liability insurance with a limit of at least One Million and No/100 Dollars ($1,000,000.00) per accident and per disease per employee (with such exceptions as allowed in the construction agreement).

14.5.10          Vehicle Insurance.  At all times while Base Building Work, Landlord’s Work and Tenant Improvements are ongoing, Automobile liability insurance with a combined single limit of One Million and No/100 Dollars ($1,000,000.00) covering all vehicles being used with respect to any work or operations on or about the Building (such coverage may be provided by the general contractor and all applicable subcontractors) on a primary and non-contributory basis with respect to any insurance or self-insurance carried by Tenant.

14.5.11          Errors and Omissions Insurance.  Professional Liability or E&O insurance coverage is required of all firms engaged in a design-build capacity in connection with the Base Building Work, the Landlord’s Work and the Tenant Improvements in the amount of at least One Million and No/100 Dollars ($1,000,000.00) per claim and in the aggregate.

14.5.12          Landlord’s Insurance.  All insurance required to be carried by Landlord shall be issued by reputable insurance companies authorized to do business in the State of California having a rating of at least A-, VIII in the most current issue of “AM Best’s Insurance Guide.” Landlord shall use commercially reasonable efforts to obtain all such insurance at competitive rates.  The Policies provided for or contemplated by Sections 14.5.2 and 14.5.3 shall name Landlord as the insured and Tenant (and its successors and/or assigns) as additional insured. All policies provided for in this Section 14.5 shall contain clauses or endorsements to the effect that, or otherwise provide that the policies shall not be canceled without at least thirty (30) days’ notice to Tenant, except for non-payment of premium which shall be ten (10) days.  Any blanket insurance policy shall provide for the benefit of the Building the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate policy insuring only the Building in compliance with the provisions of this Section 14.5.

14.5.13          Certificates.  Landlord shall cause to be delivered to Tenant, from time to time upon Tenant’s request (but not more frequently than one (1) time during any twelve (12) month period) certificates evidencing the existence and amounts of, the insurance required to be maintained by Landlord hereunder.

14.5.14         Construction-Related Insurance. The parties agree that the insurance described in Sections 14.5.5 through 14.5.11 above is exclusively related to work being performed under the Work Letters and the costs of such insurance shall be allocated among the four scopes (Landlord’s  Work, Tenant Improvements, Base Building, and Seismic) on a pro rata basis based on contract amounts of each scope, with Landlord responsible for costs attributed to Landlord’s Work and Base Building, and Tenant responsible for costs attributed to Tenant Improvements and Seismic).

15.         Waiver of Subrogation Rights.  Each party, for itself and, without affecting any insurance maintained by such party, on behalf of its insurer, releases and waives any right to recover against the other party, including officers, employees, agents and authorized representatives (whether in contract or tort) of such other party, that arise or result from any and all loss of or damage to any property of the waiving party located within or constituting part of the Building, including the Premises, to the extent of amounts payable under a standard ISO Commercial Property insurance policy, or such additional property coverage as the waiving party may carry (with a commercially reasonable deductible), whether or not the party suffering the loss or damage actually carries any insurance, recovers under any insurance or self-insures the loss or damage.  Each party shall have their property insurance policies issued in such form as to waive any right of subrogation as might otherwise exist. This mutual waiver is in addition to any other waiver or release contained in this Lease.  Nothing in this section shall waive Tenant’s rights against Landlord even if Tenant is self-insuring.

16.          Tenant’s Waiver of Liability and Indemnification.

16.1.      Waiver and Release.  To the fullest extent permitted by Requirements, neither Landlord nor any of Landlord’s employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members (together, the “Indemnitees”) shall be liable to Tenant or any other Tenant Parties for, and Tenant waives as against and releases Landlord and the other Indemnitees from, any and all Claims for loss or damage to any property or injury, illness or death of any person in, upon or about the Premises and/or any other portion of the Building or the Project, arising at any time and from any cause whatsoever; provided, however, the foregoing waiver shall not apply to the extent that a Claim is proximately caused by an Indemnitee’s fraud, gross negligence, or willful misconduct.  The foregoing waiver shall not apply to the extent that a final judgment of a court of competent jurisdiction establishes that a Claim against an Indemnitee was proximately caused by such Indemnitee’s fraud, willful injury to person or property, or violation of Requirements.  In that event, however, the waiver under this Section 16.1 shall remain valid for all other Indemnitees. The provisions of this Section 16.1 shall survive the expiration or earlier termination of this Lease until all Claims within the scope of this Section 16.1 are fully, finally, and absolutely barred by the applicable statutes of limitations.

16.2.      Indemnification of Landlord.  To the fullest extent permitted by Requirements, Tenant shall indemnify, defend, protect and hold Landlord and the other Indemnitees harmless of and from Claims arising out of or in connection with, or related to any of the following:  (i) the making of Alterations, or (ii) injury to or death of persons or damage to property occurring or resulting directly or indirectly from:  (A) the use or occupancy of, or the conduct of business in, the Premises; (B) damage to the telephone distribution system of the Building caused by Tenant, (C) the use, generation, storage, handling, release, transport, or disposal by Tenant or any other Tenant Parties of any Hazardous Materials in or about the Premises or any other portion of the Building or the Project; (D) any other occurrence or condition in or on the Premises; and (E) acts, neglect or omissions of Tenant or any other Tenant Parties in or about any portion of the Building or the Project. The foregoing indemnification shall apply regardless of the active or passive negligence of Indemnitees and regardless of whether liability without fault or strict liability is imposed or sought to be imposed on Indemnitees.  The foregoing indemnification shall not apply in favor of any particular Indemnitee to the extent that a final judgment of a court of competent jurisdiction establishes that a Claim was proximately caused by the willful misconduct of such Indemnitee.  In that event, however, the indemnification under this Section 16.2 shall remain valid for all other Indemnitees.

16.2.1          Landlord shall have the right to reasonably approve legal counsel proposed by Tenant for defense of any Claim indemnified against hereunder or under any other provision of this Lease.

16.2.2          The provisions of this Section 16.2 shall survive the expiration or earlier termination of this Lease.

16.3.      Indemnification of Tenant.  To the fullest extent permitted by Requirements, Landlord shall indemnify, defend, protect and hold Tenant harmless from Claims arising out of the gross negligence or willful misconduct of Landlord or any of the Indemnitees in or about any portion of the Building or the Project.

17.          Assignment and Subletting.

17.1.      Compliance Required.  Tenant shall have no right, directly or indirectly, voluntarily or by operation of law, to sell, assign or otherwise transfer this Lease, or any interest herein (collectively, “assign” and “assignment”), or sublet the Premises, or any part thereof, or permit the occupancy of the Premises by any person other than Tenant (collectively, “sublease” and “subletting,” the assignee or sublessee under an assignment or sublease being referred to as a “transferee”) without Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned, or delayed.  Any assignment or subletting made in violation of this Article 17 shall, at Landlord’s option, be void.  As used herein, an “assignment” includes any sale or other transfer (such as by consolidation, merger or reorganization) in one or more transactions of (i) a majority of the voting stock of Tenant, if Tenant is a corporation, or (ii) a majority of the beneficial interests in Tenant, if Tenant is any other form of entity.  Tenant acknowledges that the limitations on assignment and subletting contained in this Article 17 are expressly authorized by California Civil Code Section 1995.010 et seq., and are fully enforceable by Landlord against Tenant.  Notwithstanding the foregoing, Tenant may allow any person or company that is providing services to Tenant to occupy the Premises without prior notice to or Landlord’s consent, and without such occupancy being deemed a subletting, provided that Tenant does not construct any demising walls or realize a profit in connection with such occupancy (such occupancy being referred to herein as a “Shared Use” and any such occupants due to a Shared Use being referred to herein as “Temporary Occupants”); provided, however:

(i)          Such Temporary Occupants shall have no rights under this Lease other than the ability to occupy the portion of the Premises for so long as providing services to Tenant as permitted above and Landlord shall have no obligation to such Temporary Occupants under this Lease or for any reason in connection with the use or occupancy of the Premises (including no obligation to provide any notices of any kind or to respond to requests for services, it being understood that all requests for services to be provided by Landlord pursuant to this Lease shall be communicated to Landlord by Tenant and not by any Temporary Occupants); and

(ii)          Such Temporary Occupants shall be bound by all of the terms and conditions of this Lease and shall use the Premises only in conformity with the provisions of this Lease and any breach of this Lease by any Temporary Occupant shall constitute a breach by Tenant. Tenant shall be fully liable for any act or omission of Temporary Occupants as if it were an act or omission of an employee of Tenant and any insurance policies required to be maintained by Tenant hereunder shall insure against any injury or damage caused by any of the Temporary Occupants as if such Temporary Occupant is an employee of Tenant.

17.2.          Request by Tenant; Landlord Response.  If Tenant desires to effect an assignment or sublease, Tenant shall submit to Landlord a request for consent together with the identity of the parties to the transaction, the nature of the transferee’s proposed business use for the Premises, the proposed documentation for and terms of the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein, including certified financial information for the two (2) year period immediately preceding Tenant’s request, credit reports, the business background and references regarding the transferee, an opportunity to meet and interview the transferee, and Tenant’s good faith estimate of the amount of Excess Rent (as defined below), if any, payable in connection with the proposed transaction.  Within twenty (20) days after the date of Tenant’s request to Landlord and Landlord’s receipt of all such information, Landlord shall have the right, by notice to Tenant, to: (i) consent to the assignment or sublease, subject to the terms of this Article 17; or (ii) decline to consent to the assignment or sublease.

17.3.          Standards and Conditions for Landlord Approval.  Without limiting the grounds on which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, Tenant acknowledges that Landlord may reasonably withhold its consent in the following instances:  (i) if there exists an Event of Default; (ii) if the transferee is a governmental or quasi-governmental agency, foreign or domestic, and unrelated to Tenant; (iii) if Tenant has not demonstrated to Landlord’s satisfaction that the transferee is financially responsible, with sufficient Net Worth and net current assets, properly and successfully to operate its business in the Premises and meet the financial and other obligations of this Lease; and (iv) if, in Landlord’s reasonable judgment, the transferee’s business, use and/or occupancy of the Premises would (A) violate any of the terms of this Lease or the lease of any other tenant in the Building or the Project, (B) not be comparable to and compatible with the types of use by other tenants in the Building, (C) fall within any category of use for which Landlord would not then lease space in the Building under its leasing guidelines and policies then in effect, (D) require any Alterations which would reduce the value of the existing leasehold improvements in the Premises, or (E) result in a material increase in density per Floor or require increased services by Landlord.  If Landlord consents to an assignment or sublease, the terms of such assignment or sublease transaction shall not be modified, and, in the case of a sublease, Tenant shall not voluntarily terminate the sublease, without Landlord’s prior written consent pursuant to this Article 17.  Landlord’s consent to an assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

17.4.          Costs and Expenses.  As a condition to the effectiveness of any assignment or subletting under this Article 17, Tenant shall reimburse Landlord for all reasonable costs and expenses, including attorneys’ fees and disbursements, incurred by Landlord in evaluating Tenant’s requests for consent or notifications for assignment or sublease, whether or not Landlord consents or is required to consent to an assignment or sublease up to Three Thousand Dollars ($3,000) for each request.  Tenant shall also reimburse Landlord all reasonable costs and expenses incurred by Landlord due to a transferee taking possession of the Premises, including freight elevator operation, security service, janitorial service and rubbish removal.

17.5.          Payment of Excess Rent and Other Consideration.

17.5.1          At Landlord’s request, Tenant shall pay to Landlord, within five (5) days after Tenant’s receipt thereof, fifty percent (50%) of any and all rent, sums or other consideration, howsoever denominated (but excluding consideration paid for Tenant’s trade fixtures, furnishings and equipment, and goodwill to the extent of the fair market value thereof), paid to or for the benefit of Tenant in connection with any assignment or sublease in excess of the Base Rent and Escalation Rent payable hereunder (if a sublease, prorated to reflect the Rent allocable to the subleased portion of the Premises), after first deducting all Transaction Expenses (the “Excess Rent”).

17.5.2          Upon Landlord’s request, Tenant shall provide Landlord with reasonable documentation of Tenant’s calculation of Excess Rent.  Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to an assignment or sublease, and shall have the right to make copies thereof.  If the Excess Rent respecting any assignment or sublease shall be found to be understated, Landlord must deliver such findings to Tenant in reasonable detail, and Tenant, within thirty (30) days after demand, shall pay the deficiency and Landlord’s costs of such audit.

17.6.      Assumption of Obligations; Further Restrictions on Subletting.  Each assignee shall, concurrently with any assignment, assume all obligations of Tenant under this Lease. Each sublease shall be made subject to this Lease and all of the terms, covenants and conditions contained herein.  The surrender of this Lease by Tenant, or a mutual cancellation thereof, or the termination of this Lease in accordance with its terms, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or operate as an assignment to Landlord of any or all such subleases.  No sublessee (other than Landlord) shall have the right further to sublet.  Any assignment by a sublessee of its sublease shall be subject to Landlord’s prior consent in the same manner as an assignment by Tenant.  No sublease, once consented to by Landlord, shall be modified or terminated (other than pursuant to the express terms thereof) without Landlord’s prior consent.  No assignment or sublease shall be binding on Landlord unless the transferee delivers to Landlord a fully executed counterpart of the assignment or sublease which contains (i) in the case of an assignment, the assumption by the assignee as required under this Section, or (ii) in the case of a sublease, recognition by the sublessee, of the provisions of this Section 17.6, and which assignment or sublease shall otherwise be in form and substance satisfactory to Landlord, but the failure or refusal of a transferee to deliver such instrument shall not release or discharge such transferee from the provisions and obligations of this Section 17.6 and shall constitute an Event of Default.

17.7.      No Release.  No assignment or sublease shall release Tenant from its obligations under this Lease, whether arising before or after the assignment or sublease.  The acceptance of Rent by Landlord from any other person shall not be deemed a waiver by Landlord of any provision of this Article 17.  On an Event of Default by any assignee of Tenant in the performance of any of the terms, covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee.  No consent by Landlord to any further assignments or sublettings of this Lease, or to any modification, amendment or termination of this Lease, or to any extension, waiver or modification of payment or any other obligations under this Lease, or any other action by Landlord with respect to any assignee or sublessee, or the insolvency, bankruptcy or Event of Default of any such assignee or sublessee, shall affect the continuing liability of Tenant for its obligations under this Lease, and Tenant waives any defense arising out of or based thereon, including any suretyship defense of exoneration. Landlord shall have no obligation to notify Tenant or obtain Tenant’s consent with respect to any of the foregoing matters.  As a condition to Landlord’s approval of any assignment, Landlord may require Tenant to execute Landlord’s then standard form of guaranty to reaffirm Tenant’s obligations hereunder.

17.8.      No Encumbrance; No Change in Permitted Use.  Notwithstanding anything to the contrary contained in this Article 17, (i) Tenant shall have no right to encumber, pledge, hypothecate or otherwise transfer this Lease, or any of Tenant’s interest or rights hereunder, as security for any obligation or liability of Tenant, and (ii) Tenant shall have no right to propose (and Landlord shall have no obligation to consider or approve) any assignment or subletting which entails any change in the Permitted Use.  Without limiting the generality of the foregoing, Tenant expressly agrees that Tenant shall not, and Tenant has no right to, encumber, pledge, or hypothecate any leasehold improvements or Alterations, including fixtures.

17.9.      Right to Assign or Sublease Without Landlord’s Consent.

17.9.1          Notwithstanding the provisions of Section 17.1 above, the provisions of this Article 17 shall not apply to (i) the transfer of stock in Tenant so long as Tenant’s parent is a publicly traded corporation, the stock of which is listed on a national stock exchange or over the counter stock exchange, (ii) the issuance of stock in Tenant or Tenant’s parent in a public offering or pursuant to the terms of a confirmed Chapter 11 plan of reorganization, (iii) transfers of interests in Tenant, or (iv) any assignment of this Lease pursuant to the Case Resolution Contingency Process, so long as the assignee is acquiring all or substantially all of the assets of the Tenant. As used herein, “Case Resolution Contingency Process” means the case resolution contingency process set forth in Exhibit A to the Debtors’ Motion Pursuant to 11 U.S.C. §§ 105 and 363 and Fed. R. Bankr. P. 9019 for Entry of an Order (i) Approving Case Resolution Contingency Process and (ii) Granting Related Relief [Docket No. 6398] filed in the Tenant’s Chapter 11 case, as such process may be amended by any Court order approving such motion.

17.9.2          Notwithstanding anything to the contrary in this Lease, the provisions of Section 17.1, Section 17.2, Section 17.3 and Section 17.5 above shall not apply to any assignment, sublease or shared occupancy to or with: (i) an entity which controls, is controlled by, or is under common control with Tenant; (ii) an entity into or with which Tenant is merged or consolidated; (iii) an entity which acquires all or substantially all of the assets of Tenant; (iv) an entity which acquires control of Tenant, or (v) any successor entity to Tenant by way of merger, consolidation or other non-bankruptcy corporate reorganization of Tenant, including a so-called spin off; provided that the (1) provisions of Section 17.7 continue to apply; (2) the proposed transferee’s use of the Premises shall be the Permitted Use; and (3) in the case of an assignment, Tenant shall deliver to Landlord, within thirty (30) days after the effective date of the assignment, an agreement evidencing the assignment and assumption by the assignee of Tenant’s obligations under this Lease.  With respect to any transfer meeting the conditions set forth in Section 17.9.1 or this Section 17.9.2 the resultant transferee shall be a “Permitted Transferee”.  Notwithstanding anything to the contrary in this Section 17.9, the terms and conditions of Sections 17.4, 17.6, 17.7 and 17.8 shall apply to any transfer described in Section 17.9.1 or Section 17.9.2.

18.          Rules and Regulations.  Tenant shall observe and comply, and shall cause the other Tenant Parties to observe and comply, with the Rules and Regulations, and, after notice thereof, with all reasonable modifications and additions that are not materially inconsistent with rules and regulations of Comparable Buildings from time to time promulgated in writing by Landlord.  A copy of the current Rules and Regulations is attached hereto as Exhibit F.  Landlord shall not be responsible to Tenant, or any of the other Tenant Parties, for noncompliance with any Rules and Regulations by any other tenant, sublessee, or other occupant of the Building or the Project.

19.          Entry of Premises by Landlord; Modification to Common Areas.

19.1.          Entry of Premises.  Landlord and its authorized agents, employees, and contractors may enter the Premises upon 24 hours’ prior written notice, which notice, for the limited purposes of this Section 19.1, may be by email to an authorized onsite representative of Tenant, and Tenant shall provide Landlord with an email address for such person at Landlord’s request (except in the case of an emergency, in which case Landlord and its authorized agents, employees and contractors shall have the right to immediate access without notice, but Landlord shall endeavor to give as much notice as reasonably practical in light of emergency conditions, which notice may occur after any such entry) to: (i) inspect the same; (ii) determine Tenant’s compliance with its obligations hereunder; (iii) exhibit the same to prospective purchasers, Encumbrancers or tenants; (iv) supply any services to be provided by Landlord hereunder; (v) post notices of nonresponsibility or other notices permitted or required by law; (vi) make repairs, improvements or alterations, or perform maintenance in or to, the Premises or any other portion of the Building including the Building Systems, or the Project; (vii) access or perform work on any of the items, equipment and areas reserved from the leasehold estate pursuant to Section 2 above; and (viii) perform such other functions as Landlord deems reasonably necessary or desirable.  Landlord may also grant access to the Premises to government or utility representatives and bring and use on or about the Premises such equipment as Landlord deems reasonably necessary to accomplish the purposes of Landlord’s entry under this Section 19.1.  Landlord shall have and retain keys with which to unlock all of the doors in or to the Premises, and Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises, including secure areas.

19.2.          Renovations.  Landlord plans to undertake a major renovation and redevelopment of the Building, including the Common Areas, and the Project (including, without limitation, the Parking Facility and Roof Garden) and may, from time to time, undertake further improvements, alterations or modifications of all or any part of the Project (collectively, the “Renovations”).  Landlord reserves the right, in its sole discretion, in connection with the Renovations and otherwise from time to time, to:  (i) make changes to the Common Areas, the Building and/or the Project, including, without limitation, changes in the location, size, shape and number of any improvements; (ii) close temporarily any portion of the Project for redevelopment and/or repair and maintenance purposes so long as reasonable access to the Premises remains available; (iii) add additional buildings and improvements to the Project or remove existing buildings or improvements therefrom; (iv) use the Common Areas and/or other areas of the Building or the Project while engaged in making additional improvements, repairs or alterations to the Building or the Project or any portion thereof; (v) remove or close the pedestrian bridge connecting the Building and the Parking Facility; and (vi) do and perform any other acts, alter or expand, or make any other changes in, to or with respect to the Common Areas and/or the Building or the

Project as Landlord may, in its sole discretion, deem to be appropriate; provided, however, any such Renovations shall not materially interfere with Tenant’s use of, or access to, the Premises or the Parking Facility, except that (x) Tenant acknowledges that until the entire Premises is delivered to Tenant, there will be ongoing construction of Tenant Improvements for Tenant in portions of the Building not yet delivered to Tenant and there may be unscheduled work performed in the Building due to Tenant-initiated change orders; and (y) Tenant’s use of, and access to, the Parking Facility shall at all times be subject to Article 29 below.  Without limiting the foregoing, Landlord reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to the Premises or to other parts of the Building that are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building that are located within the Premises or located elsewhere in the Building so long as such actions do not materially interfere with the use, occupancy or operations of Tenant in the Premises.  As used herein, it is understood that the term “Renovations” sometimes also includes the Tenant Improvements and Landlord’s Work for the Premises and Base Building Work.  Notwithstanding anything in this Lease to the contrary, from and after the date that Tenant occupies the entire Premises, Landlord shall not undertake any Renovations to the Building, except for (x) work required to address emergency situation, and (y) any actions taken to allow Landlord to perform its obligations under this Lease, and (z) any Renovations approved by Tenant, which approval shall not be unreasonably withheld.

19.3.      Waiver of Claims.  Tenant acknowledges that Landlord, in connection with Landlord’s activities under this Article 19, may, among other things, erect scaffolding or other necessary structures in the Premises, the Building and/or the Project, limit or eliminate access to portions of the Building or the Project, including portions of the Common Areas, or perform work in the Premises and/or the Building or the Project, which work may create noise, dust, vibration, odors or leave debris in the Premises and/or the Building or the Project.  Without limiting the generality of Section 16.1 above, Tenant hereby agrees that Landlord’s activities under this Article 19 shall in no way constitute an actual or constructive eviction of Tenant nor entitle Tenant to any abatement of Rent.  Landlord shall not be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from Landlord’s activities under this Article 19 or the performance of Landlord’s obligations under this Lease, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from Landlord’s activities hereunder, or for any inconvenience or annoyance occasioned by such activities.

20.          Default and Remedies.

20.1.      Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default” by Tenant:

20.1.1          Nonpayment of Rent.  Failure to pay (i) Base Rent or any regularly scheduled payment of Rent when due and such failure continues for three (3) business days after written notice of such delinquency from Landlord to Tenant (provided, however, Tenant shall not be entitled to notice or a cure period more than two (2) times in any twelve (12) month period), or (ii) any other payment required by this Lease and such failure continues for five (5) business days after written notice of such delinquency from Landlord to Tenant (provided, however, Tenant shall not be entitled to notice or a cure period more than two (2) times in any twelve (12) month period).

20.1.2          Unpermitted Assignment.  An assignment or sublease made in contravention of any of the provisions of Article 17 above.

20.1.3          Abandonment.  Tenant abandons the Premises (as defined in California Civil Code Section 1951.3).

20.1.4         Bankruptcy and Insolvency.  This Section 20.1.4 shall only apply following the conclusion of Tenant’s existing Chapter 11 Cases.  A general assignment by Tenant for the benefit of creditors, the liquidation of Tenant, or any action or proceeding commenced by Tenant under any Bankruptcy Code or any such action commenced against Tenant and not discharged within thirty (30) days after the date of commencement.

20.1.5         Hazardous Materials, Insurance, Subordination, Estoppel, Holding Over, and Security Deposit.  Failure to perform or fulfill any obligation, covenant, condition or agreement required under Section 7.5 (Compliance with Environmental Laws; Use of Hazardous Materials), Article 14 (Insurance), Article 21 (Subordination, Attornment and Nondisturbance), Article 23 (Estoppel Certificate), Article 25 (Holding Over), within the respective time periods specified therein (if any).

20.1.6          Other Obligations.  Failure to perform or fulfill any other obligation, covenant, condition or agreement under this Lease (other than those described in Section 20.1(a) through Section 20.1(e) above), and such failure continues for thirty (30) days after written notice from Landlord or Landlord’s agent, or, if the failure is of a nature requiring more than thirty (30) days to cure, then an additional thirty (30) days after the expiration of such thirty (30) day period, but only if Tenant commences cure within such thirty (30) day period and thereafter diligently pursues such cure to completion within such additional thirty (30) period.

20.1.7          Tenant Cure Periods.  Any cure periods provided above are in lieu of any other time periods provided by law with respect to curing Tenant’s failure to perform or comply with any covenants, agreements, terms or conditions of this Lease to be performed or observed by Tenant, and Tenant hereby waives any right under law now or hereinafter enacted to any other time or cure period, including notice and cure periods under California Code of Civil Procedure Sections 1161, et seq.

20.2.      Landlord’s Remedies Upon Occurrence of Event of Default.  On the occurrence of an Event of Default, Landlord shall have the right either (i) to terminate this Lease and recover possession of the Premises, or (ii) to continue this Lease in effect and enforce all Landlord’s rights and remedies under California Civil Code Section 1951.4 (by which Landlord may recover Rent as it becomes due, subject to Tenant’s right to assign pursuant to Article 17).  Landlord may, without any liability to Tenant for loss or damage thereto or loss of use thereof, store any property of Tenant located in the Premises at Tenant’s expense or otherwise dispose of such property in the manner provided by law.  If Landlord does not terminate this Lease, Tenant shall in addition to continuing to pay all Rent when due, also pay Landlord’s costs of attempting to relet the Premises, any repairs and alterations necessary to prepare the Premises for such reletting, and brokerage commissions and attorneys’ fees incurred in connection therewith, less the rents, if any, actually received from such reletting. Notwithstanding Landlord’s election to continue this Lease in effect under clause (ii) above, Landlord may at any time thereafter terminate this Lease pursuant to this Section 20.3.

20.3.          Damages Upon Termination.  If and when Landlord terminates this Lease pursuant to Section 20.2, Landlord may exercise all its rights and remedies available under California Civil Code Section 1951.2, including the right to recover from Tenant (i) the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rent loss that the Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.  The term “rent” as used in this Section 20.3 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in clauses (i) and (ii) above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate.  As used in clause (iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

20.4.          Computation of Certain Rent for Purposes of Default.  For purposes of computing unpaid Rent pursuant to Section 20.3 above, Escalation Rent for the balance of the Term shall be projected based upon the average annual rate of increase, if any, in Escalation Rent from the Commencement Date through the time of award.

20.5.          Landlord’s Right to Cure Defaults.  If Tenant commits an Event of Default, then Landlord may, without waiving such Event of Default or releasing Tenant from any of its obligations hereunder, make any payment or perform any obligation on behalf of Tenant comprised in such Event of Default.  All payments so made by Landlord, and all costs and expenses incurred by Landlord to perform such obligations, shall be due and payable by Tenant as Rent immediately upon receipt of Landlord’s demand therefor.  Landlord may enter the Premises and remove all Tenant’s personal property and trade fixtures from the Premises. If Landlord removes Tenant’s personal property and trade fixtures from the Premises, Landlord shall store or dispose of such items as required or permitted by Applicable Laws.

20.6.         Waiver of Forfeiture.  Tenant hereby waives California Code of Civil Procedure Section 1179, California Civil Code Section 3275, and all such similar laws now or hereinafter enacted which would entitle Tenant to seek relief against forfeiture in connection with any termination of this Lease.

20.7.          Remedies Cumulative.  The rights and remedies of Landlord under this Lease are cumulative and in addition to, and not in lieu of, any other rights and remedies available to Landlord at law or in equity.  Landlord’s pursuit of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other right or remedy.

20.8.           Landlord’s Default.  Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt by Landlord of written notice from Tenant specifying in detail Landlord’s alleged failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion.  In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord’s failure to perform any covenant or agreement contained in this Lease.  Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant’s remedies for Landlord’s failure to perform hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction.

20.9.          Tenant’s Self-Help.  If Landlord shall default in the observance or performance of any material term or provision of this Lease on Landlord’s part to be observed or performed and Tenant’s ability to use and occupy the Premises is materially impaired as a result thereof, and such failure continues for thirty (30) days after written notice thereof to Landlord and any Encumbrancer (such period shall be extended if Landlord is using good faith, diligent and commercially reasonable efforts to remedy such default) or such shorter period, if any, as Tenant may reasonably determine to be appropriate in case of an emergency involving an imminent threat to life or property, then, except in the event of such an emergency, Tenant shall deliver a second notice to Landlord and any Encumbrancer (such written notice to expressly state Tenant’s intention to exercise its rights under this Section 20.9), and if Landlord does not commence required repairs or commence such other actions within five (5) business days thereafter as required to remedy such default and the rights of any Encumbrancer to cure such default pursuant to any SNDA has expired, then Tenant, without being under any obligation to do so and without thereby waiving such default, may remedy such default on behalf of Landlord.  In performing any work in the Building under this Section 20.9, Tenant shall use contractors approved by Landlord in the past to perform similar work in the Building (unless such contractors are not available to perform on a timely basis, in which case Tenant may utilize the services of any other qualified contractors that typically and regularly perform similar work in Comparable Buildings and shall engage only labor that is harmonious and compatible with other labor working in the Building) and in all events such contractors must at all times maintain the insurance coverage required hereunder of contractors who perform work on behalf of Tenant in the Premises.  Notwithstanding the foregoing, Tenant shall not exercise its rights under this Section 20.9 as to any equipment and systems where warranty coverage is in place to the extent Tenant has been given notice of the same.  Promptly following completion of any work undertaken by Tenant pursuant to this Section, Tenant shall deliver a detailed invoice of the work completed, the materials used and the reasonable costs relating thereto, an assignment of any and all warranties relating to such work, and an unconditional final lien waiver and release regarding such work.  If Landlord does not deliver a detailed written objection to Tenant within thirty (30)

days after receipt of such invoice and documentation from Tenant, then Tenant shall be entitled to deduct from Base Rent payable by Tenant under this Lease (or to a credit against the Purchase Price as provided in Section 31.4(d), as applicable) or seek reimbursement from Landlord as provided in Section 3.2.6, the amount set forth in such invoice, commencing with the Base Rent first due and payable at least forty five (45) days after Tenant’s delivery of such invoice.  If, however, Landlord delivers to Tenant, within thirty (30) days after delivery of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable detail Landlord’s good faith reasons for its claim that such action did not have to be taken by Tenant pursuant to this Lease or that the charges are unreasonable (in which case Landlord shall pay the amount it contends would have been reasonable), then Tenant shall not then be entitled to such deduction from Base Rent (or a credit against the Purchase Price under Section 31.4(d), as applicable) or reimbursement by Landlord as provided in Section 3.2.6, but, rather, such dispute shall be resolved by arbitration in accordance with the provisions of Section 35.6 hereof.  Tenant’s right to perform repair work under this Section 20.9 shall be subject to the rights of any other tenants or other occupants of the Building, and Tenant shall indemnify, defend, protect, and hold harmless Landlord from and against any and all losses, claims, costs, damages, liability and expenses (including without limitation reasonable attorneys’ fees and costs of suit) arising from the negligence or willful misconduct of Tenant or anyone performing work on Tenant’s behalf.

21.          Encumbrances; Subordination, Attornment and Nondisturbance.

21.1.          Encumbrances.  Subject to receipt of a commercially reasonable non-disturbance agreement from any Encumbrancer (if any Encumbrancer exists from time to time), in the form of Exhibit G attached hereto (the “SNDA”) or another form including substantially similar terms and conditions, this Lease and all of Tenant’s rights hereunder shall be automatically subordinate to any and all Encumbrances, to all renewals, modifications, consolidations, replacements and extensions thereof, and to any and all advances made or hereafter made on the security thereof or Landlord’s interest therein, unless an Encumbrancer requires in writing that this Lease be superior to its Encumbrance all in accordance with the terms of the SNDA.  If the Encumbrancer or a purchaser upon the foreclosure of any Encumbrance or any successors thereto upon any foreclosure sale or deed in lieu thereof shall succeed to the interest of Landlord under the Lease, then in accordance with the terms of the SNDA (i) such Encumbrancer, purchaser or successor shall have the same remedies, by entry, action or otherwise for the non-performance of any agreement contained in the Lease, for the recovery of Rent or for any other default or Event of Default hereunder that Landlord had or would have had if any such Encumbrancer, purchaser or successor had not succeeded to the interest of Landlord, (ii) Tenant shall attorn, without any deductions or set-offs whatsoever, to the Encumbrancer, purchaser or successor except as set forth in the SNDA, (iii) Tenant shall recognize such Encumbrancer, purchaser or successor as the “Landlord” under this Lease, and (iv) Tenant’s possession and quiet enjoyment of the Premises hereunder shall not be disturbed by such Encumbrancer, purchaser or successor for so long as Tenant timely pays Rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant.  Landlord’s interest herein may be assigned as security at any time to any Encumbrancer. The provisions of this Section 21.1 shall be self-operative without execution of any further instruments other than execution of an SNDA which shall be executed by Tenant and any new Encumbrancer concurrent with the recordation of any new Encumbrance.  In order to facilitate such execution, Landlord shall provide Tenant any proposed changes to the SNDA form attached hereto as Exhibit G at least thirty (30) days prior to recordation of such new Encumbrance and Tenant shall provide any comments within ten (10) business days thereafter.

21.2.          Notice to Encumbrancer.  Notwithstanding anything to the contrary contained in this Lease, including, without limitation, Article 28, upon receipt by Tenant of notice from any Encumbrancer or from Landlord, which notice sets forth the address of such Encumbrancer, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such Encumbrancer at the appropriate address therefor (as specified in the above-described notice or at such other places as may be designated from time to time in a notice to Tenant in accordance with Article 28), and the curing of any of Landlord’s defaults by such Encumbrancer within a reasonable period of time after such notice from Tenant (including a reasonable period of time to obtain possession of the Building if such Encumbrancer elects to do so) shall be treated as performance by Landlord.

21.3.         Rent Payment Direction.  From and after Tenant’s receipt of written notice from an Encumbrancer or from a receiver appointed pursuant to the terms of an Encumbrance (a “Rent Payment Direction”), Tenant shall pay all Rent under this Lease to such Encumbrancer or as such Encumbrancer shall direct in writing.  Tenant shall comply with any Rent Payment Direction notwithstanding any contrary instruction, direction or assertion from Landlord.  An Encumbrancer’s delivery to Tenant of a Rent Payment Direction, or Tenant’s compliance therewith, shall not be deemed to: (i) cause such Encumbrancer to succeed to or to assume any obligations or responsibilities of Landlord under this Lease, all of which shall continue to be performed and discharged solely by Landlord unless and until such Encumbrancer or a foreclosure sale purchaser succeeds to Landlord’s interest hereunder, or (ii) relieve Landlord of any obligations under this Lease.  Tenant shall be entitled to rely on any Rent Payment Direction, and Landlord irrevocably directs Tenant to comply with any Rent Payment Direction, notwithstanding any contrary direction, instruction, or assertion by Landlord.

22.          Sale or Transfer by Landlord; Lease Non-Recourse.

22.1.          Transfer by Landlord.  During the Purchase Option Period, Landlord shall not any time voluntarily transfer in whole its right, title and interest under this Lease and/or in the Building, the Property, or any portion thereof, except as follows: (i) to an entity in which an affiliate of TMG Partners R.E., LLC is the sole or co-managing managing member or otherwise controls the day to day actions and decisions of Landlord (the parties acknowledge that material decisions may be made by other members of Landlord), or (ii) any transfer in connection with the exercise of any lender’s rights; or (iii) a voluntary transfer directed or requested by any lender with a security interest in the Premises, this Lease or Landlord.

22.2.          Release of Landlord on Transfer.  If the original Landlord hereunder, or any successor to such original Landlord, transfers (by sale, assignment or otherwise) its right, title or interest in the Building or the Project, all liabilities and obligations of the original Landlord or such successor under this Lease arising or to be performed after such transfer shall terminate as of the date of such transfer, the original Landlord or such successor shall automatically be released therefrom as of the date of such transfer, and thereupon all such liabilities and obligations from and after the date of such transfer shall be binding upon the new owner and, without further agreement, such new owner shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Building or the Project, as the case may be. Landlord shall provide written notice of the transfer to Tenant simultaneously with or promptly following any transfer of Landlord’s interest in the Building or the Real Property, as the case may be.  Following such notification, Tenant shall attorn to each such new owner.  If in connection with any transfer effected by the then Landlord hereunder, such Landlord transfers any security deposit or other security provided by Tenant to Landlord for the performance of any obligation of Tenant under this Lease, then such Landlord shall be released from any further responsibility or liability for such security deposit or other security.

22.3.          Lease Nonrecourse to Landlord; Limitation of Liability.   Landlord’s liability to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount that is equal to the interest of Landlord in the Building.  Except as set forth in the prior sentence and none of Landlord’s employees, agents, contractors, licensees, invitees, or representatives, nor the persons or entities comprising Landlord (whether partners, members, shareholders, officers, directors, trustees, or otherwise) shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all other Tenant Parties.  The limitations of liability contained in this Section 22.3 shall inure to the benefit of Landlord, its present and future employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members, and their respective partners, heirs, successors and assigns.  Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease.  Notwithstanding any contrary provision herein, neither Landlord nor any of Landlord’s employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, except as expressly provided in this Lease.

22.4.          Limitation of Liability of Tenant.  None of Tenant’s employees, agents, contractors, licensees, invitees, or representatives, nor the persons or entities comprising Tenant (whether partners, members, shareholders, officers, directors, trustees, or otherwise) shall have any personal liability therefor, and Landlord hereby expressly waives and releases such personal liability.

23.          Estoppel Certificate.

23.1.          Procedure and Content.  Within ten (10) days after Landlord’s request therefor, Tenant shall execute, acknowledge, and deliver to Landlord certificates as specified by Landlord certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and identifying each modification); (ii) the Commencement Date and the Delivery Date for each subsequent Sub-Phase that is then a part of the Premises, and the then-current Expiration Date; (iii) that Tenant has accepted specified Sub-Phases of the Premises and if Landlord has agreed in the Work Letter to make any alterations or improvements to the Premises, that Landlord has properly completed such alterations or improvements for specified Sub-Phases; (iv) the amount of the Base Rent, current Escalation Rent, if any, and the date to which such Rent has been paid; (v) that Tenant has no actual knowledge of any Event of Default, except as to any Events of Default specified in the certificate; (vi) that no default of Landlord under this Lease is claimed by Tenant, except as to any defaults specified in the certificate; and (vii) such other factual matters as may be requested by Landlord. In addition, at Landlord’s request, any guarantor of Tenant’s obligations hereunder shall execute, acknowledge, and deliver to Landlord certificates as specified by Landlord reaffirming such guarantor’s guaranty of Tenant’s obligations.

23.2.          Effect of Certificate.  Any such certificate may be relied upon by any prospective purchaser of any part or interest in the Project or Encumbrancer and, at Landlord’s request, Tenant shall deliver such certificate to any such person or entity and shall agree to such notice and cure provisions and such other matters as such person or entity may reasonably require.  If Tenant fails to execute and deliver such certificate within ten (10) days, Landlord may send Tenant a second (2nd) notice (“Estoppel Reminder Notice”) requesting the certificate. If Tenant fails to execute or deliver such certificate within a period of five (5) business days after delivery of the Estoppel Reminder Notice, Tenant shall not be liable for damages but (i) such failure shall constitute an Event of Default under this Lease without any requirement for further notice or opportunity to cure, and (ii) the information contained in such certificate completed in good faith by Landlord shall be binding on Tenant, as between Tenant and the recipient of the certificate, and (iii) Landlord shall have all other rights and remedies set forth in this Lease.

23.3.          Landlord Certificate.  Any Landlord agrees that, within ten (10) business days after written request of Tenant, Landlord shall execute, acknowledge and deliver to Tenant a certificate in writing stating that: (i) the Lease is in full force and effect without modification (or, if there have been modifications, that this Lease is in full force and effect, as modified, and identifying each modification); (ii) Tenant is in possession of the Premises; (iii) to Landlord’s knowledge, there are no Event of Defaults of Tenant under the Lease; and (vi) such other matters as may be reasonably required by Tenant.

24.          No Light, Air, or View Easement.  Nothing contained in this Lease shall be deemed, either expressly or by implication, to create any easement for light and air or access to any view. Any diminution or shutting off of light, air or view to or from the Premises by any structure which now exists or which may hereafter be erected, whether by Landlord or any other person or entity, shall in no way affect this Lease or Tenant’s obligations hereunder, entitle Tenant to any reduction of Rent, or impose any liability on Landlord.  Further, under no circumstances at any time during the Term shall any temporary darkening of any windows of the Premises or any temporary obstruction of the light or view therefrom by reason of any repairs, improvements, maintenance or cleaning in or about the Building or the Project in any way impose any liability upon Landlord or in any way reduce or diminish Tenant’s obligations under this Lease.

25.          Holding Over.  No holding over by Tenant shall operate to extend the Term.  If Tenant remains in possession of the Premises after expiration or termination of this Lease:  (i)  Tenant shall become a tenant at sufferance upon all the applicable terms and conditions of this Lease, except that Base Rent shall be increased to equal one hundred fifty percent (150%) of the then current Base Rent; (ii) Tenant shall indemnify, defend, protect and hold harmless Landlord, the other Indemnitees, and any tenant to whom Landlord has leased all or part of the Premises, from Claims (including loss of rent to Landlord or Additional Rent payable by such tenant and reasonable attorneys’ fees) suffered or incurred by Landlord, such other Indemnitees, or such tenant resulting from Tenant’s failure timely to vacate the Premises; and (iii) such holding over by Tenant shall constitute an Event of Default.  Landlord’s acceptance of Rent if and after Tenant holds over shall not convert Tenant’s tenancy at sufferance to any other form of tenancy or result in a renewal or extension of the Term of this Lease, unless otherwise specified by notice from Landlord to Tenant.

26.          Bicycle Spaces.  From the Commencement Date until the end of the Term, Tenant shall have the right to use its pro rata share of any bicycle spaces in the Building (the “Bike Spaces”) and any storage facilities in the Building at the same market rates at which such bicycle parking and facilities are made available to other tenants.  The use of the Bike Spaces and any storage facilities shall be subject to such rules and regulations as Landlord may reasonably establish from time to time.

27.          Waiver.  Failure by Landlord to declare an Event of Default upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such Event of Default, but Landlord shall have the right to declare such Event of Default at any time after its occurrence.  To be effective, a waiver of any provision of this Lease, or any default, shall be in writing and signed by the waiving party.  Any waiver hereunder shall not be deemed a waiver of subsequent performance of any such provision or subsequent defaults.  The subsequent acceptance of Rent hereunder, or endorsement of any check by Landlord, shall not be deemed to constitute an accord and satisfaction or a waiver of any preceding Event of Default, except as to the particular Rent so accepted, regardless of Landlord’s knowledge of the preceding Event of Default at the time of acceptance of the Rent.  Similarly, acceptance by Tenant of any performance by Landlord after the time the same shall have become due shall not constitute a waiver by Tenant of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Tenant in writing. No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Premises by Landlord before the Expiration Date, shall constitute a waiver of any provision of this Lease or of any Event of Default, or operate as a surrender of this Lease.

28.          Notices; Tenant’s Agent for Service.  All notices, approvals, consents, demands and other communications from one party to the other given pursuant to this Lease shall be in writing and shall be made by personal delivery, by use of a reputable courier service or by deposit in the United States mail, certified, registered or express, postage prepaid and return receipt requested.  Notices shall be addressed if to Landlord, to Landlord’s Address for Notices, and if to Tenant, to Tenant’s Address; provided, however, if Tenant has provided for notices to be sent to multiple recipients on behalf of Tenant in the Basic Lease Information, then the first such recipient shall be deemed to be a required recipient of any notices and notices to the second and any subsequent recipients in the Basic Lease Information shall be provided as a courtesy only.  Landlord and Tenant may each change their respective addresses from time to time by giving written notice to the other of such change in accordance with the terms of this Article 28, at least ten (10) days before such change is to be effected.  Any notices given in accordance with this Article 28 shall be deemed to have been given (i) on the date of personal delivery, or (ii) on the earlier of the date of delivery or attempted delivery (as shown by the courier service delivery record or return receipt) if sent by courier service or mailed.

29.          Parking.

29.1.          Exclusive Use Spaces.  During the Term of this Lease, Tenant shall be entitled to lease, and obligated to lease, a total of 425 parking spaces (“Allocated Parking Spaces”) in the Parking Facility as reserved spaces for the exclusive use of Tenant in a location within the Parking Facility as reasonably agreed to by the parties (the “Exclusive Use Area”). Once Exclusive Use Area is determined by the parties, the Exclusive Use Area may be relocated by Landlord, provided that: (a) such relocation, including replacing or relocating any Parking Equipment (defined below) that was previously installed by Tenant shall be at Landlord’s sole cost and expense;  (b) the relocated area shall accommodate similar number of usable spaces plus the Parking Equipment, (c) the related area shall be subject to Tenant’s reasonable approval of the revised location and configuration, and (d) such relocation shall not occur more than three (3) times during the term. On a monthly basis, Tenant shall pay to Landlord as Additional Rent hereunder (or, at Landlord’s direction, to the operator or other owner of the Parking Facility) the prevailing market rate for all of the Allocated Parking Spaces (and, for the purposes of this Section 29.1, “prevailing market rates” means the prevailing market rates for reserved parking spaces in comparable structured parking facilities with comparable access in the Lake Merritt and Downtown Oakland submarkets as reasonably determined by Landlord or other operator or owner of the Parking Facility, which prevailing market rate shall be adjusted no more frequently than once each year).  Within the Exclusive Use Area, and upon Tenant’s request, Landlord, at Tenant’s sole cost and expense, shall install electric vehicle charging stations for use by Tenant’s employees, bicycle storage areas, and security equipment and measures, including security cameras and access controls (“Parking Equipment”) it being understood that in the event the Parking Equipment reduces the number of parking spaces available for parking of cars, it shall not reduce the Allocated Parking Spaces on which Tenant shall pay a monthly rate.  Tenant shall pay for all electricity provided to Tenant’s electric vehicle charging stations.  Tenant shall be solely responsible, at its own cost and expense, for repair and maintenance of all Parking Equipment and other property installed by Tenant in the Parking Facility.  Tenant shall have the right from time to time to reduce the size of the Exclusive Use Area; provided that (a) Tenant shall not exercise such right any more frequently than annually and may do so only by a written notice delivered to Landlord (or, at Landlord’s direction, to the operator or other owner of the Parking Facility) at least sixty (60) days in advance of the effective date of such reduction; (b) Tenant shall bear all costs associated with adjusting the Parking Equipment in accordance with such reduction; (c) from and after such reduction, the Allocated Parking Spaces on which Tenant is required to pay a monthly fee shall be reduced by the equivalent of parking spaces that have been removed from the Exclusive Use Area; and (d) from and after such reduction, Tenant shall have no rights to any parking spaces in excess of the reduced Allocated Parking Spaces.

29.2.          No Other Parking Spaces In no event shall Tenant be obligated to lease any parking spaces in the Parking Facility in excess of the total of the Allocated Parking Spaces.  Upon the expiration or earlier termination of this Lease, Tenant’s rights with respect to all such parking spaces shall immediately terminate.

29.3.          Management of Parking Facility.  The Parking Facility shall be subject to the reasonable control and management of Landlord, who may, from time to time, establish, modify and enforce reasonable rules and regulations with respect thereto.  Tenant shall, if requested by Landlord, furnish to Landlord a complete list of the license plate numbers of all vehicles operated by Tenant, any transferee, or their respective officers and employees.  Landlord reserves the right to change, reconfigure, or rearrange the Parking Facility or parking facilities therein, to reconstruct or repair any portion thereof, and to restrict the use of the Parking Facility and do such other acts in and to such areas as Landlord deems necessary or desirable, without such actions being deemed an eviction of Tenant or a disturbance of Tenant’s use of the Premises, and without Landlord being deemed in default hereunder, provided that Landlord shall use commercially reasonable efforts (without any obligation to engage overtime labor or commence any litigation) to minimize the extent and duration of any resulting interference with Tenant’s parking rights; provided, Landlord may not permanently limit or otherwise unreasonably restrict access to Tenant’s rights to use the number of parking spaces allocated to Tenant hereunder or otherwise change or reconfigure the location of the Exclusive Use Area except as set forth in Section 29.1. Landlord may, in its sole discretion, convert the Parking Facility to a reserved and/or controlled parking facility, or operate the Parking Facility (or a portion thereof) as an attendant-assisted, and/or valet parking facility, and with or without stackers; provided that any material changes to the Exclusive Use Area shall be subject to Tenant’s reasonable approval.  Landlord may delegate its responsibilities with respect to the Parking Facility to a parking operator, in which case such parking operator shall have all the rights of control and management granted to Landlord.  In such event, Landlord may direct Tenant, in writing, to enter into a parking agreement directly on terms reasonably acceptable to Tenant and not inconsistent with the terms hereof with the operator of the Parking Facility, and to pay all parking charges directly to such operator. Notwithstanding anything to the contrary in this Article 29, Tenant shall have access to the Parking Facility and shall be permitted to utilize its rights under this Article 29 twenty-four (24) hours per day, seven (7) days per week.

29.4.          Waiver of Liability.  Landlord shall not be liable for any damage of any nature to, or any theft of, vehicles, or contents thereof, in or about the Parking Facility.  At Landlord’s request, Tenant shall cause its or any transferee’s officers and employees using Tenant’s parking spaces to execute a standard form usage agreement reasonably acceptable to Tenant confirming the terms and conditions of the availability of such parking.

29.5.          Third Party Owner of Parking Facility  It is understood and agreed that the Parking Facility may be owned and operated by a third party so long as Tenant continues to have the rights described in this Section 29 to use the Parking Facility pursuant to the terms of the REA or other acceptable document.

30.          [Intentionally Omitted.]

31.          Grant of Purchase Option.

31.1.          Purchase Option.  Landlord hereby grants to Tenant an option (the “Purchase Option”) to purchase the Property (defined below) upon the terms and conditions set forth in this Article 31.  The Purchase Option is personal to Tenant and may only be exercised and consummated by Tenant.  For purposes of this Lease, the following terms shall have the following meanings:

(a)          “TI Credit”:  Shall mean an amount calculated on the Closing Date equal to: (i) $160,134,280 minus (ii) the total amount of Tenant Improvement Allowance funded by Landlord as of the Closing Date.

(b)          “Seismic Credit”:  Shall mean an amount calculated on the Closing Date equal to: (i) thirty-eight million dollars ($38,000,000), minus (ii) the actual amount of hard and soft costs funded by Landlord as of the Closing Date for the design, engineering and construction of the “Seismic Work”, as defined in the Work Letter.

(c)          “Work Credit”:  Shall mean an amount calculated on the Closing Date equal to:

(i)            (A) for all completed floors, fifty percent (50%) of: (x) the aggregate Maximum Landlord Work Amount, as set forth in the Landlord Budget attached as Exhibit O (the “Landlord Budget”) for all such completed floors, minus (y) the actual amount of hard and soft costs funded by Landlord for the design, engineering and construction of the Landlord’s Work for such floors; plus (B) for all incomplete portions of the Landlord Work as of the Closing Date, including incomplete floors, an amount equal to the total Maximum Landlord Work Amount remaining for all incomplete floors, minus actual amount of hard and soft costs funded by Landlord as of the Closing Date for the design, engineering and construction of the Landlord’s Work relating to any incomplete floors; plus

(ii)          (A) for all completed categories of Base Building Work described in the Landlord’s Budget, fifty percent (50%) of: (x) the aggregate total Maximum Base Building Work Amount indicated for all such categories as shown in the Landlord’s Budget, minus (y) the actual amount of hard and soft costs funded by Landlord for the design, engineering and construction of such categories of completed Base Building Work; plus (B) for all incomplete portions of the Base Building Work, an amount equal to the   total Maximum Base Building Work Amount for all incomplete categories of Base Building Work minus the actual amount of hard and soft costs funded by Landlord the design, engineering and construction of the Base Building Work relating to any incomplete categories.

(d)          “Subdivision Completion Date”: Shall mean the date of recordation of the final subdivision map in connection to the Subdivision.

(e)          “Existing Environmental Condition”: Shall mean the environmental condition of the Property as of the Lease Date, including all Hazardous Materials existing on, in or under the Property as of the Lease Date.

31.2.      Purchase Option Period. The Purchase Option shall remain in full force and effect continuously from the Lease Date until the later of (i) three (3) months following the Subdivision Completion Date, or (ii) nine (9) months after Tenant has the ability to exercise the Purchase Option pursuant to subclause (a) below, as the same may be extended pursuant to Section 31.9 (the “Purchase Option Period”); provided, however, in no event may Tenant exercise the Purchase Option prior to the later of: (a) twenty four (24) months after the Lease Date, except in the event of a Casualty or taking (in which event Tenant may exercise the Purchase Option in certain circumstances as specified in Article 12 and Article 13 of this Lease and as set forth in Section 31.9 below), and (b) the Subdivision Completion Date. The Purchase Option and this Section 31 shall terminate upon, and shall be of no further force or effect from and after, the expiration of the Purchase Option Period or the termination of this Lease (except as expressly provided in this Lease).

31.3.      Exercise of Purchase Option.  If Tenant wishes to exercise the Purchase Option, Tenant shall deliver to Landlord written notice of Tenant’s election to irrevocably exercise the Purchase Option (“Exercise Notice”) no later than the last day of the Purchase Option Period.  Upon exercise of the Purchase Option in accordance with the foregoing, the Parties shall proceed as follows:

(a)          The Parties shall fill out the Purchase Agreement attached hereto as Exhibit I (the “Purchase Agreement”) by inserting the Closing Date, the Purchase Price and the other blanks in the Purchase Agreement pursuant to the drafting notes contained therein and attach the legal description as Exhibit A thereto;

(b)          Upon receipt of the Exercise Notice, Landlord shall promptly use commercially reasonable efforts to obtain and deliver to Tenant prior to the Closing executed tenant estoppel certificates (dated not earlier than 90 days prior to the date that the Closing occurs), from each tenant and other parties-in-possession at the Property in the form attached hereto as Exhibit M and it shall be a condition precedent to the obligation of Tenant to Closing that each such tenant has provided an estoppel certificate in such form or in such other reasonable form so long as such estoppel confirms, at a minimum: (i) a true, correct and complete copy of such tenant’s or other party’s lease or other occupancy agreement (including, without limitation, all amendments, modifications or supplements thereof or thereto), (ii) to the knowledge of the tenant, there are no defaults under the applicable lease or other occupancy agreement, and (iii) provide no information inconsistent with Tenant’s understanding of the condition of the Property; provided, however, that either party shall have the right to extend the Closing Date for up to sixty (60) days in order to allow additional time to satisfy this condition (the “Third Party Tenant Estoppels”).  If Tenant terminates the Purchase Agreement as a result of the disapproval of any such estoppel certificates, then the terms of Section 31.9(a) shall control;

(c)          The Parties shall execute, acknowledge (where applicable) and deliver to Escrow Agent (as defined in the Purchase Agreement) the Purchase Agreement and all instruments and documents contemplated to be delivered at the Closing pursuant to the Purchase Agreement (collectively, the “Closing Documents”);

(d)          Tenant shall deposit with Escrow Agent the amount required to close the transactions contemplated by the Purchase Agreement pursuant to, and in accordance with, the terms and provisions of the Purchase Agreement; and

(e)          Subject to the terms hereof and the terms of the Purchase Agreement, the Parties shall be obligated to close the transactions contemplated by the Purchase Agreement on the date that is thirty (30) days after the delivery of the Exercise Notice, or such later date pursuant to the terms of the Purchase Agreement or Section 31.9 (the “Closing Date”), whereby Landlord shall sell the Property to Tenant, and Tenant shall purchase the Property from Landlord, for the Purchase Price and otherwise subject to and on the terms and conditions set forth in the Purchase Agreement and the Closing Documents.

31.4.      Purchase Price.  If Tenant elects to exercise the Purchase Option pursuant to Section 31.2, the purchase price for the Property (“Purchase Price”) shall be Eight Hundred Ninety Two Million Dollars ($892,000,000.00) subject to the following adjustments:

(a)          Decreased by the sum of the following: (i) the TI Credit, (ii) the Seismic Credit; and (iii) the Work Credit;

(b)          Increased for any outstanding amounts owed by Tenant under the Lease, if any;

(c)          Credits, debits and adjustments for pro-rations as provided in the Purchase Agreement;

(d)          Decreased by any reasonable out of pocket third party costs or expenses paid by Tenant due to its exercise of the self-help remedies as set forth in Section 31.8(c) or Section 20.9 of this Lease; and

(e)          Decreased by the amount of any Casualty Credit and/or any Condemnation Credit.

31.5.     Option Payment Letter of Credit.  On or before the Lease Date, Tenant shall deliver to Landlord, as consideration for the Purchase Option, an irrevocable and unconditional negotiable standby Option Payment Letter of Credit (the “Option Payment Letter of Credit”) in an amount of Seventy Five Million Dollars ($75,000,000) (the “Option Payment Letter of Credit Amount”), in the form attached hereto as Exhibit P, payable upon presentation to an operating retail branch located in the San Francisco Bay Area, running in favor of Landlord and issued by a solvent, nationally recognized bank reasonably acceptable to Landlord and with a long term rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service or higher, under the supervision of the Superintendent of Banks of the State of California it being understood and agreed that JPMORGAN CHASE  BANK,  N.A. is approved as an issuer.  Landlord shall have the right to draw on the entire Option Payment Letter of Credit in the following circumstances and on the following dates: (i) one (1) day following the expiration of the Purchase Option Period if Tenant has not properly exercised the Purchase Option; or (ii) subject to the following sentence, if Tenant properly exercises the Purchase Option but fails to consummate the purchase of the Property in accordance with the terms of the Purchase Agreement unless the Purchase Option is reinstated in accordance with the terms of this Lease or (iii) on the date of termination of this Lease as a result of a default by Tenant, then Landlord may draw the entire Option Payment Letter of Credit on a date one (1) day following the termination of the Purchase Agreement.  Landlord shall return the Option Payment Letter of Credit to Tenant on the consummation of Tenant’s acquisition of the Property pursuant to the terms of the Purchase Agreement.  Notwithstanding the foregoing, Landlord shall not be entitled to draw on the Option Payment

Letter of Credit even if the conditions above are met and shall instead return the Option Payment Letter of Credit to Tenant in accordance with the terms of Section 31.9 below.   The Option Payment Letter of Credit shall also be governed by the provisions of Exhibit Q of this Lease.  Notwithstanding anything to the contrary in this Lease (including, without limitation, the exhibits hereto), if at the time that Landlord’s right to draw on the Option Payment Letter of Credit is triggered, Tenant is Investment Grade, then Landlord shall be entitled to draw only Fifty Million Dollars ($50,000,000.00) on the Option Payment Letter of Credit, and Landlord shall thereafter return the original Option Letter of Credit to Tenant and Landlord shall have no further right to draw thereon.

31.6.      Landlord Covenants.  During the Purchase Option Period, Landlord shall comply with all of the following covenants (the “Seller Covenants”); provided that, except as otherwise expressly provided below, wherever Tenant’s approval or consent is required below, such approval or consent shall not be unreasonably withheld, conditioned or delayed.

(a)          Without Tenant’s approval (which approval may be given or withheld in Tenant’s sole and absolute discretion), Landlord will not enter into, amend or modify any material agreements or material contracts, including any material agreement with any governmental authority, that will be binding on the Property or Tenant from and after the Closing; it being understood for purposes hereof that any agreement or contract that is not terminable on thirty (30) days’ notice without penalty shall be considered material; it also being understood for purposes of this Section 31.6(a) that an agreement or contract that will be fully satisfied before the Closing shall not require Tenant’s approval. This Section does not apply to any agreements entered into by Landlord as contemplated by the Work Letters and in accordance with the Work Letters.

(b)          Landlord will not list the Property with any broker or otherwise solicit or make or accept any offers to sell or lease the Property, engage in any discussions or negotiations with any third party with respect to the sale, lease or other disposition of the Property, or enter into any contracts or agreements (whether binding or not) regarding any disposition or lease of the Property.

(c)          Landlord will not amend or enter into any lease or occupancy agreement with respect to the Property without Tenant’s prior written consent except those modifications required under the terms of the existing Leases (including without limitation any amendments required in connection with a tenant’s exercise of any option to extend) and Tenant may withhold its approval in its sole and absolute discretion to any such amendment which would have the effect of extending the term of such lease (except to the extent that the amendment is required by the terms of an existing Lease), decreasing the rent payable thereunder; provided, however that Tenant shall not withhold its consent to a Developer Lease.

(d)          Without Tenant’s prior written consent, intentionally subject the Property to any lien or other Encumbrance except for the following “Permitted Exceptions”: (i) those liens and encumbrances disclosed in the option title policy obtained by Tenant on or about the Lease Date or otherwise created by Tenant, (ii) any inchoate lien right that arises as a result of any work performed by Landlord or pursuant to a contract executed by Landlord including without limitation the Landlord’s Work, the Base Building Work, Seismic Work, and the Tenant

Improvement Work but not any actual filed liens, or (iii) those encumbrances permitted in accordance with Section 31.8 in connection with the Subdivision.  Notwithstanding the foregoing, Landlord may enter into a new financing and execute and record such documents as may be reasonably appropriate in connection therewith, provided that the provisions of Article 21 shall apply.

(e)          Without Tenant’s prior written consent, Landlord shall not institute or affirmatively consent to any governmental legal action, legal proceeding, special assessment, land use or zoning proceeding, implementation or modification or otherwise bring or prosecute any claim or settle any claim against or otherwise encumbering the Property except in accordance with Section 31.8 and in connection with the Subdivision, and except for claims defended by Landlord with respect to leases or contracts encumbering the Property or asserted by Landlord against parties in default under any leases or contracts affecting the Property.

(f)           Landlord shall use reasonable efforts to maintain or contractually obligate its tenants to maintain in existence all material licenses, permits and approvals, if any, necessary or reasonably appropriate to the ownership or operation of the Property.

(g)          Landlord will not generate, store, handle, or otherwise use Hazardous Materials in the Premises or transport the same through the Property, except in accordance with Environmental Laws and the Rules and Regulations and will use reasonable efforts to prevent others from doing the same; provided, however, Tenant acknowledges the Existing Environmental Condition and agrees that the existence of any Hazardous Materials included in the Existing Environmental Condition shall not constitute a breach of this obligation and Landlord shall have no obligation pursuant to this provision to remediate or otherwise address the Existing Environmental Condition; provided, however that Landlord shall be use commercially reasonable efforts to follow any O&M Plan adopted pursuant to Section 7.5.2.

(h)          Landlord shall use reasonable efforts to perform all its material obligations with respect to the ownership of Property, including, without limitation, its obligations to pay taxes and its material obligations under the Permitted Exceptions.

31.7.      Landlord Certificate.  During the Purchase Option Period, Tenant may, from time to time but no more frequently than semi-annually request that Landlord provide a Landlord Certificate in the form attached as Exhibit N providing the current status of the items described therein and identifying changes in circumstances from the Baseline Condition (as described therein) it being understood that in no event shall Landlord be in breach hereof merely for identifying a change in circumstances from the Baseline Condition.

31.8.      Subdivision.  Subject to the terms of this Section 31.8, Landlord shall use commercially reasonable efforts to obtain any approvals required to create a legal parcel (the “Property”) that can be sold to Tenant in compliance with the California Subdivision Map Act, including any lot line adjustment, subdivision or parcel map (the “Subdivision”). The currently contemplated approximate boundary line of the Property is shown on Exhibit H.  In connection with such process:

(a)          Landlord shall provide Tenant with regular updates on progress and drafts of all formal written submittals to any governmental authority with respect to the Subdivision and provide Tenant with prior notice of completion of the Subdivision;

(b)          Tenant shall have approval rights (which approval will not be unreasonably withheld, conditioned or delayed) over any actions or documentation that would be required to implement and complete the Subdivision that will:

(i)           bind Tenant or the Property after Closing (which shall not be permitted to include any monetary or material obligation of Tenant other than as a result of Reciprocal Easement Agreement approved by Tenant and consistent with the terms set forth in Exhibit J); or

(ii)          materially adversely impact costs or obligations for which Tenant is responsible under the Lease or the Purchase Agreement; and

(c)          If Landlord has not completed the Subdivision within thirty-two (32) months after the Lease Date, Tenant shall have the right to take over the process at Landlord’s expense.

31.9.       Remedies; Return of Option Payment Letter of Credit.

(a)          If Tenant has exercised the Purchase Option and Closing fails to occur as a result of either a failure of a Buyer Condition or a Seller Condition (each as defined in the Purchase Agreement) where there has not been a breach of a Seller Obligation (as defined in the Purchase Agreement) nor a material breach by Tenant under the Purchase Agreement, the Purchase Option shall be reinstated as if no Exercise Notice had been provided and the Purchase Option Period shall be extended until one hundred eighty (180) days after Landlord delivers notice to Tenant that the Buyer Condition or the Seller Condition, as applicable, will be satisfied or waived for a maximum period of an additional one hundred eight (180) days.

(b)          In addition, if Landlord has breached any of the Seller Obligations, and such Seller Obligation has not been cured within one hundred eighty (180) days after Tenant’s delivery of written notice to Landlord of such breach, Tenant shall have the option of: (i) in the event the Exercise Notice has been delivered to Landlord, (x) reinstating the Purchase Option as if no Exercise Notice had been provided had occurred and the Purchase Option Period shall be extended until one hundred eighty (180) days after Landlord cures the breached Seller Obligation, or (y) commencing and filing such specific performance action in the appropriate court; and (ii) if Landlord has not cured such breach within such one hundred eighty (180) day period (or such additional reasonable period of time if such cure cannot reasonably be achieved within 180 days), at any time after knowledge of the breach and expiration of any extended Purchase Option Period and cure period, terminating the Purchase Option, receiving a return of the Option Payment Letter of Credit and bringing an action against Landlord and pursuing all available damages, including consequential (including lost profits) or punitive damages arising out of or in connection with such breach (subject to the provisions of Section 22.3 of this Lease).

(c)          In the event of a Casualty, the following shall apply:

(i)             if Landlord exercises its option to terminate this Lease pursuant to Section 12.2, and Tenant exercises the Purchase Option pursuant to the terms of Section 12.2; the provisions of Article 31 shall continue to apply provided that:

(A)          The limitation on early exercise as set forth in Section 31.2 shall not apply.

(B)          In the event Subdivision has not yet occurred, (x) the parties shall continue to pursue Subdivision in accordance with Section 31.8 but the date in Section 31.8(c) shall be revised to be December 31, 2021  (with such date being extended by the number of days between July 15, 2020 and the Lease Date); (y) Landlord shall ensure that the site is safe and secure and shall comply with all Requirements (and the cost of such compliance and other actions under this clause (y) shall be added to the  Purchase Price except to the extent that Landlord is reimbursed for any such costs by insurance proceeds); and (z) the parties shall follow the procedures set forth in Section 31.3 upon completion of the Subdivision and the Closing Date shall be sixty (60) days after completion of the Subdivision.

(C)          Upon Closing, Landlord shall assign to Tenant any and all rights to receive any unpaid insurance proceeds with respect to such Casualty excluding rental interruption insurance for periods prior to the Closing Date, and Tenant shall also receive a Purchase Price credit in the amount of (x) any deductible paid or which will be paid by Tenant in connection with any assigned insurance proceeds, plus (y) any insurance proceeds already paid to Landlord (excluding rental interruption insurance for periods prior to the Closing Date) and not used by Landlord in connection with restoration of the Building Property, plus (z) should Landlord not have obtained insurance as is required under this Lease, the proceeds which would have been assigned to Tenant under this Section 31.9(c) if such insurance was properly obtained (the “Casualty Credit”); provided, however, in no event shall the Casualty Credit include any amount relating to the deductible under any earthquake insurance carried by Landlord.

(ii)           If Tenant exercises its option to terminate this Lease pursuant to Section 12.3, or should Tenant not exercise the Purchase Option as described in the preceding subclause (i), then this Lease shall terminate in accordance with the terms of Article 12 and Landlord shall promptly return the Option Payment Letter of Credit to Tenant.

(iii)          If Tenant exercises the Purchase Option and Landlord does not have the right to terminate this Lease pursuant to Section 12.1, then, at Closing, Landlord shall assign any remaining insurance proceeds, but excluding rental interruption insurance for periods prior to the Closing Date, to Tenant and Tenant shall be entitled to such credits as are described in Section 31.4 above.

(d)          In the event that the Subdivision has not occurred within fifty-four (54) months after the Lease Date, at any time thereafter, Tenant shall have the right to terminate the Purchase Option and thereafter, Landlord shall promptly return the Option Payment Letter of Credit to Tenant.

(e)          If proceedings are commenced for the taking of the Property as described in Section 13.1.1, then (i) if Tenant elects to terminate this Lease pursuant to the terms thereof,

the Purchase Option shall also be terminated and Landlord shall return the Option Payment Letter of Credit to Tenant, or (ii) if Tenant has the right to terminate this Agreement pursuant to the terms thereof, but does not exercise such right, and Tenant exercises the Purchase Option, Tenant shall be entitled to a credit against the Purchase Price in the amount of the condemnation award (the “Condemnation Credit”) (or, if not theretofore received, the rights to receive such award) payable to Landlord on account of the taking, each as more particularly described therein.  Notwithstanding anything to the contrary contained herein, Tenant shall have the right to exercise the Purchase Option in the event of a taking, subject to the Purchase Option Period.

32.          Roof Garden.  Subject to the terms and conditions set forth in this Article 32, Tenant shall have the non-exclusive right to use the Roof Garden.  Tenant understands that the Roof Garden shall be used solely by Tenant and Tenant’s employees and guests, and other tenants of the Project and their employees and guests, but shall also be open to the public, subject to Recorded Documents.  Tenant shall use the Roof Garden in a manner consistent with its intended uses.  Landlord reserves the right to deny or restrict access to the Roof Garden from time to time as Landlord determines is reasonably necessary or desirable in connection with the repair, replacement, alteration, improvement, or redevelopment of the Project.  Tenant agrees not to (a) cause or maintain, or permit its employees or guests to cause or maintain, any nuisance in, on, or about the Roof Garden, (b) create any safety hazard, or (c) permit music, noises, odors, lights, or other installations or activities that would unreasonably annoy or interfere with any other tenants of the Project or their employees or guests.  Tenant shall comply with, and cause its employees and guests to comply with, all rules and regulations adopted by Landlord regarding the use of the Roof Garden from time to time.  Tenant acknowledges and agrees that the provisions of Section 19.2 of this Lease apply to the Roof Garden, as well as other parts of the Project.

33.          Tenant’s Signage.

33.1.           Tenant’s Building Sign.  Tenant shall have all rights related to signage both on or within the Building, subject to the existing rights of existing tenants as of the Lease Date. Tenant’s right to install and maintain signage shall further be subject to Tenant obtaining all required permits and approvals required by Applicable Laws, provided Landlord, at no cost to Landlord, shall cooperate with Tenant to obtain such permits and approvals.

33.2.          Conditions.  Tenant’s signage shall be installed and removed incompliance with applicable Requirements.  Tenant shall be responsible for any structural work associated with the installation or maintenance of Tenant’s signage, if any, as well as other work reasonably required by Landlord (such as waterproofing, repainting, etc).  Tenant, at its sole cost and expense, shall be responsible for the design, fabrication and installation of Tenant’s signage, and maintaining Tenant’s signage in good condition and repair during the Term.  All electrical power required for Tenant’s signage, if any, shall be charged to Tenant.  Tenant shall pay all federal, state and local taxes applicable to Tenant’s signage.  Tenant assumes all liability and risks relating to damage to Tenant’s signage from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Landlord.

33.3.          Removal.  Upon the expiration or earlier termination of this Lease, Tenant shall remove Tenant’s signage and repair any damage caused thereby, and restore the surface of the

Building upon which the sign was affixed, the structure (if applicable), and any other affected areas of the Building to a condition reasonably satisfactory to Landlord.

33.4.          No Representations.  Tenant hereby acknowledges that Landlord has made no representations or warranties to Tenant with respect to the probability of obtaining required permits and approvals for Tenant’s signage, including, without limitation, approval of the availability or location of Tenant’s signage.

33.5.           Existing [●] Signage.  Tenant acknowledges that Applicable Laws may require that the existing [●] signage on the exterior of the Building be maintained in place due to its historical status or for other reasons and Tenant’s signage rights hereunder shall be subject to such Applicable Laws.

34.          Communications, Computer Lines, and Equipment.

34.1.          Lines; Identification Requirements.  After the Delivery Date, as such term applies to the applicable Sub-Phase, Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be left as-is and unused by Tenant for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the “Identification Requirements,” as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may reasonably require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith.  All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”).  Upon the expiration of the Lease Term, or immediately following any earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove all Lines installed by Tenant, and repair any damage caused by such removal.  In the event that Tenant fails to complete such removal and/or fails to repair any damage caused by the removal of any Lines, Landlord may do so and may charge the cost thereof to Tenant plus an administrative fee equal to ten percent (10%) of the cost thereof.  In addition, Landlord reserves the right at any time to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.  Landlord reserves the right to require that Tenant use Landlord’s riser management company.

34.2.          Interference. Tenant shall be responsible to ensure that no Lines or telecommunications or other signal or data reception or transmission equipment installed in the Premises or on the rooftop of the Building pursuant to Section 34 below (“Equipment”)  cause any electrical, electromagnetic, radio frequency, or other interference with the Building Systems or any other equipment of Landlord or any third party (including any telecommunication or other signal or data reception or transmission equipment and/or system in or serving the Project, its occupants, and/or Landlord), or otherwise interfere with the use and enjoyment of the Project by Landlord, any tenant of the Project, or any person or entity that has entered or will enter into an agreement with Landlord to install telecommunications or other signal or data reception or transmission equipment in the Project (collectively, “Interference”).  Upon notice of any Interference, Tenant shall immediately cooperate with Landlord to identify the source of the Interference and shall, within twenty-four (24) hours, if requested by Landlord, cease all operations of Lines and Equipment (except for intermittent testing as approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed) until the Interference has been corrected to the reasonable satisfaction of Landlord, unless Tenant reasonably establishes prior to the expiration of such twenty-four (24) hour period that the Interference is not caused by Tenant’s Lines or Equipment, in which case Tenant may operate its Lines or Equipment pursuant to the terms of this Lease.  Tenant shall be responsible for all costs associated with any tests deemed reasonably necessary to resolve any and all Interference.  If such Interference has not been corrected within ten (10) business days after notice to Tenant of its occurrence, Landlord may (i) require Tenant to remove the specific Line or Equipment causing such Interference, or (ii) eliminate the Interference at Tenant’s expense, provided such Interference is actually caused by Tenant’s Lines or Equipment.  If the lines or equipment of any other party causes Interference with Tenant’s Lines or Equipment, Tenant shall reasonably cooperate with such other party to resolve such Interference in a mutually acceptable manner.

34.3.          Roof-Top Equipment.  Subject to applicable Requirements and rights of any licensees, Landlord, and existing tenants, Tenant may, without charge, install and maintain on available space on the roof of the Building, antennas and satellite dishes and associated cabling, equipment and roof mount and base (collectively the “System”) for data communications and video used in the conduct of Tenant’s business.  Tenant’s right to install and maintain any such System shall be exclusive, if and so long as Tenant leases the entire Building, but subject to the rights of any licensees that exist during such period and provided further that Tenant shall coordinate with Landlord regarding any rooftop uses required by Landlord for the continuing operation and maintenance of the Building.  Prior to any such installation, Tenant shall furnish detailed plans and specifications for the installation to Landlord for approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant’s installation, including of the antenna or satellite dish, any associated electronic or other equipment, wiring, roof mount and base, shall at all times be subject to supervision and reasonable approval by Landlord. Tenant shall be responsible for procuring whatever consents, approvals, licenses or permits that may be required for the use and operation of the System.  Provided that such access is coordinated with Landlord and pre-approved, Tenant shall at all times be permitted access to the area on the roof where any such installation may be made as necessary for the installation, maintenance, repair and replacement thereof. Tenant shall at all times, and at Tenant’s sole expense, be responsible for proper maintenance of any such installation and all governmental permits and approvals required in connection therewith (including compliance with any and all conditions attached thereto). Any such installation shall be deemed to be part of the Premises for purposes of Tenant’s insurance and indemnification obligations hereunder. Tenant may at any time, and shall at expiration or earlier termination of the Term, remove the System, restore the Building to the condition existing prior to Tenant’s installation to the extent reasonably practicable, and repair any damage caused by Tenant’s installation or removal.

35.          Miscellaneous.

35.1.            No Joint Venture.  This Lease does not create any partnership or joint venture or similar relationship between Landlord and Tenant.

35.2.          Successors and Assigns.  Subject to the provisions of Article 17 and Article 22 regarding assignment, all of the provisions, terms, covenants and conditions contained in this Lease shall bind, and inure to the benefit of, the parties and their respective successors and assigns. Construction and Interpretation.  The words “Landlord” and “Tenant” include the plural as well as the singular.  If there is more than one person comprising Tenant, the obligations under this Lease imposed on Tenant are joint and several.  The captions preceding the Articles, Sections and subsections of this Lease are inserted solely for convenience of reference and shall have no effect upon, and shall be disregarded in connection with, the construction and interpretation of this Lease.  All provisions of this Lease have been negotiated at arm’s length between the parties and after advice by counsel and other representatives chosen by each party and the parties are fully informed with respect thereto.  Therefore, this Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof, or by reason of the status of the parties as Landlord or Tenant, and the provisions of this Lease and the Exhibits hereto shall be construed as a whole according to their common meaning in order to effectuate the intent of the parties under the terms of this Lease.

35.3.          Severability.  If any provision of this Lease, or the application thereof to any person or circumstance, is determined to be illegal, invalid or unenforceable, the remainder of this Lease, or its application to persons or circumstances other than those as to which it is illegal, invalid or unenforceable, shall not be affected thereby and shall remain in full force and effect, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under the circumstances, or would frustrate the purposes of this Lease.

35.4.         Entire Agreement.  This Lease and the Exhibits hereto identified in the Basic Lease Information contain all the representations and the entire agreement between the parties with respect to the subject matter hereof and any prior negotiations, correspondence, memoranda, agreements, representations or warranties are replaced in total by this Lease and the Exhibits hereto.  Neither Landlord nor Landlord’s employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members have made any warranties or representations with respect to the Premises or any other portion of the Project, except as expressly set forth in this Lease.   Tenant acknowledges that all brochures and informational materials, as well as all communications from Landlord and Landlord’s employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members prior to the execution of this Lease, including without limitation, statements as to the identity or number of other tenants in the Project, the lease terms applicable to any such tenants or potential tenants, anticipated levels (or any matters which may affect anticipated levels) of expected business or foot traffic, demographic data, and the suitability of the Premises for Tenant’s intended uses, are and were made for informational purposes only, and Tenant agrees that such communications (i) are not and shall not be construed to be representations or warranties of Landlord, Landlord’s employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, or members as to the matters communicated, (ii) have not and will not be relied upon by Tenant, and (iii) have been the subject of independent investigation by Tenant.  Without limiting the generality of the foregoing, Tenant is not relying on any representation, and Landlord does not represent, that any specific retail or office tenant or occupant or number of tenants shall occupy any space or remain open for business in the Project at any time during the Term, and Landlord reserves the right to effect such other tenancies in the Project as Landlord shall determine in the exercise of its sole judgment.

35.5.       Governing Law.  This Lease shall be governed by and construed pursuant to the laws of the State of California.

35.6.       Mandatory Negotiation and Mediation.

(a)          Except as provided in Section 35.6(b) below, Landlord and Tenant agree to first negotiate and then mediate with respect to any claim or dispute arising out of or relating to this Lease, before resorting to court action. Either party may initiate settlement negotiations by providing written notice to the other party, setting forth the subject of the claim or dispute. Landlord and Tenant agree to cooperate in scheduling negotiations and to participate in the settlement negotiations in good faith. If Landlord and Tenant fail to settle such claim or dispute within thirty (30) days after the date of mailing of the notice initiating settlement negotiations or within such additional time period as the parties may agree in writing, the parties agree to submit the matter to JAMS for mediation. Either party may commence mediation by providing to JAMS and the other party a written request for mediation, setting forth the subject of the claim or dispute and the relief requested. Except as provided herein or by written Lease of the parties, the mediation shall be conducted in San Francisco pursuant to the JAMS rules. The parties will cooperate in selecting a mediator from the JAMS panel of neutrals, and in scheduling the mediation proceedings. The parties agree to participate in the mediation in good faith, and to share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by either of the parties, their employees, agents, experts and attorneys, and by the mediator and any other JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any litigation or other proceeding involving the parties, but evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. If JAMS should no longer exist at the time the claim or dispute arises, the matter shall be submitted to its successor entity, or if there is no such successor entity, to the American Arbitration Association or other similar organization mutually agreed upon by the parties, and except as provided herein or by mutual Lease of the parties, the mediation rules of such successor or alternate organization shall apply. Except as may be expressly set forth in any written settlement agreement, should the matter be settled by negotiation or mediation prior to commencing court action, each party shall pay its own attorneys’ fees and costs. Except as provided in Section 35.6(b), neither party may commence an action arising out of or relating to this Lease until expiration of the negotiation period and completion of the initial mediation session in accordance with this Section 35.6. If either party commences an action with respect to a claim or dispute covered by this Section 35.6 without first attempting to resolve the matter through negotiation and mediation, or refuses to negotiate or mediate after a request has been made, then that party shall not be entitled to recover attorneys’ fees and costs, even if such fees and costs would otherwise be available to that party in such action.

(b)          Either party may seek equitable relief to preserve the status quo prior to participating in the negotiation and mediation proceedings required pursuant to this Section 35.6. In addition, the following matters are excluded from mandatory negotiation and mediation hereunder: (i) an unlawful detainer action based upon a monetary Event of Default; and (ii) any matter that is within the jurisdiction of probate, small claims, or bankruptcy court.

(c)          The provisions of this Section 35.6 may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all fees and costs, including reasonable attorneys’ fees, to be paid by the party against which enforcement is ordered. The covenants of Landlord and Tenant contained in this Section 35.6 shall survive the termination of this Lease.

(d)          Nothing contained herein shall enable either party to compel the other party to submit any dispute to arbitration and neither party shall be required to submit a dispute to arbitration prior to commencing an action with respect to a claim or dispute covered by this Section 35.6 so long as such party first complies with terms and conditions of this Section 35.6.

35.7.       Standards of Performance and Approvals.  Unless otherwise provided in this Lease, whenever approval, consent or satisfaction (collectively, an “approval”) is required of a party pursuant to this Lease or an Exhibit hereto, such approval shall not be unreasonably withheld, conditioned or delayed.  Whenever this Lease grants Landlord or Tenant the right to take action, then such party shall act in good faith.  Unless provision is made for a specific time period, approval (or disapproval) shall be given within thirty (30) days after receipt of the request for approval.  The parties have set forth in this Lease their entire understanding with respect to the terms, covenants, conditions and standards pursuant to which their obligations are to be judged and their performance measured, including the provisions of Article 17 with respect to assignments and sublettings.

35.8.       Brokers.  Landlord and Tenant each represent and warrant to the other that no broker, agent, or finder has procured, or was involved in the negotiation of, this Lease on behalf of the representing party and no such broker, agent or finder is or may be entitled to a fee, commission or other compensation in connection with this Lease. Landlord and Tenant shall each indemnify, defend, protect and hold the other harmless from and against Claims that may be asserted against the indemnified party in breach of the foregoing warranty and representation.

35.9.       Memorandum of Lease and Option.  Landlord and Tenant shall execute, acknowledge and deliver a short form memorandum of this Lease and the Option (and any amendment hereto) in form attached hereto as Exhibit L.  In no event shall this Lease or any memorandum thereof be recorded by Landlord or Tenant.

35.10.     Quiet Enjoyment.  Upon paying the Rent and performing all its obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities claiming by or through Landlord, subject, however, to the provisions of this Lease and any Encumbrances.

35.11.    Force Majeure.  If Landlord is unable to perform or delayed in performing any of its obligations under this Lease on account of natural disasters, labor disputes (provided that such labor dispute is industry-wide, and such party is not the particular target of such labor dispute), inability to obtain materials, fuels, energy or reasonable substitutes therefor, governmental action (excluding governmental action resulting from the actions of Landlord or Tenant, e.g., inadequate permit submittals), fire or other acts of God, national emergency, acts of war or terrorism, failure of a third party tenant to fully vacate and surrender its premises as and when required (or delay in doing so), or any other cause of any kind beyond the reasonable control of Landlord (except financial inability) (collectively, “Force Majeure”), Landlord shall not be in default under this Lease and such inability or delay shall in no way constitute a constructive or actual eviction of Tenant. Nothing contained in this Section 35.11 shall be deemed to affect any self-help or abatement rights expressly granted to Tenant under this Lease.

35.12.    Surrender of Premises.  Upon the Expiration Date or earlier termination of this Lease, Tenant shall quietly and peacefully surrender the Premises to Landlord in the condition called for by this Lease, shall deliver to Landlord any keys to the Premises, or any other portion of the Project, and shall provide to Landlord the combination or code of locks on all safes, cabinets, vaults and security systems in the Premises.  On or before the Expiration Date or earlier termination of this Lease, Tenant, at its cost and expense, shall remove all of its personal property from the Premises and repair all damage to the Project caused by such removal.  In addition, Tenant, at its cost and expense, shall remove all Lines installed by or for Tenant that are located within the Premises or, in the case of Lines exclusively serving the Premises, anywhere in the Project, including, without limitation, the Building plenum, risers and all conduits, and repair all damage to the Project caused by such removal as follows:  (i) in the case of the expiration of the Term, Tenant shall remove such Lines and repair such damage on or before the Expiration Date, unless Landlord notifies Tenant, at least thirty (30) days prior to the Expiration Date, that such Lines shall be surrendered with the Premises; and (ii) in the case of the earlier termination of this Lease, Tenant shall remove such Lines and repair such damage promptly after receipt of a notice from Landlord requiring such removal and repair.  Any Lines not required to be removed pursuant to this Section shall become the property of Landlord (without payment by Landlord), and shall be surrendered in good condition and working order, lien free, and properly labeled with an identification system reasonably approved by Landlord.  All personal property of Tenant not removed hereunder shall be deemed, at Landlord’s option, to be abandoned by Tenant and Landlord may, without any liability to Tenant for loss or damage thereto or loss of use thereof, store such property in Tenant’s name at Tenant’s expense and/or dispose of the same in any manner permitted by law.

35.13.    Intentionally Omitted.

35.14.    Exhibits.  The Exhibits specified in the Basic Lease Information are by this reference made a part hereof.

35.15.    Survival of Obligations.  The waivers of claims or rights, the releases and the obligations under this Lease to indemnify, protect, defend and hold harmless Landlord and other

Indemnitees shall survive the expiration or earlier termination of this Lease, and so shall all other obligations or agreements hereunder which by their terms or nature survive the expiration or earlier termination of this Lease.

35.16.    Time of the Essence.  Time is of the essence of this Lease and of the performance of each of the provisions contained in this Lease.

35.17.    Waiver of Trial By Jury.  LANDLORD AND TENANT HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS, TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.

35.18.    Consent to Venue; Waiver of Counterclaim.  Tenant hereby waives any objection to venue in the County of Alameda, and agrees and consents to the personal jurisdiction of the courts of the State of California with respect to any action or proceeding (i) brought by Landlord, Tenant or any other party, relating to (A) this Lease and/or any understandings or prior dealings between the parties hereto, or (B) the Premises, the Project, or any part thereof, or (ii) to which Landlord is a party.  IF LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NON-PAYMENT OF RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, AND ANY SUCH COUNTERCLAIM SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

35.19.    Financial Statements.  If Landlord desires to finance or refinance or sale, transfer or otherwise convey any interest in the Building, or any part thereof, Tenant hereby agrees to deliver to any lender or transferee designated by Landlord, with ten (10) days after request therefor, such financial statements of Tenant as may be reasonably required by such lender or transferee. Such statements shall include the past three years’ financial statements of Tenant.  Notwithstanding anything to the contrary set forth above in this Section 35.19, so long as Tenant’s financial statements are available through publicly available filings with Securities & Exchange Commission or other means readily accessible to members of the public, then Tenant shall not be required to provide such financial statements to Landlord as required in this Section 35.19.

35.20.    Modification of Lease.  This Lease may be modified or amended only by an agreement in writing signed by both parties.

35.21.    No Option.  The submission of this Lease to Tenant for review or execution does not create an option or constitute an offer to Tenant to lease the Premises on the terms and conditions contained herein, and this Lease shall not become effective unless and until it has been executed and delivered by both Landlord and Tenant.

35.22.    Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

35.23.    Compliance with Anti-Terrorism Law.  Each party hereby represent that it is not in violation of any Anti-Terrorism Law.

35.24.    Rent Not Based on Income.  No Rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises.  Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

35.25.    Tenant’s Authority.  Tenant, and each of the persons executing this Lease on behalf of Tenant, represent and warrant that (i) Tenant is a duly formed, authorized and existing corporation, limited liability company, partnership, trust, or other form of entity (as the case may be), (ii) Tenant is qualified to do business in California, (iii) Tenant has the full right and authority to enter into this Lease and to perform all of Tenant’s obligations hereunder, and (iv) each person signing on behalf of Tenant is authorized to do so.  Tenant shall deliver to Landlord, within ten (10) days after Landlord’s request, such certificates, resolutions, or other written assurances authorizing Tenant’s execution and delivery of this Lease, as requested by Landlord from time to time or at any time, in order for Landlord to assess Tenant’s then authority under this Lease.

35.26.    Hazardous Materials Disclosure.  Landlord has delivered to Tenant a copy of the most recent Phase I Environmental Site Assessment regarding the Project.  Exhibit K attached hereto and incorporated by reference herein includes (i) a notice to Tenant regarding Hazardous Materials that Tenant acknowledges that such notice complies with the requirements of Section 25915 et seq. and Section 25359.7 of the California Health and Safety Code; and (ii) a list of all documents regarding the presence of Hazardous Materials provided to Tenant by Landlord; Tenant hereby acknowledges receipt of, and an opportunity to review, all such documents.  As part of Tenant’s obligations under this Lease, Tenant agrees to comply with the California “Connelly Act” and other applicable laws, including providing copies of Landlord’s notification letter to all of Tenant’s “employees” and “owners”, as those terms are defined in the Connelly Act and other applicable laws.  Tenant is familiar with the Existing Environmental Conditions of the Project. Tenant acknowledges that Landlord’s duty to remove, remediate, encapsulate or otherwise address Hazardous Materials shall be satisfied in full by Landlord’s compliance with any O&M plans regarding such Hazardous Materials provided that Landlord shall be responsible to take any action required to correct any violation of Requirements necessary to comply with the terms of any final order or judgment of any court or regulatory agency with jurisdiction over the matter provided that Landlord shall have the right to contest any such order or directive in good faith to the extent permitted by law.

35.27.    Accessibility Disclosure.  To Landlord’s actual knowledge, the Premises have not undergone inspection by a Certified Access Specialist (CASp), as defined in Section 55.52 of the

California Civil Code.  The following statements are included in this Lease solely for the purpose of complying with California Civil Code Section 1938:

A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

In connection with the foregoing, and notwithstanding anything to the contrary elsewhere in this Lease, Landlord hereby advises Tenant that if Tenant elects to request such an inspection, Tenant shall be responsible to pay the fee for such inspection and the cost of any repairs necessary to correct violations of construction-related accessibility standards within the Premises.

35.28.    24/7 Access.  Following the Commencement Date, subject to Landlord’s reasonable access control measures, except when and where Tenant’s right of access is specifically prevented as a result of (i) an emergency, (ii) a Requirement, or (iii) a specific provision set forth in this Lease, Tenant shall have the right of ingress and egress: (a) to the Premises and the roof of the Building, twenty-four (24) hours per day, seven (7) days per week, (except that with respect to access to the roof of the Building, any such access shall be coordinated with Landlord and pre-approved (except in the cases of emergency), which pre-approval shall not be unreasonably withheld, conditioned or delayed; and (b) to the Parking Facility, between 6am and midnight, seven (7) days per week (except that if Tenant requires access to the Parking Facility after midnight or before 6am, Landlord shall arrange for such access, at Tenant’s cost).

35.29.    Counterparts.  This Lease may be executed in counterpart.  All such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

36.          Security Deposit Letter of Credit.

36.1.      Delivery of Security Deposit Letter of Credit.  Concurrently with the execution and delivery of this Lease, Tenant shall deliver to Landlord, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages that Landlord is entitled to under Sections 20.2 and 20.3 of the Lease as a result of any Event of Default by Tenant, an irrevocable and unconditional negotiable standby letter of credit (the "Security Deposit Letter of Credit") in the amount of Seventy Five Million Dollars ($75,000,000.00) (the “Security Deposit Letter of Credit Amount"), in the form attached hereto as Exhibit R, payable upon presentation to an operating retail branch located in the San Francisco Bay Area, running in favor of Landlord and issued by a solvent, nationally recognized bank reasonably acceptable to Landlord and with a long term rating from Standard and Poor's Professional Rating Service of A or a comparable rating from Moody's Professional Rating Service or higher, under the supervision of the Superintendent of Banks of the State of California, it being understood and agreed that JPMORGAN CHASE BANK, N.A., is approved as an issuer.  The Security Deposit Letter of Credit shall also be governed by the provisions of Exhibit Q of this Lease.

36.2.      Application of Letter of Credit.  Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Security Deposit Letter of Credit upon the occurrence of any Event of Default on the part of Tenant under this Lease.  If an Event of Default by Tenant occurs, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the Letter of Credit, in part or in whole, to cure such Event of Default and/or to compensate Landlord for any and all damages that Landlord is entitled to as a result of such Event of Default under Sections 20.2 and 20.3 of this Lease. The use, application or retention of the Security Deposit Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any Applicable Laws, it being intended that Landlord shall not first be required to proceed against the Security Deposit Letter of Credit, and the use, application or retention of the Security Deposit Letter of Credit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.  Tenant agrees, after an Event of Default or any other time that Landlord is entitled to draw on the Security Deposit Letter of Credit, not to interfere in any way with payment to Landlord of the proceeds of the Security Deposit Letter of Credit, either prior to or following a "draw" by Landlord of any portion of the Security Deposit Letter of Credit.  No condition or term of this Lease shall be deemed to render the Security Deposit Letter of Credit conditional to justify the issuer of the Security Deposit Letter of Credit in failing to honor a drawing upon such Security Deposit Letter of Credit in a timely manner.  Tenant agrees and acknowledges that (a) the Security Deposit Letter of Credit constitutes a separate and independent contract between Landlord and the Bank, (b) Tenant is not a third party beneficiary of such contract, and (c) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the Security Deposit Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U.S. Bankruptcy Code or otherwise.

If, for any reason, the amount of the Security Deposit Letter of Credit becomes less than the Security Deposit Letter of Credit Amount, Tenant shall, within ten (10) business days of demand, either provide Landlord with a cash security deposit equal to such difference or provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Security Deposit Letter of Credit Amount or an amendment to the existing Security Deposit Letter of Credit to increase the Security Deposit Letter of Credit Amount by the deficiency), and any such additional (or replacement) letter of credit or letter of credit amendments shall comply with all of the provisions of this Article and Exhibit Q, and if Tenant fails to comply with the foregoing, then, notwithstanding anything to the contrary contained in this Article or Exhibit Q, then at Landlord’s option, such failure shall be an Event of Default under the Lease. If Tenant furnishes cash for the deficiency amount in accordance with the preceding sentence, Tenant may thereafter deposit an additional letter of credit(s) or replacement letter of credit in accordance with this Section, in which case, Landlord shall return such cash proceeds to Tenant within ten (10) days after receipt of such letter of credit.  Without limiting the generality of the foregoing, if the Security Deposit Letter of Credit expires earlier than the LC Expiration Date applicable to the Security Deposit Letter of Credit, Landlord shall accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the Security Deposit Letter of Credit), which shall be irrevocable and automatically renewable (or renewable through amendment) through the LC Expiration Date applicable to the Security Deposit Letter of Credit upon the same terms as the expiring Security Deposit Letter of Credit or such other terms as may be acceptable to Landlord in its reasonable discretion.  However, if the Security Deposit Letter of Credit is not timely renewed, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Article and Exhibit Q, such shall constitute an Event of Default under the Lease and Landlord shall have the right to present the Security Deposit Letter of Credit to the Bank in accordance with the terms of this Article and Exhibit Q, and draw upon the Letter of Credit, in part or in whole, to cure such Event of Default and/or to compensate Landlord for any and all damages that Landlord is entitled to as a result of such Event of Default under Sections 20.2 and 20.3 of the Lease.  Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord's other assets.

36.3.      Security Deposit.  Any proceeds drawn under the Security Deposit Letter of Credit and not applied as set forth above shall be held by Landlord as a security deposit (the "Security Deposit").  No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit, and Landlord shall not be required to keep the Security Deposit separate from its general accounts.  The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant.  If there is an Event of Default Landlord may (but shall not be obligated to), and without prejudice to any other remedy available to Landlord, use, apply or retain all or any portion of the Security Deposit to cure such Event of Default and/or to compensate Landlord for any and all damages that Landlord is entitled to as a result of such Event of Default under Sections 20.2 and 20.3 of the Lease.  Tenant hereby waives the provisions of California Civil Code Section 1950.7, or any similar or successor laws now or hereinafter in effect, that restrict Landlord's use or application of the Security Deposit, or that provide specific time periods for return of the Security Deposit.  Without limiting the generality of the foregoing, Tenant expressly agrees that if Landlord terminates this Lease due to an Event of Default or if Tenant terminates this Lease in a bankruptcy proceeding, Landlord shall be entitled to hold the Security Deposit until the amount of damages recoverable pursuant to California Civil Code Section 1951.2 is finally determined.  If Landlord uses or applies all or any portion of the Security Deposit as provided above, Tenant shall within ten (10) business days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the then-applicable Security Deposit Letter of Credit Amount or provide a replacement letter of credit meeting the requirements of this Article 36, and Tenant's failure to do so shall, at Landlord's option, be an Event of Default under this Lease.  At any time that Landlord is holding proceeds of the Security Deposit Letter of Credit pursuant to this Article 36, Tenant may deposit a Security Deposit Letter of Credit that complies with all requirements of this Article 36, in which event Landlord shall return the Security Deposit to Tenant within ten (10) days after receipt of the Security Deposit Letter of Credit.  If Tenant performs all of Tenant's obligations hereunder, the Security Deposit, or so much thereof as has not previously been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) within ninety (90) days following the later of the expiration of the Lease Term or Tenant's vacation and surrender of the Premises in accordance with the requirements of this Lease.  Landlord's return of the Security Deposit or any part thereof shall not be construed as an admission that Tenant has performed all of its obligations under this Lease.  Upon termination of Landlord's interest in this Lease, if Landlord transfers the Security Deposit (or the amount of the Security Deposit remaining after any permitted deductions) to Landlord's successor in interest, and thereafter notifies Tenant of such transfer and the name and address of the transferee, then Landlord shall be relieved of any further liability with respect to the Security Deposit. This Section 36.3 is subject to the terms and conditions of Section 36.4 below.

36.4       If Tenant does not exercise Purchase Option or Closing Does Not Occur.

a.    If, as of the last day of the Purchase Option Period, (i) Tenant is Investment Grade, (ii) there is no Event of Default that has not been cured, and (iii) Landlord does not otherwise have a right to draw on the Security Deposit Letter of Credit (or if Landlord does have the right to draw on the Security Deposit Letter of Credit then Landlord may draw on the Security Deposit Letter of Credit and shall return any undrawn amount to Tenant), and the Closing does not occur for any reason, including, without limitation, because Tenant did not exercise the Purchase Option or default on Tenant’s obligations with respect to the Purchase Option, then the Security Deposit Letter of Credit shall be returned to Tenant within ninety (90) days and, thereafter, there shall be no requirement for a Security Deposit (or Security Deposit Letter of Credit) under this Lease.

b.    If, as of the last day of the Purchase Option Period, Tenant is not Investment Grade, and the Closing does not occur for any reason, including, without limitation, because Tenant did not exercise the Purchase Option or default on Tenant’s obligations with respect to the Purchase Option, then (i) if the Closing did not occur in accordance with Sections 31.9(b), 31.9(c)(ii), 31.9(d), or 31.9(e)(i), but this Lease continues in effect thereafter, Landlord shall continue to hold the Security Deposit Letter of Credit in accordance with the terms of this Lease for the balance of the Term; however, the Security Deposit Letter of Credit Amount may be reduced from time to time upon satisfaction of the conditions set forth in Section 36.5 below; and (ii) if the Closing does not occur for any other reason, then Landlord shall have the right to immediately draw on the full amount of the Security Deposit Letter of Credit on or after the earlier of (x) the day after the last day of the Purchase Option Period if Tenant has not exercised the Purchase Option as of such date in accordance with this Lease, or (y) the day after the Closing was scheduled to occur, but did not occur, if Tenant had exercised the Purchase Option in accordance with this Lease but Closing does not occur in accordance with the Purchase Agreement (unless the Purchase Option Period is reinstated in accordance with Section 31.9(a) or Closing does not occur due to Landlord breach under Section 31.9(b)), and Landlord shall have the right to retain all such drawn funds as additional Rent (without reduction or offset of any of Tenant’s obligations under the Lease) and Landlord shall have no obligation to hold such drawn sums as security, notwithstanding any contrary terms in Section 36.3 above.  In such event, Tenant shall have no further obligations to provide the Security Deposit Letter of Credit.

36.5             Reduction in Security Deposit Letter of Credit Amount.  If the provisions of Section 36.4(b)(i) apply, then upon the following dates, provided that as of such dates, (i) Tenant is Investment Grade, and (ii) there is no uncured Event of Default and Landlord does not then otherwise have a right to draw on the Security Deposit Letter of Credit, the Security Deposit Letter of Credit Amount shall be eligible for reductions of twenty percent (20%) of the original  Security Deposit Letter of Credit Amount:

(i) on the fifth (5th) anniversary of the Commencement Date;

(ii) on the tenth (10th) anniversary of the Commencement Date;

(iii) on the fifteenth (15th) anniversary of the Commencement Date; and

(iv) on the twentieth (20th) anniversary of the Commencement Date.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Lease as of the Lease Date.

LANDLORD:

a

By:

Name:

Title:

TENANT:

a

By:

Name:

Title:

By:

Name:

Title:

EXHIBIT A

SITE PLAN

[Intentionally omitted]

Exhibit A-1

EXHIBIT B

DESCRIPTION OF PREMISES

[Intentionally omitted]

Exhibit B-1

EXHIBIT C

CONFIRMATION OF
[COMMENCEMENT DATE AND] DELIVERY DATE

[Intentionally omitted]

Exhibit C-1

EXHIBIT D-1

WORK LETTER FOR

LANDLORD’S WORK AND TENANT IMPROVEMENTS

[Intentionally omitted]

Exhibit D-1

EXHIBIT D-2

BASE BUILDING WORK LETTER

[Intentionally omitted]

Exhibit D-2

EXHIBIT D-3

SEISMIC WORK LETTER

[Intentionally omitted]

Exhibit D-3

EXHIBIT E

[Intentionally omitted]

Exhibit E

EXHIBIT F

RULES AND REGULATIONS

[Intentionally omitted]

Exhibit F

EXHIBIT F-1

RULES AND REGULATIONS FOR USE OF BUILDING STAIRWELLS

[Intentionally omitted]

Exhibit F-1

EXHIBIT G

SNDA

[Intentionally omitted]

Exhibit G

EXHIBIT H

SUBDIVISION – APPROXIMATE BOUNDARY OF PROPERTY LINE

[Intentionally omitted]

Exhibit H-1

EXHIBIT I

PURCHASE AGREEMENT

[Intentionally omitted]

Exhibit I

EXHIBIT J

RECIPROCAL EASEMENT AGREEMENT TERMS

[Intentionally omitted]

Exhibit J-1

EXHIBIT K

DISCLOSURE NOTICE REGARDING
HAZARDOUS MATERIALS AND LIST OF
ENVIRONMENTAL DOCUMENTS

[Intentionally Omitted]

Exhibit K

EXHIBIT L

MEMORANDUM OF LEASE AND OPTION

[Intentionally omitted]

Exhibit L

EXHIBIT A
TO
MEMORANDUM OF LEASE

[Intentionally omitted]

Exhibit L

EXHIBIT M

FORM OF ESTOPPEL CERTIFICATE

[Intentionally omitted]

Exhibit M

EXHIBIT N

LANDLORD CERTIFICATE

[Intentionally omitted]

Exhibit N

EXHIBIT A

LIST OF CONTRACTS

[Intentionally omitted]

Exhibit N

EXHIBIT A

List of Contracts

[Intentionally Omitted]

Exhibit N

EXHIBIT B

LIST OF LEASES

[Intentionally omitted]

Exhibit N

EXHIBIT B

LIST OF LEASES

[Intentionally Omitted]

Exhibit N

EXHIBIT C

DISCLOSURE ITEMS

[Intentionally omitted]

Exhibit N

EXHIBIT C

DISCLOSURE ITEMS

[Intentionally Omitted]

Exhibit N

EXHIBIT O

LANDLORD BUDGET

[Intentionally omitted]

Exhibit O

EXHIBIT P

OPTION PAYMENT LETTER OF CREDIT FORM

[Intentionally omitted]

Exhibit P

EXHIBIT A

[Intentionally omitted]

Exhibit P

EXHIBIT Q

LETTER OF CREDIT TERMS

[Intentionally omitted]

Exhibit Q

EXHIBIT R

SECURITY DEPOSIT LETTER OF CREDIT FORM

[Intentionally omitted]

Exhibit R

SCHEDULE 1:  PHASES AND SUBPHASES; OFFICE SPACE

[Intentionally omitted]

Schedule 1-1

EXHIBIT B

Permitted Exceptions

1.	General and special taxes and assessments for the fiscal year 2020, a lien not yet due or payable.

2.
The land lies within the boundaries of proposed community facilities District No. 2014-1, as disclosed by a map filed August 24, 2015 in Book 18, Page 65 of maps of assessment and community facilities districts.

3.
The lien of special tax assessed pursuant to Chapter 2.5 commencing with Section 53311 of the California Government Code for Community Facilities District No. A/C-3, as disclosed by Notice of Special Tax Lien recorded January 31, 2019 as Instrument No. 2019015593 of Official Records. None due and payable at Date of Policy.

4.
The lien of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code as a result of the transfer or title to the vestee named in Schedule A or as a result of changes in ownership or new construction occurring on or after the Date of Policy.

5.
Covenants, conditions and restrictions contained in Ordinance No. 8005 C.M.S. granting a franchise to Kaiser Center Properties and Kaiser Center, Inc., to construct, maintain and operate a tunnel and bridge for the transportation of people and material under and over certain designated areas in 21st Street, dated July 24, 1969, as affected by Ordinance No. 12733 C.M.S., dated March 7, 2006.

6.	The terms and provisions contained in the document entitled "Notice of Limitation of Use of Property" recorded February 07, 1997 as Instrument No. 97038930 of Official Records.

7.
Rights of parties in possession as tenants only with no option to purchase or right of first refusal to purchase all or any portion of the Land under the leases described in Exhibit B to the Landlord Certificate attached to the Lease Agreement as Exhibit N, including, without limitation, the terms and provisions of an unrecorded lease dated November 19, 2003, by and between Oakland Corporate Center, L.L.C., a Delaware limited liability company as lessor and Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership as lessee, as disclosed by a Memorandum of Parking Lease recorded December 10, 2003 as Instrument No. 2003717853 of Official Records.

8.	Documents recorded in connection with any debt financing obtained by Landlord in connection with its purchase of the Project and which are the subject of the Closing SNDA.

9.	The Closing SNDA.

10.
An easement for temporary construction and incidental purposes, which may include (i) certain rights to temporary staging on the shared drive aisle provided that certain minimum required usage can still be achieved; (ii) the right to temporary crane swing areas subject

Exhibit B

to customary protections and limitations, including restrictions on picked loads over occupied areas; and (iii) the right to access other neighboring parcels for purposes of performing work necessary to ensure lateral and subjacent support pursuant to Civil Code Section 832 subject to customary protections and limitations including provisions with respect to any underpinning equipment that may be left in place.

11.	A utility easement as reasonably necessary to ensure normal utility service to the Project.

12.
A non-exclusive pedestrian and vehicle access easements on their respective parcels as necessary for the normal operation of the Project as currently configured and operated, and as will be configured given the 20th Street streetscape improvements to be undertaken by the City.

Exhibit B

EXHIBIT C

Prohibited Changes

For purposes of this Agreement, “Prohibited Changes” shall mean any of the following changes, unless such items were approved by PG&E:

●
Approving the undertaking of any Leasing Action, except (i) pursuant to the exercise by an existing tenant of a renewal, extension or expansion option or other right contained in such existing tenant's Lease; or (ii) in connection with the termination of any Lease and/or removal of any existing tenant under any Lease by reason of a default of the tenant under the subject Lease.

●
Approving any new Contract, or renewal, extension, modification or replacement of any existing Contracts other than in the ordinary course of business or unless such Contract is terminable upon thirty (30) days’ or less notice without payment of any fees or penalty; provided, TMG may approve the termination or cause to be terminated any management agreement(s) with the existing property manager of the Building, all brokerage or leasing agreements with brokers, and the Lease governing the existing property manager’s leased space in the Building.

●
Taking or approving any action or executing any document in connection with that certain Ordinance 8005 C.M.S. Dated July 24, 1969 Granting a Franchise to Construct, Maintain and Operate a Bridge and Tunnel at 21st Street (The Kaiser Center) in the City of Oakland and/or that certain Tunnel and Bridge Agreement, dated December, 1983, as assigned and amended.

For the purposes of this Exhibit C:

●
“Leasing Action” shall mean any of the following: (i) entering into a new Lease, (ii) modifying or amending any Lease, (iii) consenting to any assignment or sublease in connection with any Lease, and (iv) terminating any Lease and/or removing any tenant under any Lease, whether by summary proceedings or otherwise.

●
“Lease(s)” shall individually and collectively (as the context so requires) mean any and all unexpired leases, occupancy agreements, similar licenses to occupy and any other agreements for the use, possession, or occupancy of any portions of the Building, including, without limitation, tenant guaranties delivered in connection with any of the foregoing.

●
“Contracts” shall collectively mean service contracts and other agreements with respect to the Project, including any contract(s) to furnish supervision, labor, materials, and equipment to the Project.

Exhibit C

EXHIBIT D

FINANCING CONTINGENCY MINIMUM ACCEPTABLE TERMS

●	Loan Amount: $500mm disbursed as follows:

	●	65% of loan to costs funded at Closing and

	●	65% of all subsequent capital needs as needed

●	Interest Rate: < L+240, with a 140 floor

●	Fees: No greater than 0.85% of principal balance.

●	Loan Term: 4 years initial term with:

	●	Up to two (2) one (1) year extensions (extension fees not to exceed 0.25% of principal balance);

	●	The ability to release the Tower from the lien of the Loan at any time following completion of the subdivision process; and

	●	Any lockout, spread maintenance, or prepayment penalty period shall be 2 years or less

●	Recourse/Guaranties: Loan non-recourse subject to commercially standard bad boy carve-outs (including environmental indemnity) for which Landlord and TMG Bay Area Investments II, LLC shall be liable.

●
Lender pre-approves Lease and agrees to sign an SNDA meeting the criteria of Section 21.1 of the Lease or as otherwise approved by PG&E containing at a minimum Lender’s obligation to assume Landlord’s obligations under the Lease relating to the construction obligations and the Purchase Option obligations in the event of a Lender foreclosure.

Exhibit D